EXHIBIT 2.1 EXECUTION VERSION AGREEMENT AND PLAN OF MERGER AND PLAN OF REORGANIZATION by and among DRAFTKINGS INC., DRAFTKINGS HOLDINGS INC., FORTUNE MERGER SUB INC., FORTUNE MERGER SUB LLC, JACKPOCKET INC., and SHAREHOLDER REPRESENTATIVE SERVICES LLC, Dated as of February 11, 2024

TABLE OF CONTENTS Page -i- ARTICLE I THE MERGERS; CLOSING; INITIAL EFFECTIVE TIME; SUBSEQUENT EFFECTIVE TIME; PAYMENTS AT CLOSING ........................................................... 3 1.1 The Initial Merger; Effects of the Initial Merger ............................................................... 3 1.2 The Subsequent Merger; Effects of the Subsequent Merger ............................................. 3 1.3 Closing ............................................................................................................................... 3 1.4 Initial Merger Effective Time and Subsequent Merger Effective Time ............................ 3 1.5 Governing Documents ....................................................................................................... 4 1.6 Directors and Officers of the Initial Surviving Company .................................................. 4 1.7 Directors and Officers of the Subsequent Surviving Company ......................................... 4 1.8 Additional Actions ............................................................................................................. 4 ARTICLE II PURCHASE PRICE; EFFECT ON SHARES ....................................................................... 5 2.1 Effect on Capital Stock and Merger Sub I ......................................................................... 5 2.2 Effect of Subsequent Merger on Initial Surviving Company ............................................ 6 2.3 Estimated Closing Statement. ............................................................................................ 7 2.4 Purchase Price Holdbacks. ................................................................................................. 8 2.5 Closing Payment Procedures. ............................................................................................ 9 2.6 Post-Closing Statement. ................................................................................................... 10 2.7 Post-Closing Adjustment Payments. ................................................................................ 13 2.8 Withholding Rights .......................................................................................................... 13 2.9 No Interest........................................................................................................................ 14 2.10 Treatment of Equity Awards. ........................................................................................... 14 2.11 Treatment of Company Warrants ..................................................................................... 15 2.12 Equitable Adjustments ..................................................................................................... 15 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY ............................... 15 3.1 Organization, Good Standing and Qualification .............................................................. 16 3.2 Capital Structure. ............................................................................................................. 16 3.3 Authority; Approval. ........................................................................................................ 18 3.4 Governmental Filings; No Violations; Certain Contracts, Etc. ....................................... 18 3.5 Financial Statements; Filings. .......................................................................................... 19 3.6 Absence of Certain Changes ............................................................................................ 20 3.7 No Undisclosed Liabilities ............................................................................................... 20 3.8 Legal Proceedings. ........................................................................................................... 21 3.9 Employee Benefits. .......................................................................................................... 21

TABLE OF CONTENTS (continued) Page -ii- 3.10 Labor Matters. .................................................................................................................. 22 3.11 Compliance with Laws; Licenses. ................................................................................... 23 3.12 Takeover Statutes ............................................................................................................. 26 3.13 Material Contracts. ........................................................................................................... 26 3.14 Real Property. .................................................................................................................. 29 3.15 Environmental Matters .................................................................................................... 29 3.16 Taxes ................................................................................................................................ 30 3.17 Intellectual Property; IT Assets; Data Privacy. ................................................................ 32 3.18 Personal Property ............................................................................................................. 34 3.19 Insurance .......................................................................................................................... 35 3.20 Suppliers and Gaming Authorities. .................................................................................. 35 3.21 Related Party Transactions .............................................................................................. 35 3.22 Bank Accounts ................................................................................................................. 35 3.23 Brokers and Finders ......................................................................................................... 36 3.24 Private Placement ............................................................................................................ 36 3.25 Accredited Investors ........................................................................................................ 36 3.26 Trade Allowances ............................................................................................................ 36 3.27 Working Capital ............................................................................................................... 36 3.28 Products ........................................................................................................................... 36 3.29 Information ...................................................................................................................... 37 3.30 Non-Reliance ................................................................................................................... 37 3.31 No Other Representations or Warranties ......................................................................... 37 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT, DK HOLDCO, MERGER SUB I AND MERGER SUB II ...................................................................... 37 4.1 Organization, Good Standing and Qualification .............................................................. 38 4.2 Parent Common Stock ..................................................................................................... 38 4.3 Authority; Approval ......................................................................................................... 38 4.4 Governmental Filings; No Violations. ............................................................................. 38 4.5 Public Filings ................................................................................................................... 39 4.6 Legal Proceedings ............................................................................................................ 39 4.7 Available Funds ............................................................................................................... 40 4.8 Merger Sub I and DK HoldCo ......................................................................................... 40 4.9 Merger Sub II ................................................................................................................... 40

TABLE OF CONTENTS (continued) Page -iii- 4.10 Brokers and Finders ......................................................................................................... 40 4.11 Tax Matters. ..................................................................................................................... 40 4.12 Capitalization ................................................................................................................... 41 4.13 Absence of Certain Changes ............................................................................................ 41 4.14 Non-Reliance ................................................................................................................... 41 4.15 No Other Representations or Warranties ......................................................................... 41 ARTICLE V COVENANTS ...................................................................................................................... 42 5.1 Interim Operations. .......................................................................................................... 42 5.2 Cooperation; Status Updates ............................................................................................ 46 5.3 Regulatory Filings and Approvals ................................................................................... 46 5.4 No Solicitation of Acquisition Proposals or Change in Recommendation. ..................... 49 5.5 Required Stockholder Approval ...................................................................................... 50 5.6 Stockholder Support Agreements .................................................................................... 51 5.7 Information Statement ..................................................................................................... 51 5.8 Third-Party Consents ....................................................................................................... 52 5.9 Access and Reports; Retention of Books and Records .................................................... 52 5.10 Publicity ........................................................................................................................... 53 5.11 Employee Benefits. .......................................................................................................... 53 5.12 Indemnification; Directors’ and Officers’ Insurance. ...................................................... 55 5.13 Confidentiality ................................................................................................................. 56 5.14 Tax Matters. ..................................................................................................................... 56 5.15 Takeover Statutes ............................................................................................................. 61 5.16 R&W Insurance Policy. ................................................................................................... 61 5.17 Transfer of Private Placement Shares; Registration Statement ....................................... 61 5.18 Director and Officer Resignations ................................................................................... 65 5.19 Delivery of Data Room .................................................................................................... 65 5.20 Company Indebtedness .................................................................................................... 65 5.21 Lobbying .......................................................................................................................... 66 5.22 Continued Licensure ........................................................................................................ 66 5.23 Further Assurances .......................................................................................................... 66 ARTICLE VI CONDITIONS .................................................................................................................... 66 6.1 Conditions to Each Party’s Obligation to Consummate the Transactions ....................... 66

TABLE OF CONTENTS (continued) Page -iv- 6.2 Conditions to Obligation of Parent, DK HoldCo, Merger Sub and Merger Sub I ........... 66 6.3 Conditions to Obligation of the Company ....................................................................... 69 ARTICLE VII TERMINATION ............................................................................................................... 70 7.1 Termination by Mutual Written Consent ......................................................................... 70 7.2 Termination by Either Parent or the Company ................................................................ 70 7.3 Termination by Parent ..................................................................................................... 71 7.4 Termination by the Company .......................................................................................... 71 7.5 Effect of Termination and Abandonment ........................................................................ 71 7.6 Bridge Loan ..................................................................................................................... 71 7.7 Treatment of Extension Payment ..................................................................................... 73 ARTICLE VIII SURVIVAL; INDEMNIFICATION ................................................................................ 73 8.1 Survival. ........................................................................................................................... 73 8.2 Indemnification by Company Stockholders. .................................................................... 74 8.3 Claim Procedures. ............................................................................................................ 76 8.4 Recoveries. ....................................................................................................................... 77 8.5 Indemnity Payments. ....................................................................................................... 78 8.6 Exclusive Remedies ......................................................................................................... 79 8.7 No Effect on R&W Insurance Policy ............................................................................... 79 ARTICLE IX STOCKHOLDER REPRESENTATIVE ............................................................................ 79 9.1 Acknowledgement ........................................................................................................... 79 9.2 Stockholder Representative Expense Amount ................................................................. 81 9.3 Exculpation and Indemnification of Stockholder Representative .................................... 81 9.4 Reliance ........................................................................................................................... 82 9.5 Replacement of the Stockholder Representative ............................................................. 82 ARTICLE X MISCELLANEOUS AND GENERAL ............................................................................... 82 10.1 Modification or Amendment; Waiver .............................................................................. 82 10.2 Expenses .......................................................................................................................... 82 10.3 Counterparts ..................................................................................................................... 83 10.4 Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury; Specific Performance. .............................................................. 83 10.5 Notices ............................................................................................................................. 84 10.6 Entire Agreement ............................................................................................................. 85 10.7 No Third Party Beneficiaries ........................................................................................... 85

TABLE OF CONTENTS (continued) Page -v- 10.8 Obligations of Parent and of the Company ...................................................................... 85 10.9 Severability ...................................................................................................................... 85 10.10 Interpretation; Construction. ............................................................................................ 86 10.11 Successors and Assigns ................................................................................................... 87 10.12 Fulfillment of Obligations................................................................................................ 87 10.13 Waiver of Conflicts; Privilege ......................................................................................... 87

-vi- SCHEDULES AND EXHIBITS Schedule I: List of Voting Company Stockholders Schedule II: Schedule III: List of Certain Voting Company Stockholders List of Certain Holders of Company Options Exhibit A: Definitions Exhibit B: Written Consent Exhibit C: Support Agreement Exhibit D: Option Acknowledgment Agreement Exhibit E: Illustrative Estimated Closing Statement Exhibit F: Illustrative Working Capital Calculation Exhibit G: Form of Non-Disclosure Agreement Exhibit H: Management Incentive Plan Exhibit I: Company Tax Representation Letter Exhibit J: Parent Tax Representation Letter Exhibit K: Selling Stockholder Questionnaire

-1- AGREEMENT AND PLAN OF MERGER AND PLAN OF REORGANIZATION This AGREEMENT AND PLAN OF MERGER AND PLAN OF REORGANIZATION (as amended or restated from time to time, this “Agreement”), dated as of February 11, 2024, is entered into by and among DraftKings Inc., a Nevada corporation (“Parent”), DraftKings Holdings Inc., a Nevada corporation and a direct and wholly-owned subsidiary of Parent (“DK HoldCo”), Fortune Merger Sub Inc., a Delaware corporation and a direct and wholly-owned subsidiary of DK HoldCo (“Merger Sub I”), Fortune Merger Sub LLC, a Delaware limited liability company and a direct and wholly-owned subsidiary of DK HoldCo (“Merger Sub II”), JackPocket Inc., a Delaware corporation (the “Company”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as representative, agent and attorney-in-fact of the Company Securityholders (the “Stockholder Representative”). All of the signatories to this Agreement are collectively referred to as the “Parties” and individually as a “Party.” RECITALS WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub I shall merge with and into the Company (the “Initial Merger”), with the Company surviving the Initial Merger as the surviving corporation (the “Initial Surviving Company”), pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”); WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth in this Agreement, promptly following the consummation of the Initial Merger, the Initial Surviving Company shall merge with and into Merger Sub II (the “Subsequent Merger”, together with the Initial Merger, the “Mergers”), with Merger Sub II surviving the Subsequent Merger as the surviving company (the “Subsequent Surviving Company”), pursuant to the provisions of the DGCL and the Delaware Limited Liability Company Act (the “DLLCA”); WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement (the “Transactions”), (b) determined that this Agreement and the Transactions are fair to, and in the best interests of, the Company and the holders of shares of the Company’s common stock, $0.00001 par value (“Common Stock”), Series Seed Preferred Stock, $0.00001 par value (“Seed Stock”), Series A Preferred Stock, $0.00001 par value (“Class A Stock”), Series B Preferred Stock, $0.00001 par value (“Class B Stock”), Series B-1 Preferred Stock, $0.00001 par value (“Class B-1 Stock”), Series C-1 Preferred Stock, $0.00001 par value (“Class C-1 Stock”), Series C-2 Preferred Stock, $0.00001 par value (“Class C-2 Stock”), Series C-3 Preferred Stock, $0.00001 par value (“Class C-3 Stock”, and together with the Class C-1 Stock and Class C-2 Stock, the “Class C Preferred Stock”), Series D-1 Preferred Stock, $0.00001 par value (“Class D-1 Stock”), Series D-2 Preferred Stock, $0.00001 par value (“Class D-2 Stock”) and Series D-3 Preferred Stock, $0.00001 par value (“Class D-3 Stock”, and together with the Common Stock, Seed Stock, Class A Stock, Class B Stock, Class B-1 Stock, Class C-1 Stock, Class C-2 Stock, Class C-3 Stock, Class D-1 Stock and Class D-2 Stock, the “Company Capital Stock”), (c) directed that this Agreement be submitted to the holders of Company Capital Stock (the “Company Stockholders”) for their adoption and (d) resolved to recommend that the Company Stockholders adopt this Agreement; WHEREAS, DK HoldCo, as the sole shareholder of Merger Sub I, has (a) determined that this Agreement and the Transactions are fair and advisable to, and in the commercial interests of, DK HoldCo and Merger Sub I, (b) approved and adopted this Agreement, and (c) authorized and approved the Transactions, including Merger Sub I’s execution and delivery of this Agreement;

-2- WHEREAS, DK HoldCo, as the sole member of Merger Sub II, has (a) determined that this Agreement and the Transactions are fair and advisable to, and in the commercial interests of, DK HoldCo and Merger Sub II, (b) approved and adopted this Agreement, and (c) authorized and approved the Transactions, including Merger Sub II’s execution and delivery of this Agreement; WHEREAS, the board of directors of Parent has (a) determined that this Agreement and the Transactions are fair and advisable to, and in the commercial interests of, Parent, (b) approved and adopted this Agreement, and (c) authorized and approved the Transactions, including Parent’s execution and delivery of this Agreement; WHEREAS, for U.S. federal and applicable state and local income Tax purposes, the Parties intend that (i) the Initial Merger and the Subsequent Merger be treated as a single integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the “Code”), and the Treasury regulations promulgated thereunder, (ii) Parent, DK HoldCo and the Company each be a party to such reorganization within the meaning of Section 368(b) of the Code and (iii) this Agreement constitute a “plan of reorganization” within the meaning of Treasury regulations sections 1.368-2(g) and 1.368-3(a) (clauses (i)-(iii), collectively, the “Intended Tax Treatment”); WHEREAS, as an inducement to Parent’s, DK HoldCo’s, Merger Sub I’s and Merger Sub II’s willingness to enter into this Agreement, (i) prior to the end of the Initial Stockholder Consent Delivery Period, and as a condition to the obligations of Parent, DK HoldCo, Merger Sub I and Merger Sub II hereunder, the Company Stockholders listed on Schedule I constituting the Required Stockholder Approval shall have executed and delivered written consents in the form attached hereto as Exhibit B (each, a “Written Consent”), (ii) prior to the Closing Date, Company Stockholders holding no less than ninety percent (90%) of the issued and outstanding shares of Company Capital Stock shall have executed and delivered support agreements in the form attached hereto as Exhibit C (each, a “Support Agreement”), which, in the case of certain Company Stockholders so designated on Schedule II, shall include customary covenants regarding confidentiality, non-competition and non-solicitation (with such covenants to be effective as of the Closing), (iii) as a condition to payment of any amount owed to or the issuance of any securities to holders of Company Options hereunder, holders of Company Options shall have first executed and delivered option acknowledgment agreements in the form attached hereto as Exhibit D (each, an “Option Acknowledgment Agreement”), which, in the case of certain holders of Company Options so designated on Schedule III, shall include customary covenants regarding confidentiality, non-competition and non-solicitation (with such covenants to be effective as of the Closing) and (iv) concurrently with the execution and delivery of this Agreement, the Designated Stockholder has executed and delivered a Support Agreement and the Designated Optionholder has executed and delivered an Option Acknowledgment Agreement, which, in each case, include customary covenants regarding confidentiality, non-competition and non-solicitation (with such covenants to be effective as of the Closing); WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent’s, DK HoldCo’s, Merger Sub I’s and Merger Sub II’s willingness to enter into this Agreement, the Designated Stockholder shall have executed an offer of employment letter (an “Offer Letter”), which, for the avoidance of doubt, shall include customary covenants regarding confidentiality and non-solicitation (with such covenants to be effective as of the Closing); and WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement. NOW, THEREFORE, in consideration of the promises, and of the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt

-3- and sufficiency of which are hereby acknowledged, accepted and agreed to, the Parties, intending to be legally bound, hereby agree as follows: ARTICLE I THE MERGERS; CLOSING; INITIAL EFFECTIVE TIME; SUBSEQUENT EFFECTIVE TIME; PAYMENTS AT CLOSING 1.1 The Initial Merger; Effects of the Initial Merger. On the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, (a) at the Initial Effective Time, Merger Sub I will be merged with and into the Company in accordance with the DGCL and the separate corporate existence of the Merger Sub I shall thereupon cease, (b) the Company will be the Initial Surviving Company in the Initial Merger and, from and after the Initial Effective Time, will be a direct wholly-owned subsidiary of DK HoldCo, which, in turn, will, from and after Initial Effective Time and until the Subsequent Effective Time, be a direct wholly-owned subsidiary of Parent, and the separate corporate existence of the Company with all of its rights, privileges, immunities, powers and franchises will continue unaffected by the Initial Merger as provided in the DGCL, and (c) from and after the Initial Effective Time, the Initial Merger shall have such other effects set forth in this Agreement and the applicable provisions of the DGCL. 1.2 The Subsequent Merger; Effects of the Subsequent Merger. On the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL and the DLLCA, (a) immediately following the effectiveness of the Initial Merger, the Initial Surviving Company will be merged with and into Merger Sub II in accordance with the DGCL and the DLLCA and the separate corporate existence of Initial Surviving Company will thereupon cease, (b) Merger Sub II will be the Subsequent Surviving Company in the Subsequent Merger and, from and after the Subsequent Effective Time, will be a direct wholly-owned limited liability company subsidiary of DK HoldCo, which, in turn, will, from and after Subsequent Effective Time, be a direct wholly-owned subsidiary of Parent and the separate existence of Merger Sub II with all of its rights, privileges, immunities, powers and franchises will continue unaffected by the Subsequent Merger, as provided in the DGCL and the DLLCA, and (c) from and after the Subsequent Effective Time, the Subsequent Merger will have the effects set forth in this Agreement and the applicable provisions of the DGCL and the DLLCA. 1.3 Closing. The closing of the Initial Merger (the “Closing”) shall take place by remote communication and by the exchange of signatures by electronic transmission and to the extent a physical location is required or exchange by electronic transmission is not practicable, at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, at 9:00 a.m. prevailing Eastern Time on the third (3rd) Business Day following the day on which the last to be satisfied or waived of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions) have been satisfied or waived in accordance with this Agreement or at such other date, time or place (including by means of remote communication) as the Parties may mutually agree in writing (the date on which the Closing actually occurs, the “Closing Date”). 1.4 Initial Merger Effective Time and Subsequent Merger Effective Time. On the date of the Closing, the Company and DK HoldCo shall (a) cause the certificate of merger relating to the Initial Merger (the “Certificate of Initial Merger”) to be executed and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL and (b) deliver and tender, or cause to be delivered or tendered, as applicable, any Taxes and fees and make all other filings or recordings required under the DGCL in connection with such filing of the Certificate of Initial Merger and the consummation of the Initial Merger, which shall become effective at the date and time when the Certificate of Initial

-4- Merger has been executed and filed pursuant to this Section 1.4, or at such later date and time as may be agreed by the Parties in writing and specified in the Certificate of Initial Merger so executed and filed (such date and time, as applicable, the “Initial Effective Time”). Immediately following the Initial Effective Time, DK HoldCo shall (i) cause the certificate of merger relating to the Subsequent Merger (the “Certificate of Subsequent Merger”) to be executed and delivered for filing with the Secretary of State of the State of Delaware as provided in Section 18-209 of the DLLCA and Section 251 of the DGCL and (ii) deliver and tender, or cause to be delivered or tendered, as applicable, any Taxes and fees and make all other filings or recordings required under the DGCL and the DLLCA in connection with such filing of the Certificate of Subsequent Merger and the consummation of the Subsequent Merger, which shall become effective at the date and time when the Certificate of Subsequent Merger has been executed and filed pursuant to this Section 1.4, or at such later date and time as may be agreed by the Parties in writing and specified in the Certificate of Subsequent Merger so executed and filed (such date and time, as applicable, the “Subsequent Effective Time”). 1.5 Governing Documents. At the Initial Effective Time, the certificate of incorporation and bylaws of the Initial Surviving Company shall be amended and restated to be identical to those of Merger Sub I, as in effect immediately prior to the Initial Effective Time, except that the name of the Initial Surviving Company shall be “Jackpocket Inc.” At the Subsequent Effective Time, the certificate of formation and limited liability company operating agreement of Merger Sub II, as in effect immediately prior to the Subsequent Effective Time, shall each remain in effect as the certificate of formation and limited liability company operating agreement of the Subsequent Surviving Company, except that the name of the Subsequent Surviving Company shall be “Jackpocket LLC”. 1.6 Directors and Officers of the Initial Surviving Company. The Parties shall take all actions necessary so that, effective as of the Initial Effective Time, (i) the directors of Merger Sub I immediately prior to the Initial Effective Time shall become and constitute the only directors of the Initial Surviving Company, each to hold office until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Initial Surviving Company and applicable Law, and (ii) the officers of Merger Sub I immediately prior to the Initial Effective Time shall become and constitute the only officers of the Initial Surviving Company, each to hold office until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of the Initial Surviving Company and applicable Law. 1.7 Directors and Officers of the Subsequent Surviving Company. The Parties shall take all actions necessary so that, effective as of the Subsequent Effective Time, (i) the managers of Merger Sub II immediately prior to the Subsequent Effective Time shall become and constitute the managers of the Subsequent Surviving Company, each to hold office until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the certificate of formation and limited liability company agreement of the Subsequent Surviving Company and applicable Law, and (ii) the officers of Merger Sub II immediately prior to the Subsequent Effective Time shall become and constitute the only officers of the Subsequent Surviving Company, each to hold office until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the limited liability company agreement of the Subsequent Surviving Company and applicable Law. 1.8 Additional Actions. The Subsequent Surviving Company may, at any time after the Subsequent Effective Time, take any action, including executing and delivering any document, in the name and on behalf of any of the Company, Merger Sub I, the Initial Surviving Company or Merger Sub II, in order to consummate the Transactions.

-5- ARTICLE II PURCHASE PRICE; EFFECT ON SHARES 2.1 Effect on Capital Stock and Merger Sub I. At the Initial Effective Time, as a result of the Initial Merger and without any action on the part of any of the Parties or any holder of Company Capital Stock: (a) Merger Sub I. Each share of common stock, par value $0.0001 per share, of Merger Sub I that is issued and outstanding immediately prior to the Initial Effective Time shall be converted into one share of common stock, par value $0.0001 per share, of the Initial Surviving Company. (b) Conversion of Company Capital Stock. (i) Each issued and outstanding share of Company Capital Stock held of record by an Accredited Investor (other than Excluded Shares, if any) shall be converted into and shall thereafter represent the right of the holder thereof to receive the following: (1) a number of shares of Parent Common Stock equal to the Per Share Portion multiplied by the Merger Stock Consideration, as adjusted pursuant to Section 2.1(b)(iv) (the “Accredited Investor Closing Stock Consideration”) and (2) an amount in cash equal to the Per Share Portion multiplied by the Estimated Merger Cash Consideration, as adjusted pursuant to Section 2.1(b)(iv) (the “Accredited Investor Closing Cash Consideration”) (clauses (1) and (2) collectively, the “Accredited Investor Company Capital Stock Closing Consideration”). (ii) Each issued and outstanding share of Company Capital Stock held of record by a Non-Accredited Investor (other than the Excluded Shares) shall be converted into and shall thereafter represent the right of the holder thereof to receive an amount in cash equal to the following: (1) the product of (A) the Per Share Portion, multiplied by (B) the Merger Stock Consideration, multiplied by (C) the Closing Parent Trading Price (the “Non-Accredited Investor Closing Stock Consideration”) and (2) an amount in cash equal to the Per Share Portion multiplied by the Estimated Merger Cash Consideration (the “Non-Accredited Investor Closing Cash Consideration”) (clauses (1) and (2) collectively, the “Non-Accredited Investor Company Capital Stock Closing Consideration” and together with the Accredited Investor Company Capital Stock Closing Consideration, the “Company Capital Stock Closing Consideration”, and the Company Capital Stock Closing Consideration to be paid in respect of each share of Company Capital Stock, as applicable the “Per Share Closing Consideration”). (iii) At the Initial Effective Time, all shares of Company Capital Stock issued and outstanding immediately prior to the Initial Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate (a “Certificate”) formerly representing any of the shares of Company Capital Stock (other than Excluded Shares) thereof shall cease to have any rights with respect thereto except the right to receive the Per Share Merger Consideration. (iv) To account for the fact that Non-Accredited Investors are not entitled to receive any Merger Stock Consideration hereunder: (1) the aggregate Accredited Investor Closing Cash Consideration shall be reduced by the aggregate amount of cash consideration included in the Non-Accredited Investor Closing Stock Consideration; and (2) the aggregate Accredited Investor Closing Stock Consideration shall be increased by the number of shares of Parent Common Stock

-6- equal to (A) the aggregate Per Share Portion of the Fully Diluted Non-Option Shares held by Non- Accredited Investors, multiplied by (B) the Merger Stock Consideration. (c) Cancellation of Excluded Shares. Each Excluded Share shall cease to be outstanding, be cancelled without payment of any consideration therefor and shall cease to exist, subject to any rights the holder thereof may have under Section 2.1(d). (d) Appraisal Rights. Subject to the last sentence of this Section 2.1(d), no Dissenting Stockholder shall be entitled to receive the Per Share Merger Consideration with respect to the Dissenting Shares, and each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to the Dissenting Shares owned by such Dissenting Stockholder and such Dissenting Stockholder shall cease to have any other rights with respect to such Dissenting Shares. The Company shall give Parent (i) prompt written notice and copies of any written demands for appraisal, actual, attempted or purported withdrawals of such demands, and any other instruments served pursuant to (or purportedly pursuant to) applicable Law that are received by the Company relating to the Company Stockholders’ demands of appraisal, and (ii) the opportunity to direct negotiations and Proceedings with respect to demands for appraisal, including any determination to make any payment or deposit with respect to any of the Dissenting Stockholders with respect to any of their Dissenting Shares under Section 262(h) of the DGCL prior to the entry of judgment in the Proceedings regarding appraisal; provided that, after the Closing, the Stockholder Representative, on behalf of the Company Securityholders, shall be entitled, at the Company Securityholders’ expense, to participate in all such negotiations and Proceedings, and Parent shall consider in good faith input from the Stockholder Representative. The Company shall not, except with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), and Parent shall not, except with the prior written consent of the Company (prior to the Closing) or the Stockholder Representative (from and after the Closing) (in each case which shall not be unreasonably withheld, conditioned or delayed) make any payment or deposit with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands or agree, authorize or commit to do any of the foregoing. If any Dissenting Stockholder shall have effectively withdrawn or otherwise waived or lost the right under Section 262 of the DGCL with respect to any Dissenting Shares, such Dissenting Shares shall thereupon be converted into the right to receive the Per Share Merger Consideration with respect to such Company Capital Stock pursuant to this Article II. (e) No Fractional Shares. Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of Parent Common Stock shall be issued to the holders of Company Capital Stock in connection with the Initial Merger and any such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a holder of shares of Parent Common Stock. Parent shall pay to each Company Stockholder that would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after aggregating all shares represented by the Certificates delivered by such holder), in lieu thereof and upon surrender thereof, an amount in cash (without interest) equal to the product obtained by multiplying (i) the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled (after taking into account all shares of Company Capital Stock held by such holder immediately prior to the Initial Effective Time) by (ii) the Closing Parent Trading Price. All calculations pursuant to or in connection with this Agreement or the Payments Administrator Agreement involving the determination of shares of Parent Common Stock, including the calculation of Aggregate Stock Consideration and Per Share Closing Consideration shall be calculated to the nearest sixth decimal place. 2.2 Effect of Subsequent Merger on Initial Surviving Company. At the Subsequent Effective Time, as a result of the Subsequent Merger and without any action on the part of any of the Parties or any holder of stock of the Initial Surviving Company, each share of common stock, par value $0.0001 per

-7- share, of the Initial Surviving Company issued and outstanding immediately prior to the Subsequent Effective Time shall be converted into one limited liability company unit of the Subsequent Surviving Company. 2.3 Estimated Closing Statement. (a) Delivery of the Estimated Closing Statement and Funds Flow Memorandum. No later than five (5) Business Days prior to the Closing Date, the Company shall prepare and deliver to Parent: (i) a written statement (the “Estimated Closing Statement”), prepared in accordance with Exhibit E (which sets forth an illustrative calculation of the Estimated Closing Statement as of the date of the Most Recent Balance Sheet (as defined below)), setting forth the Company’s good faith calculation of the Estimated Merger Cash Consideration and each component thereof, including as separate line items (a) Net Working Capital (which shall be prepared in a manner consistent with the illustrative calculation set forth on Exhibit F) and the amount of the Net Working Capital Difference, (b) Cash on Hand, (c) Closing Indebtedness, and (d) (1) Company Transaction Expenses and (2) the Company Transaction Expenses that are Company Transaction Expenses Paid by Parent, together with reasonably detailed supporting documentation used by the Company (which shall be reasonably satisfactory to Parent) in calculating the amounts set forth in the Estimated Closing Statement; (ii) the Funds Flow Memorandum, prepared by the Company in good faith based on the Company’s books and records; and (iii) a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the date of delivery of the Estimated Closing Statement, certifying that such officers have reviewed the Estimated Closing Statement and the underlying supporting documentation and that based on such review and such persons’ understanding of the Company’s business and financial position, the Estimated Merger Cash Consideration represents such officers’ good faith estimate thereof. (iv) Cooperation. Promptly following the Company’s delivery of the Estimated Closing Statement and the Funds Flow Memorandum to Parent, the Company shall, and shall cause its Subsidiaries to, upon reasonable prior notice from Parent, (A) provide Parent and its authorized representatives, in connection with Parent’s review of the Estimated Closing Statement and the Funds Flow Memorandum, with access during normal business hours to the facilities, books and records and work papers of the Company and (B) cooperate with and assist Parent and its authorized representatives in connection with the review of such materials, including by making available its and its Affiliates’ employees, accountants and other personnel to the extent reasonably requested. (v) Objection to the Estimated Closing Statement and Funds Flow Memorandum and Resolution of Disputes. If Parent notifies the Company in writing of an objection to the (A) Estimated Closing Statement or any of the amounts included in the calculation of the Estimated Merger Cash Consideration set forth therein and/or (B) the Funds Flow Memorandum (which written notice shall include the specific items in the Estimated Closing Statement and/or Funds Flow Memorandum that are in dispute and the nature and amount of any disagreement so identified) prior to the Business Day immediately prior to the Closing Date, then Parent and the Company shall seek in good faith to agree to revisions to the Estimated Closing Statement and/or Funds Flow Memorandum to resolve such objection and, to the extent Parent and Company are able to agree on any revisions, the Company shall update and redeliver the Estimated Closing Statement and/or the

-8- Funds Flow Memorandum to reflect any such agreements, along with an updated officer’s certificate required by Section 2.3(a)(iii) not later than the Business Day immediately prior to the Closing Date. If Parent has validly provided notice of an objection to the Estimated Closing Statement and/or the Funds Flow Memorandum pursuant to this Section 2.3(a)(v) and Parent and the Company fail to mutually agree upon revisions to the Estimated Closing Statement and/or the Funds Flow Memorandum on or prior to the Business Day immediately prior to the Closing Date, then (A) neither Parent nor the Company shall delay the Closing because of such failure and (B) the amounts set forth in the Estimated Closing Statement, without any adjustment, shall be the amounts used in the determination of the Estimated Merger Cash Consideration. The agreement of the Parties to revisions to the Estimated Closing Statement and/or the Funds Flow Memorandum or the failure of the Parties to agree to such revisions shall not constitute a waiver or limitation of a Party’s rights and obligations pursuant to Section 2.7. 2.4 Purchase Price Holdbacks. (a) Purchase Price Adjustment Holdback. At the Initial Effective Time, Parent shall deposit, or cause to be deposited, $5,000,000 of the Aggregate Cash Consideration with Computershare Trust Company, N.A. (in such capacity, the “Escrow Agent”), which shall constitute a holdback used to satisfy, among other matters, amounts owed to Parent from the Company Securityholders pursuant to Section 2.7(a) (the “Purchase Price Adjustment Holdback”). Parent will pay, or cause to be paid, all fees, costs and expenses of the Escrow Agent. Upon joint written instructions from Parent and the Stockholder Representative (or otherwise in accordance with the procedures set forth in the Escrow Agreement), the Escrow Agent shall release the Purchase Price Adjustment Holdback in accordance with Section 2.7 and the Escrow Agreement to the Payments Administrator. The Payments Administrator shall distribute the portion of any Per Share Post-Closing Adjustment Amount that is distributable to the Company Securityholders in accordance with Section 2.7, the Payments Administrator Agreement and the Funds Flow Memorandum. Parent will pay, or cause to be paid, all fees, costs and expenses of the Payments Administrator will be paid by DK HoldCo. (b) Retention Holdback. At the Initial Effective Time, Parent shall deposit, or cause to be deposited, $1,875,000 (the “Retention Holdback Amount”) of the Aggregate Cash Consideration with the Escrow Agent, which shall constitute a holdback used to satisfy, among other matters, any indemnification amounts owed to Parent or any other Parent Indemnified Party from the Company Stockholders. Upon joint written instructions from Parent and the Stockholder Representative (or otherwise in accordance with the procedures set forth in the Escrow Agreement), an amount, if any, that is in excess of eighty percent (80%) of the initial aggregate Retention Holdback Amount shall be released by the Escrow Agent to the Payments Administrator within ten (10) Business Days following the date that is twelve (12) months after the Closing Date (the “First Release Date”), and the remainder of the Retention Holdback, if any, shall be released by the Escrow Agent to the Payments Administrator within ten (10) Business Days following the date that is eighteen (18) months after the Closing Date (the “Second Release Date” and each of the Second Release Date and First Release Date, a “Release Date”), in each case, for further distribution by the Payments Administrator to the Company Securityholders no later than ten (10) Business Days following the applicable Release Date; provided that such portion of the Retention Holdback Amount as may be necessary in the reasonable good faith of Parent to satisfy any unresolved or unsatisfied claims for Losses validly made under Article VIII before the applicable Release Date shall remain in the Retention Holdback and the applicable portion of the Retention Holdback Amount that is subject to any such claimed Losses shall not be so released until such the amount of such Losses are finally resolved and satisfied in accordance with Article VIII. The Payments Administrator shall distribute the portion of any Per Share Retention Holdback Consideration that is distributable to the Company Securityholders in accordance with the terms of this Agreement, the Payments Administrator Agreement and the Funds Flow Memorandum promptly after its release from the Retention Holdback.

-9- (c) Reserve Holdback. At the Initial Effective Time, Parent shall deposit, or cause to be deposited, $3,000,000 (the “Reserve Holdback Amount”) of the Aggregate Cash Consideration with the Escrow Agent, which shall constitute a holdback (the “Reserve Holdback”) used to satisfy, among other things, the matters set forth in Section 2.4(c) of the Company Disclosure Letter (the “Reserved Matter”). Upon joint written instructions from Parent and the Stockholder Representative (or otherwise in accordance with the procedures set forth in the Escrow Agreement), the Reserve Holdback Amount shall be released by the Escrow Agent to the Payments Administrator within ten (10) Business Days following the date that is eighteen (18) months after the Closing Date (the “Reserve Release Date”) for further distribution by the Payments Administrator to the Company Securityholders no later than ten (10) Business Days following the Reserve Release Date; provided that such portion of the Reserve Holdback Amount as is necessary in the reasonable good faith of Parent to satisfy any unresolved or unsatisfied Third Party Claims for Losses validly made under Article VIII pursuant to any Third Party Claim or communication made by any Governmental Entity in respect of the State of Texas with respect to the Reserved Matter after the date hereof and before the Reserve Release Date shall remain in the Reserve Holdback and the applicable portion of the Reserve Holdback Amount that is subject to any such claimed Losses shall not be so released until the amount of such claimed Losses are finally resolved and satisfied in accordance with Article VIII. The Payments Administrator shall distribute the portion of any Per Share Reserve Holdback Consideration that is distributable to the Company Securityholders in accordance with the terms of this Agreement, the Payments Administrator Agreement and the Funds Flow Memorandum promptly after its release from the Reserve Holdback. 2.5 Closing Payment Procedures. (a) Payments Administrator. On or prior to the Closing Date, Parent, the Stockholder Representative and Computershare N.A. (in such capacity, the “Payments Administrator”) shall enter into an agreement with customary terms in form and substance reasonably acceptable to each of Parent and the Stockholder Representative (the “Payments Administrator Agreement”) pursuant to which, among other things, on the Closing Date, Parent shall deposit, or cause to be deposited, the Closing Payments Fund with the Payments Administrator for the benefit of the Company Securityholders, to be held and disbursed by the Payments Administrator in accordance with this Agreement, the Funds Flow Memorandum prepared by the Company and approved by Parent (such approval not to be unreasonably withheld, conditioned or delayed), and the Payments Administrator Agreement. The Payments Administrator shall hold the Closing Payments Fund for the sole purpose of delivering the Per Share Closing Consideration to the Company Securityholders. Any portion of the amount deposited by Parent (or caused to be deposited by Parent) that remains unclaimed by the applicable Company Securityholders twelve (12) months after the Initial Effective Time will, to the extent permitted by applicable Law, be returned to Parent or its designee upon demand. (b) Closing Payments Fund. At the Closing, Parent shall deposit, or cause to be deposited, with the Payments Administrator, for the benefit of the Company Securityholders, the following (collectively, the “Closing Payments Fund”): (i) an amount in cash equal to the Estimated Merger Cash Consideration; (ii) the Aggregate Stock Consideration; and (iii) an amount in cash equal to the product obtained by multiplying (x) the aggregated fractional shares of Parent Common Stock payable to Company Stockholders who are Accredited Investors as part of the applicable Accredited Investor Closing Stock Consideration by (y) the Closing Parent Trading Price.

-10- (c) Stockholder Representative Expense Amount. At the Closing, Parent shall deposit, or cause to be deposited, in an account designated by the Stockholder Representative, an amount in cash equal to the Stockholder Representative Expense Amount, to be solely held, safeguarded and disbursed by the Stockholder Representative pursuant to Section 9.2. (d) Exchange Procedures. To the extent that the Company does not deliver Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.5(f)) to the Payments Administrator on or before the Closing Date, then as promptly as practicable after the Initial Effective Time, the Subsequent Surviving Company shall cause the Payments Administrator to mail to each holder of record of Company Capital Stock (other than holders of Excluded Shares) (i) a letter of transmittal (“Letter of Transmittal”) and (ii) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.5(f)) in exchange for the Per Share Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.5(f)) to the Payments Administrator in accordance with this Section 2.5(d) or the terms of such Letter of Transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Per Share Merger Consideration in respect of each share of Company Capital Stock represented by such Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.5(f)), and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of a share of Company Capital Stock that is not registered in the transfer records of the Company, the aggregate Per Share Merger Consideration to be exchanged upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such share of Company Capital Stock is presented to the Payments Administrator, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock Transfer Taxes have been paid or are not applicable. (e) Transfers. From and after the Initial Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Capital Stock that were outstanding immediately prior to the Initial Effective Time. If, after the Initial Effective Time, any Certificate is presented to the Subsequent Surviving Company, Parent or the Payments Administrator for transfer, it shall be cancelled and exchanged for the aggregate Per Share Merger Consideration to which the holder of the Certificate is entitled pursuant to this Article II. (f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Payments Administrator, the posting by such Person of a bond in customary amount and upon such terms as may be required by the Payments Administrator as indemnity against any claim that may be made against it or the Subsequent Surviving Company with respect to such Certificate, the Payments Administrator shall issue to such Person the aggregate Per Share Merger Consideration with respect to the number of shares of Company Capital Stock represented by such lost, stolen or destroyed Certificate. (g) Company Transaction Expenses Paid by Parent. At the Closing, Parent will pay, or cause to be paid, the Company Transaction Expenses Paid by Parent on behalf of the Company in accordance with the Funds Flow Memorandum. 2.6 Post-Closing Statement. (a) Delivery of the Post-Closing Statement. No later than ninety (90) days after the Closing Date, Parent shall deliver to the Stockholder Representative the Post-Closing Statement, together with supporting documentation used by Parent in calculating the amounts set forth therein.

-11- (b) Access to Information. From and after delivery of the Post-Closing Statement until the determination of the Final Closing Statement, Parent shall, upon reasonable prior notice by the Stockholder Representative to Parent, (A) provide the Stockholder Representative and its Representatives (including accounting and legal advisors) with reasonable access during normal business hours to the facilities, books and records and work papers of the Subsequent Surviving Company or such copies thereof as may be reasonably requested by the Stockholder Representative (subject to Stockholder Representative and each of Stockholder Representative’s advisors being granted access entering into a non-disclosure agreement with the Subsequent Surviving Company in the form attached hereto as Exhibit G); provided that, following the determination of the Final Closing Statement and upon Parent’s written request, all such copies must be returned to the Subsequent Surviving Company or destroyed within fifteen (15) Business Days of such written request (and, if destroyed, with such destruction certified in writing to Parent and the Subsequent Surviving Company by the Stockholder Representative or the Stockholder Representative’s advisors, as applicable) and (B) cooperate with and assist the Stockholder Representative and its Representatives (including accounting and legal advisors) in connection with the review of such materials, including by making available its employees, accountants and other personnel to the extent reasonably requested. (c) Dispute Resolution. (i) Notice of Objection. If the Stockholder Representative has any objections to the Post-Closing Statement or any of the amounts included in the calculation of the Merger Cash Consideration set forth therein, it shall deliver to Parent a written statement (a “Notice of Objection”) setting forth in reasonable detail the particulars of such disagreement (including the specific items in the Post-Closing Statement that are in dispute and the nature and amount of any disagreement so identified) not later than thirty (30) days after its receipt of the Post-Closing Statement (such thirty (30) day period, the “Review Period”). If the Stockholder Representative fails to deliver a Notice of Objection within the Review Period, the Post-Closing Statement and the amounts set forth therein shall be deemed to have been accepted by the Stockholder Representative and shall be deemed final and binding upon all of the Parties, and shall be deemed the Final Closing Statement. If the Stockholder Representative delivers a Notice of Objection to Parent within the Review Period, (i) any items set forth in the Post-Closing Statement that are not objected to by the Stockholder Representative in such Notice of Objection shall be deemed to have been accepted by the Stockholder Representative and shall be deemed final and binding upon all of the Parties and (ii) the Stockholder Representative and Parent shall work in good faith to resolve the Stockholder Representative’s objections set forth in such Notice of Objection within the thirty (30) day period following Parent’s receipt thereof. (ii) Selection of the Accountant. In the event that Parent and the Stockholder Representative are unable to resolve in writing all of the Stockholder Representative’s objections in the Notice of Objection within the thirty (30) day period (or such other period as may be agreed by Parent and the Stockholder Representative) following Parent’s receipt of such Notice of Objection, the resolution of all such unresolved items (“Disputed Items”) shall be submitted to a nationally recognized firm of independent certified public accountants mutually selected by Parent and the Stockholder Representative to resolve any remaining disagreements and determine the Final Merger Cash Consideration. If a mutually selected independent accountant is not appointed within thirty-five (35) Business Days from the date on which a Notice of Objection is delivered (or such longer period as may be agreed by Parent and the Stockholder Representative), Parent and Stockholder Representative shall draw lots to determine the independent accountant; provided that it shall be the New York main office of one of the “big four” accounting firms (such firm as is ultimately selected pursuant to the aforementioned procedures being the “Accountant”). The Stockholder Representative and Parent shall execute any agreement reasonably required by the Accountant for its engagement hereunder.

-12- (iii) Submission of Disputed Items. Each of Parent and the Stockholder Representative shall, promptly (but in any event within thirty five (35) days) following the formal engagement of the Accountant, provide the Accountant (copying the other upon submission) with a single written submission setting forth its respective calculations of and assertions regarding the Disputed Items (which submissions the Accountant shall promptly distribute to the other Party) and upon receipt thereof, each of the Stockholder Representative and Parent shall be entitled (no later than twenty (20) days following receipt of the other Party’s initial submission) to submit to the Accountant a single written response to such other Party’s initial submission setting forth such Party’s objections or rebuttals to the calculations and/or assertions set forth in such initial submission (which responses the Accountant shall promptly distribute to the other applicable Party). There shall be no ex parte communications between the Stockholder Representative (or its Representatives) or Parent (or its Representatives), on the one hand, and the Accountant, on the other hand, relating to the Disputed Items and unless requested by the Accountant in writing, no Party may present any additional information or arguments to the Accountant, either orally or in writing. (iv) Accountant’s Determination. The Accountant shall be instructed to render to both Parent and the Stockholder Representative in writing its determination with respect to (A) the Disputed Items and (B) the allocation of the Accountant’s fees pursuant to Section 2.6(c)(v) as soon as reasonably practicable (which the Parties agree shall not be later than thirty (30) days following the date the Accountant receives each Party’s comments on the other’s initial submission or, if no comments are received, the later date of its receipt of each Party’s initial submission). The Accountant shall act as an expert and not as an arbitrator to determine solely the Disputed Items based solely on the submissions and responses of Parent, on the one hand, and the Stockholder Representative, on the other hand, without independent investigation and in accordance with this Agreement. In resolving any disputed amount in connection with its determination of the Final Merger Cash Consideration, or any component thereof, the Accountant may not assign a value to any Disputed Item greater than the greatest value for such Disputed Item claimed by either Party or less than the smallest value for such item claimed by either Party. The Parties agree that the determination of the Accountant with respect to any Disputed Items is not intended to permit the introduction of different accounting methods, policies, principles, practices, procedures, classifications or estimation methodologies for the purposes of determining the Final Merger Cash Consideration, and the Accountant shall not conduct an independent investigation but shall instead base its determination on the written submissions of the Parties delivered pursuant to and in accordance with Section 2.6(c)(iii) with respect to the Disputed Items. The determination of the Accountant in accordance with this Section 2.6(c)(iv) shall be binding and final for purposes of this Agreement. The Post-Closing Statement resulting from the determinations with respect to the Disputed Items made by the Accountant in accordance with this Section 2.6(c)(iv) shall be deemed the Final Closing Statement. (v) Accountant’s Fees and Expenses. The Accountant shall allocate its costs and expenses between Parent and the Stockholder Representative based upon the percentage of the aggregate contested amount submitted to the Accountant that is ultimately awarded to Parent, on the one hand, or the Company Securityholders, on the other hand, such that Parent bears a percentage of such costs and expenses equal to the percentage of the contested amount awarded to the Company Securityholders and the Stockholder Representative bears a percentage of such costs and expenses equal to the percentage of the contested amount awarded to Parent (with such amount to be deducted from the Stockholder Representative Expense Amount, to the extent funds are available therein, and to the extent the full amount of the funds are not available therein, then from (i) first, the Purchase Price Adjustment Holdback, (ii) second, the Reserve Holdback and (iii) third, the Retention Holdback). The Accountant’s allocation shall be final and binding on the Parties. For the avoidance of doubt, the fees and disbursements of the Representatives of each Party incurred in connection with the preparation or

-13- review of the Post-Closing Statement and any Notice of Objection as well as any submissions and responses to the Accountant, as applicable, shall be borne by such Party. 2.7 Post-Closing Adjustment Payments. (a) Within five (5) Business Days following the determination of the Final Closing Statement: (i) if the Post-Closing Adjustment is a negative number, then Parent and the Stockholder Representative shall provide joint written instructions to the Escrow Agent and Payments Administrator to release, and the Escrow Agent and Payments Administrator shall release, (A) an amount in cash equal to the absolute value of the Post-Closing Adjustment from the Purchase Price Adjustment Holdback to Parent or its designee, to the extent funds are available therein, and to the extent the full amount of the funds are not available therein, then from (1) first, the Reserve Holdback and (2) second, the Retention Holdback; and (B) the remainder (if any) of the Purchase Price Adjustment Holdback to the Company Securityholders as the Per Share Post-Closing Adjustment Amount in accordance with their Fully Diluted Pro Rata Shares; (ii) if the Post-Closing Adjustment is a positive number, then (A) Parent shall deposit, or cause to be deposited, with the Payments Administrator for further distribution to the Company Securityholders an amount in cash equal to the Post-Closing Adjustment and (B) Parent and the Stockholder Representative shall provide joint written instructions to the Escrow Agent and Payments Administrator to release, and the Escrow Agent and Payments Administrator shall release, an amount in cash equal to the sum of (I) the Post-Closing Adjustment and (II) the Purchase Price Adjustment Holdback to the Company Securityholders as the Per Share Post-Closing Adjustment Amount in accordance with their Fully Diluted Pro Rata Shares; and (iii) if the Post-Closing Adjustment is zero, then Parent and the Stockholder Representative shall provide joint written instructions to the Escrow Agent and Payments Administrator to release, and the Escrow Agent and Payments Administrator shall release, the Purchase Price Adjustment Holdback to the Company Securityholders as the Per Share Post-Closing Adjustment Amount in accordance with their Fully Diluted Pro Rata Shares. (b) Tax Matters. Any payment made pursuant to Section 2.7(a) shall, for Tax purposes, be deemed to be an adjustment to the consideration payable to the Company Securityholders. Such amounts shall be paid in immediately available funds, pursuant to the instructions previously delivered by Parent and the Stockholder Representative. (c) Exclusive Remedy. Notwithstanding anything to the contrary in this Agreement, the process set forth in this Section 2.7 shall be the sole and exclusive remedy of the Parties for any disputes related to items required to be included or reflected in the calculation of the Final Aggregate Cash Consideration, except in the case of actual fraud. 2.8 Withholding Rights. Each of Parent and the Subsequent Surviving Company (each, a “Payor”) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other provision of applicable state, local or foreign Tax law. Each Payor shall reasonably cooperate with the Company Securityholders in order to eliminate or to reduce any such deduction or withholding, including providing a reasonable opportunity for the Company Securityholders to provide forms or other evidence that would mitigate, reduce or eliminate such deduction or withholding. To the extent that amounts are so withheld by an applicable Payor and paid to the

-14- appropriate Governmental Entity in accordance with applicable Tax Law, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. 2.9 No Interest. Notwithstanding anything to the contrary contained herein, no interest shall accumulate on any Per Share Merger Consideration. 2.10 Treatment of Equity Awards. (a) Treatment of Options. At the Initial Effective Time, each outstanding option to purchase shares of Common Stock (a “Company Option”) under the JackPocket, Inc. 2013 Equity Incentive Plan (as amended, the “Stock Plan”), whether vested or unvested (other than Company Performance Options that are Unvested Company Options, which shall be cancelled in accordance with Section 2.10(b)), shall, by virtue of the Initial Merger and without any further action on the part of the holders thereof or the Parties hereto, shall be treated as follows: (i) In-the-Money Options: Each Company Option that is outstanding and unexercised immediately prior to the Initial Effective Time that has a per share exercise price that is less than the Per Share Closing Consideration (each, an “In-the-Money Option”) shall cease to represent an option to purchase shares of Common Stock and shall be converted into an option to purchase a number of shares of Parent Common Stock equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Common Stock subject to such In-the-Money Option immediately prior to the Initial Effective Time and (y) the Equity Award Conversion Amount, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Common Stock of such In-the-Money Option immediately prior to the Initial Effective Time divided by (B) the Equity Award Conversion Amount; provided, however, that the exercise price and the number of shares of Parent Common Stock purchasable pursuant to the In-the-Money Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any In-the-Money Option to which Section 422 of the Code applies, the exercise price and the number of shares of Parent Common Stock purchasable pursuant to such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code; provided, further, that except as specifically provided above, following the Initial Effective Time, each In-the-Money Option (other than Company Performance Options that are Unvested Company Options, which shall be cancelled in accordance with Section 2.10(b)) shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to such In-the-Money Option immediately prior to the Initial Effective Time. (ii) Underwater Options: Each Company Option that is outstanding and unexercised immediately prior to the Initial Effective Time that has a per share exercise price that is equal to or greater than the Per Share Closing Consideration (each, an “Underwater Option”) shall no longer be outstanding and shall be cancelled at the Initial Effective Time for no consideration or payment, without further action by the holder of such Underwater Option, and no payment shall be made in respect of any Underwater Option following the Initial Effective Time. (b) Treatment of Unvested Company Performance Options. Each Unvested Company Option that is a Company Performance Option shall no longer be outstanding and shall be cancelled at the Initial Effective Time for no consideration or payment, without further action by the holder of such Company Performance Option, and no payment shall be made in respect of any Company Performance Option following the Initial Effective Time.

-15- (c) Company Actions. At or prior to the Initial Effective Time, the Company, the Company Board and the compensation committee of the Company Board, as applicable, shall adopt any resolutions and take any actions that are necessary or appropriate to effectuate the provisions of this Section 2.10. The Company shall take all actions necessary to ensure that, from and after the Initial Effective Time, neither Parent nor the Initial Surviving Company will be required to deliver shares of Common Stock or other capital stock of the Company to any person in connection with Company Options. (d) Parent Actions. Parent shall take all corporate actions that are necessary for the treatment of Company Options pursuant to this Section 2.10, including the reservation, issuance and listing of Parent Common Stock, in accordance with the transactions contemplated by this Section 2.10. If registration of the shares of Parent Common Stock issuable under the options to purchase shares of Parent Common Stock contemplated by this Section 2.10 is required under the Securities Act, Parent shall file with the SEC on, or as promptly as practicable after, the Closing Date a registration statement on Form S-8 with respect to such Parent Common Stock. (e) Option Acknowledgment Agreement. As a condition to payment of any amount or the issuance of any securities pursuant to this Section 2.10, each holder of Company Options (other than holders of Company Options who also hold Company Capital Stock, who shall execute a Support Agreement) shall be required, and the Company shall use its commercially reasonable efforts to cause such Person, to execute and deliver an Option Acknowledgment Agreement. The Company shall deliver an Option Acknowledgment Agreement to each holder of Company Options (other than holders of Company Options who also hold Company Capital Stock, who shall execute a Support Agreement) for execution as promptly as reasonably practicable following the DK Deal Announcement and shall provide Parent with a copy of each Option Acknowledgment Agreement promptly following its execution. 2.11 Treatment of Company Warrants. Each Company Warrant that is outstanding and not exercised immediately prior to the Initial Effective Time shall no longer be outstanding and shall be cancelled as of the Initial Effective Time and not receive or have the right to receive any consideration. 2.12 Equitable Adjustments. If at any time during the period between the date hereof and the Initial Effective Time, any change in the issued and outstanding shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock or the issued and outstanding shares of Company Capital Stock or securities convertible or exchangeable into or exercisable for shares of Company Capital Stock shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Per Share Merger Consideration or any number or amount contained in this Agreement which is based on the price of Parent Common Stock or the number of shares of Parent Common Stock shall be equitably adjusted to the extent necessary to provide the same economic effect to the Company Stockholders, holders of Company Options and Parent as contemplated by this Agreement prior to such reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or stock dividend thereon; provided, however, that nothing in this Section 2.12 shall be construed to permit the Parties or any other Person to take any action prohibited by the terms of this Agreement. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY The Company (which shall include for purposes of this Article III, unless the context requires otherwise, each Subsidiary of the Company) hereby represents and warrants to Parent, DK HoldCo,

-16- Merger Sub I and Merger Sub II as of the date hereof and as of the Closing (or in the case of representations and warranties that speak of a specified date, as of such specified date), except as disclosed in the corresponding sections or subsections of the Company Disclosure Letter, as follows: 3.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries (a) is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization, (b) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (c) is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except in the case of clause (b) or (c) where the failure to be so qualified or in good standing, or to have such power or authority, would not reasonably be expected to (i) be material to the Company and its Subsidiaries (taken as a whole) or (ii) prevent, materially delay or materially impair the consummation of the Transactions. The Company has made available to Parent complete and correct copies of the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s and its Subsidiaries’ certificates of incorporation and bylaws or comparable governing documents, each as amended through the date hereof (collectively, “Organizational Documents”), and each as made available to Parent is in full force and effect. Since the date of its incorporation, the Company has been and currently is in compliance and current with all filings, including the filing of the Certificate of Incorporation and fees required to be paid under the DGCL, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company is not in violation of any of the provisions of its Organizational Documents. None of the Subsidiaries of the Company is in violation of any of the provisions of its Organizational Documents in any material respect. Section 3.1 of the Company Disclosure Letter contains a correct and complete list of each jurisdiction in which the Company and its Subsidiaries are organized and qualified to do business. 3.2 Capital Structure. (a) As of 5:00 P.M. Eastern Time on February 9, 2024 (the “Capitalization Time”), the authorized capital stock of the Company consists of 293,551,440 shares of Company Capital Stock, of which (i) 167,000,000 shares of Common Stock were authorized and 15,060,151 shares of Common Stock were issued and outstanding, (ii) 10,940,623 shares of Seed Stock were authorized and 10,940,623 shares of Seed Stock were issued and outstanding, (iii) 13,690,611 shares of Class A Stock were authorized and 13,690,611 shares of Class A Stock were issued and outstanding, (iv) 24,050,634 shares of Class B Stock were authorized and 24,050,634 shares of Class B Stock were issued and outstanding, (v) 5,962,810 shares of Class B-1 Stock were authorized and 5,962,810 shares of Class B-1 Stock were issued and outstanding, (vi) 27,850,682 shares of Class C-1 Stock were authorized and 27,850,682 shares of Class C-1 Stock were issued and outstanding, (vii) 3,046,173 shares of Class C-2 Stock were authorized and 3,046,173 shares of Class C-2 Stock were issued and outstanding, (viii) 4,951,057 shares of Class C-3 Stock were authorized and 4,951,057 shares of Class C-3 Stock were issued and outstanding, (ix) 25,843,198 shares of Class D-1 Stock were authorized and 25,843,198 shares of Class D-1 Stock were issued and outstanding, (x) 6,080,739 shares of Class D-2 Stock were authorized and 6,080,739 shares of Class D-2 Stock were issued and outstanding, (xi) 4,134,913 shares of Class D-3 Stock were authorized and 1,231,318 shares of Class D-3 Stock were issued and outstanding and (xii) 23,225,504 shares of Common Stock were reserved for issuance upon the exercise of outstanding Company Options, including 15,572,180 shares of Common Stock reserved for issuance upon the exercise of outstanding Company Performance Options. As of the date of this Agreement, no shares of Company Capital Stock are held by the Company in treasury. From the Capitalization Time until the time at which this Agreement is executed, no Company Capital Stock or securities convertible into or exercisable for Company Capital Stock (including for the avoidance of doubt Company Options,

-17- Company PSUs or Company RSUs) have been repurchased or redeemed or issued. All of the outstanding shares of Company Capital Stock have been duly authorized and are validly issued, fully paid and nonassessable. Other than as a result of the exercise of any Company Options in the Ordinary Course and the 2,010,423 shares of Common Stock reserved for issuance pursuant to future grants under the Stock Plan, the Company has no shares of Company Capital Stock reserved for issuance. Other than the Company Options, no equity-based awards (including any cash awards where the amount of payment is determined, in whole or in part, based on the value of any capital stock of the Company or any Subsidiary) are outstanding. Section 3.2(a) of the Company Disclosure Letter sets forth a complete and accurate list of each of the Company Stockholders and the number and type of shares of Company Capital Stock held by each Company Stockholder as of the date of this Agreement. (b) Each of the outstanding shares of capital stock or other securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any Liens (other than any transfer restrictions imposed by federal and state securities Laws or the Company’s Organizational Documents). All issued and outstanding shares of Company Capital Stock have been issued in compliance with the Company’s Organizational Documents and applicable Law. (c) The Company does not have outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convert into or exercise for securities having the right to vote) with the Company Stockholders on any matter. (d) The Company Capital Stock is not subject to any voting trust agreements, proxies, or other Contracts with respect to the voting, purchase, repurchase, dividend rights, disposition or transfer of Company Capital Stock. As of the Initial Effective Time, all agreements, including stockholders and voting agreements, between or among the Company and the Company Stockholders shall have been terminated and shall be of no further force or effect. (e) Other than the Company Options that are outstanding as of the date hereof, there are no preemptive or outstanding rights, options, warrants, agreements, arrangements or commitments under which the Company or any of its Subsidiaries is or may become obligated to sell, or giving any Person a right to acquire or in any way dispose of, any shares of Company Capital Stock or other securities of the Company or any of its Subsidiaries or any securities or obligations exercisable or exchangeable for, or convertible into, or valued by reference to, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. (f) Section 3.2(f) of the Company Disclosure Letter sets forth, other than de minimis inaccuracies, a true, complete and correct document containing the information described in clauses (a) and (b) of the Funds Flow Memorandum, with the calculations set forth therein assuming the date hereof as the Closing Date for illustrative purposes. (g) All of the information with respect to the Company Stockholders and the allocation of the Aggregate Purchase Price set forth in the Funds Flow Memorandum, when delivered in accordance with Section 2.3(a), will, other than de minimis inaccuracies, be accurate and complete, will set forth a true, correct and complete calculation of the entitlement of each Company Stockholder and each holder of a Company Option under the Company’s Organizational Documents, and will comply with all of the requirements set forth in the Company’s Organizational Documents, Contracts to which the Company or any of its Subsidiaries is party and the DGCL. Except as set forth in the Funds Flow Memorandum, no Person is entitled to receive any portion of the Aggregate Purchase Price.

-18- (h) Section 3.2(h) of the Company Disclosure Letter sets forth (i) each of the Company’s Subsidiaries and the ownership interest of the Company (or a Subsidiary thereof) in each such Subsidiary and (ii) the Company’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any other Person. (i) Section 3.2(i) of the Company Disclosure Letter sets forth, for each Company Option, a true, correct and complete list of the holder, type of award, grant date, number of shares, vesting schedule (including any acceleration provisions), exercise price and expiration date, in each case as of the date hereof. (j) Each Company Option (i) was granted in compliance with all applicable Laws and the terms and conditions of the Stock Plan, (ii) has an exercise price per share equal to or greater than the fair market value of a share of Common Stock on the date of such grant and (iii) does not trigger any liability for the holder thereof under Section 409A of the Code. 3.3 Authority; Approval. (a) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject only to adoption of this Agreement by the holders of (i) a majority of the voting power of the issued and outstanding shares of Company Capital Stock and (ii) a majority of the Company Preferred Stock (excluding the Class D-3 Stock) in each case entitled to approve such matter by written consent or at a stockholders’ meeting duly called and held for such purpose (the “Required Stockholder Approval”). Other than the Required Stockholder Approval, there are no votes, approvals, consents or other proceedings of the equityholders or members or any governing body of the Company or any of its Subsidiaries necessary in connection with the execution and delivery of, or the performance by the Company of its obligations under, this Agreement or the consummation of the Transactions. The holders of Company Capital Stock are entitled to act by written consent with respect to duly obtaining the Required Stockholder Approval in accordance with the DGCL and the Company’s Organizational Documents. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”). (b) The Company Board has unanimously (i) approved and declared advisable this Agreement and the Transactions, (ii) determined that this Agreement and the Transactions are fair to, and in the best interests of, the Company and the Company Stockholders, (iii) directed that this Agreement be submitted to the Company Stockholders for their adoption and (iv) resolved to recommend that the Company Stockholders adopt this Agreement (the “Board Recommendation”). 3.4 Governmental Filings; No Violations; Certain Contracts, Etc. (a) Other than the expirations of waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations (i) contemplated by Section 1.4, (ii) required under the HSR Act and any applicable requirements of other Antitrust Laws, and (iii) listed on Section 3.4(a) of the Company Disclosure Letter, no expirations of waiting periods under applicable Laws are required and no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by the Company or the consummation of the Transactions, or in connection with the

-19- continuing operation of the business of the Company following the date of this Agreement, except those that the failure to make or obtain would not reasonably be expected to (x) be material to the Company and its Subsidiaries, taken as a whole or (y) prevent, materially delay or materially impair the consummation of the Transactions. (b) The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Transactions will not, conflict with, or result in any breach or violation of or default (with or without notice, lapse of time, or both) under, or give rise to any right of termination, loss of rights, adverse modification of provisions, cancellation or acceleration of any obligation under, or result in the creation of a Lien on any of the assets of the Company or any of its Subsidiaries under, any provision of (i) the Organizational Documents of the Company or any of its Subsidiaries, (ii) any Material Contract or (iii) assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 3.4(a), any Laws to which the Company or any of its Subsidiaries is subject, except, in the case of clauses (ii) and (iii) above, for any breach, violation, default, termination, loss, adverse modification, cancellation, acceleration or creation that would not, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Section 3.4(b) of the Company Disclosure Letter sets forth a correct and complete list of Material Contracts pursuant to which consents, waivers or notices are or may be required to be obtained or provided, as applicable, prior to consummation of the Transactions (whether or not subject to the exception set forth with respect to clause (ii) above). 3.5 Financial Statements; Filings. (a) Set forth in Section 3.5(a) the Company Disclosure Letter are correct and complete copies of the following financial statements (collectively, the “Financial Statements”): (i) the audited balance sheets of the Company and its consolidated Subsidiaries as of December 31 for each of the fiscal years ended December 31, 2022, 2021 and 2020, and the related audited consolidated statements of income (loss), consolidated statements of stockholders’ equity and consolidated statements of cash flows for the twelve (12) month periods then ended and (ii) the unaudited balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2023 (the “Most Recent Balance Sheet”) and the related unaudited consolidated statements of income (loss), stockholders’ equity and cash flows for the nine-month period then ended. (b) The Financial Statements (including the related notes and schedules thereto) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the date or period set forth therein and the consolidated balance sheets, consolidated statements of income (loss), consolidated statements of stockholders’ equity (deficit) and consolidated statements of cash flows included in the Financial Statements (including any related notes and schedules thereto) fairly present in all material respects the financial condition, results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods set forth therein, in each case in accordance with GAAP, consistently applied during the periods involved. (c) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

-20- (d) The Company has disclosed, based on its most recent evaluation of its internal accounting controls by its chief executive officer and its chief financial officer, to the Company Board (i) any significant deficiencies or material weaknesses in the design or operation of internal controls that would be reasonably expected to adversely affect the Company’s ability to record, process, summarize and report financial information for inclusion in the applicable consolidated financial statements and (ii) any actual fraud, whether or not material, that involves any Employees who have (or had) a significant role in the Company’s internal controls over financial reporting. No material written, or, to the Company’s Knowledge, oral complaints from any source regarding accounting, internal accounting controls or auditing matters have been received by the Company. The Company has made available to Parent a summary of all substantive complaints or concerns relating to other matters made through the Company’s whistleblower hot-line or equivalent system for receipt of Employee concerns regarding possible violations of accounting practices or Law. (e) Since January 1, 2021 (the “Applicable Date”), the Company has timely filed all reports, statements and other documents, together with any amendments required to be made with respect thereto, that it was required to file under any applicable Law with any applicable Governmental Entity, and has paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, statement or other document or to pay such fees or assessments would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. As of their respective dates, each of such reports, statements and other documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all Laws of the applicable Governmental Entity with which they were filed. (f) None of the Company or any of its Subsidiaries has any outstanding Indebtedness for borrowed money. 3.6 Absence of Certain Changes. Since January 1, 2023 through the date of this Agreement: (a) the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course; (b) there has not been any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (c) neither the Company nor any of its Subsidiaries has taken, or agreed, committed, arranged, authorized or entered into any understanding to take, any action that, if taken on or after the date of this Agreement, would (without Parent’s prior written consent) have constituted a breach of Section 5.1(b); and (d) there has not been any change, development, event, circumstance, condition, fact, occurrence or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to the Company and its Subsidiaries. 3.7 No Undisclosed Liabilities. The Company does not have any obligations or liabilities (whether accrued, absolute, contingent, unknown or otherwise) and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in any claims against, or obligations or liabilities of, the Company or any of its Subsidiaries, other than liabilities that (a) have been specifically and adequately reserved against or reflected in the Financial Statements or (b) were incurred since the date of the Most Recent Balance Sheet in the Ordinary Course (it being understood that any liability arising as a result of any breach of Contract, breach of warranty, tortious conduct, litigation,

-21- infringement, misappropriation or violation of applicable Law will be deemed to not have incurred in the Ordinary Course). 3.8 Legal Proceedings. (a) There are no Proceedings pending or, to the Knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries that would reasonably be expected to (i) be material to the Company and its Subsidiaries, taken as a whole or (ii) prevent, materially delay or materially impair the consummation of the Transactions. (b) Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any Order (i) that restricts the manner in which the Company and its Subsidiaries conduct their respective businesses in any material respect or (ii) which would reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions. (c) To the Knowledge of the Company, there is no Proceeding or inquiry of any nature pending or threatened in writing against any current or former director of the Company (in their capacities as such or relating to their employment, services or relationship with the Company). 3.9 Employee Benefits. (a) Section 3.9(a) of the Company Disclosure Letter sets forth a correct and complete list of each material Benefit Plan. (b) With respect to each Benefit Plan, the Company has made available to Parent, to the extent applicable, correct and complete copies of (i) the Benefit Plan document, including any amendments thereto, and all related trust documents, insurance Contracts or other funding vehicle documents, (ii) a written description of such Benefit Plan if such plan is not set forth in a written document, (iii) the most recently prepared actuarial report and (iv) all material correspondence to or from any Governmental Entity received in the last three years with respect to any Benefit Plan. (c) (i) Each Benefit Plan (including any related trusts) has been established, operated and administered in material compliance with its terms and applicable Laws, including ERISA and the Code, (ii) all contributions or other amounts payable by the Company or any of its Subsidiaries with respect to each Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and (iii) there are no pending or, to the Knowledge of the Company, claims (other than routine claims for benefits) or Proceedings threatened by a Governmental Entity by, on behalf of or against any Benefit Plan or any trust related thereto. (d) With respect to each ERISA Plan, the Company has made available to Parent, to the extent applicable, correct and complete copies of (i) the most recent summary plan description together with any summaries of all material modifications thereto, (ii) the most recent IRS determination or opinion letter and (iii) the two most recent annual reports (Form 5500 or 990 series and all schedules and financial statements attached thereto). (e) Each ERISA Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be qualified under Section 401(a) of the Code and, to the Knowledge of the Company, nothing has occurred that would adversely affect the qualification or tax exemption of any such Benefit Plan. With respect to any ERISA Plan, neither the Company nor any of its Subsidiaries has engaged in a transaction in connection with which the Company or any of its

-22- Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code. (f) Neither the Company nor any ERISA Affiliate has contributed (or had any obligation of any sort) in the last six years to a plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA. (g) Neither the Company nor any ERISA Affiliate has maintained, established, participated in or contributed to, or is or has been obligated to contribute to, or has otherwise incurred any obligation or liability (including any contingent liability) under, any “multiemployer plan” within the meaning of Section 3(37) of ERISA in the last six years. No Benefit Plan is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). (h) Except to the extent required by applicable Law, no Benefit Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of the Company or any of its Subsidiaries has any obligation to provide such benefits. To the extent that the Company or any of its Subsidiaries sponsors such plans, the Company or the applicable Subsidiary has reserved the right to amend, terminate or modify at any time each Benefit Plan that provides retiree or post-employment disability, life insurance or other welfare benefits to any Person. (i) Each Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) is in documentary compliance with, and has been operated and administered in all material respects in compliance with, Section 409A of the Code and the guidance issued by the IRS provided thereunder. Neither the Company nor any of its Subsidiaries has any obligation to provide, and no Benefit Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code. (j) Neither the execution and delivery of this Agreement nor the consummation of the Transactions could, either alone or in combination with another event, (i) entitle any Employee to severance pay or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such Employee, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Benefit Plan, (iv) otherwise give rise to any material liability under any Benefit Plan or (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Benefit Plan on or following the Closing. (k) Neither the execution and delivery of this Agreement nor the consummation of the Transactions could, either alone or in combination with another event, result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code. (l) No Benefit Plan is maintained outside the jurisdiction of the United States or covers any Employees who reside or work outside of the United States. 3.10 Labor Matters. (a) Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other agreement with a labor union or like organization, and to the Knowledge of the Company, there are no activities or proceedings by any individual or group of

-23- individuals, including representatives of any labor organizations or labor unions, to organize any employees of the Company or any of its Subsidiaries. (b) There is no, and has not been any, strike, lockout, work stoppage, unfair labor practice or other material labor dispute, or material arbitration or grievance pending or, to the Knowledge of the Company, threatened. Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, terms and conditions of employment, wages and hours (including classification of employees and contractors, discrimination, harassment and equitable pay practices), and occupational safety and health. Neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder or any similar state or local Law that remains unsatisfied. (c) As of the date of this Agreement, none of the Company or any of its Subsidiaries has agreed to any settlement or entered into any settlement agreement related to allegations of sexual or racial harassment or sexual or race-based misconduct by, and to the Knowledge of the Company no allegations of sexual or racial harassment or sexual or race-based misconduct have been made against, any individual in his or her capacity as an Employee. (d) Section 3.10(d) of the Company Disclosure Letter sets forth a true and complete list as of the date of this Agreement of all Employees and contains the following information for each such Employee: (i) name or employee identification number; (ii) whether classified as exempt or non- exempt for wage and hour purposes, (iii) whether paid on a salary, hourly or a commission basis, (iv) current annual base salary, base hourly rate of pay or commission rate, as applicable, (v) full or part time status, (vi) current target annual incentive opportunity and actual bonus(es) paid within the past twelve (12) months, (vii) status (i.e., active or inactive and if inactive, type of leave and estimated duration), (viii) the dollar amount of accrued, unused paid time off or vacation balance, (ix) any transaction bonuses and other amounts to be paid to such Employee in connection with the Transactions, (x) corporate hire date and, if different, the most recent hire date and (xi) work location. 3.11 Compliance with Laws; Licenses. (a) The Company, its Subsidiaries and their respective officers, directors and Employees, and to the Knowledge of the Company, each of its and its Subsidiaries’ other Representatives are, and since the Applicable Date have been, in compliance in all respects material to the Company and its Subsidiaries with all applicable Laws. Since the Applicable Date, neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral allegation any written notice from any Governmental Entity regarding any failure to comply with any Law, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. (b) The Company and each of its Subsidiaries has obtained, holds and is in compliance with all Licenses and registrations necessary to conduct their respective businesses as presently conducted except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Except as would not be reasonably expected to be material to the Company and its Subsidiaries, taken as a whole, all Licenses are valid and in full force and effect and are not subject to any Proceeding that would reasonably be likely to result in any modification, termination or revocation thereof. (c) Section 3.11(c) of the Company Disclosure Letter sets forth a correct and complete list of each License and identifies each Company Gaming License. The Company has made available to Parent prior to the date hereof true, complete and accurate copies of all Licenses.

-24- (d) Section 3.11(d) of the Company Disclosure Letter sets forth a correct and complete list of all of the jurisdictions in which the Company or any of its Subsidiaries operates as a professional fundraiser for any charitable organization and identifies each such professional fundraising registration or certificate. All of the Company’s and its Subsidiaries’ certificates or registrations for professional fundraising are in good standing. The Company, its Subsidiaries, and their respective officers, directors, managers, members, Employees and agents are, and since the Applicable Date have been, in compliance in all material respects with all Laws, rules, and guidance applicable to fundraising for charitable organizations. Since the Applicable Date, no professional fundraising certificate or registration of the Company nor any of its Subsidiaries has been suspended, revoked, withdrawn, or ceased to be effective. (e) Neither the Company nor any of its Subsidiaries operates as a charitable organization in any state. (f) No material Licenses will be varied, suspended, revoked or cease to be effective as a result of the Transactions. There is no fact or circumstance that is reasonably expected to cause any License to be revoked, suspended, subject to a variation during its current term, or not to be renewed on terms which are no less advantageous to the Company or its relevant Subsidiary than the current terms of such License, and each action necessary to be undertaken by the Company and its Subsidiaries to enable the renewal or extension of each License that is subject to expiration has been duly taken. (g) Since the Applicable Date, neither the Company nor any of its Subsidiaries has (i) made any application for a License that has not been issued, granted or given or (ii) withdrawn any such application. (h) Since the Applicable Date, no License of the Company nor any of its Subsidiaries has been suspended, revoked, withdrawn, or ceased to be effective. (i) The Company is not in possession of (i) any legal opinion or legal advice in respect of any jurisdiction in which it currently operates or in any future jurisdiction in which it may operate in the United States, that questions the validity of, calls into question, or otherwise does not support the line of business of the Company or any of its Subsidiaries under the current Laws of such jurisdiction or (ii) any correspondence from any Governmental Entity in any jurisdiction in which the Company or any of its Subsidiaries operates, or in any other jurisdiction in the United States, that challenges, questions or otherwise provides that the proposed line of business of the Company or any of its Subsidiaries would not comply with the Laws in such jurisdiction. There are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that challenge, question or otherwise allege that the proposed line of business of the Company or any of its Subsidiaries would not comply with the Laws in any jurisdiction in which the Company or any of its Subsidiaries operates or in any other jurisdiction in the United States. (j) To the Knowledge of the Company, where required to do so under Applicable Gaming Law or by any Gaming Regulatory Authority, all relevant directors, officers, managers, Employees, partners, and contractors of the Company and its Subsidiaries have obtained and hold personal management Licenses (or local equivalent License) and such Licenses are in full force and effect. (k) To the Knowledge of the Company, all matters that are required to be notified to the relevant Gaming Regulatory Authority in accordance with the terms and conditions of the applicable Company Gaming License have been so notified.

-25- (l) Since the Applicable Date, each of the Company and its Subsidiaries has adopted all policies and procedures necessary for compliance with Applicable Gaming Laws and the terms and conditions of the Company Gaming Licenses and has adhered in all material respects with the terms thereof. (m) Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, all revocations of, or complaints, allegations or warnings directed at the Company or any of its Subsidiaries, inquiries or investigations regarding any Company Gaming License with respect to the Company or any of its Subsidiaries, in each case, as received or notified to the Company or any of its Subsidiaries in writing by a Gaming Regulatory Authority or any other statutory or Governmental Entity in respect of any such Company Gaming License within the five years prior to the date hereof, including copies of any relevant substantive correspondence, are described in reasonable detail in Section 3.11(m) of the Company Disclosure Letter. (n) Since the Applicable Date, there have been no material fines paid to, or other sanctions that have been, or threatened in writing to be, imposed on the Company or any of its Subsidiaries by, a Gaming Regulatory Authority or any other Governmental Entity in relation to the business of the Company or any of its Subsidiaries in relation to any Applicable Gaming Laws or any Company Gaming License. (o) To the Knowledge of the Company, the licensure of the Employees listed on Section 3.11(o) of the Company Disclosure Letter by Parent or any of its Subsidiaries under any Parent Gaming License would not be expected to cause any adverse modification to, or termination or revocation of, any Parent Gaming License. (p) None of the Company or any of its Subsidiaries has any operations, assets, properties, businesses or activities outside the United States. (q) The Company, its Subsidiaries and, to the Knowledge of the Company, their respective Representatives are in compliance with, and within the prior five-year period have complied with, (i) the FCPA and (ii) the Other Anti-Bribery Laws. Within the prior five-year period, none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of their respective Representatives have paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to an official or Representative (including anyone elected, nominated or appointed to be a Representative) of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity (including any official or employee of any entity directly or indirectly owned or controlled by any Governmental Entity), any royal or ruling family member or any political party or candidate for public or political office for the purpose of influencing any act or decision of any such Governmental Entity or Person to obtain or retain business, or direct business to any Person or to secure any other improper benefit or advantage in each case in violation of the FCPA or any of the Other Anti-Bribery Laws. (r) No Proceeding by or before any Governmental Entity involving the Company or its Subsidiaries or their respective directors, officers or Employees or, to the Knowledge of the Company, its and its Subsidiaries’ other Representatives relating to the Anti-Corruption Laws is pending or, to the Knowledge of the Company, threatened, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. (s) The Company and its Subsidiaries (i) have instituted policies and procedures designed to ensure compliance with the FCPA and the Other Anti-Bribery Laws and (ii) have maintained such policies and procedures in full force and effect.

-26- (t) The Company and each of its Subsidiaries are in compliance in all material respects, and within the prior five-year period have been in compliance in all material respects, with relevant sanctions and export control Laws and regulations in jurisdictions in which the Company or any of its Subsidiaries do business or are otherwise subject to jurisdiction, including the United States International Traffic in Arms Regulations, the Export Administration Regulations, and United States sanctions Laws and regulations administered by the United States Department of the Treasury’s Office of Foreign Assets Control. (u) None of the Company or any of its Subsidiaries have applied for a COVID-19 loan or applied for forgiveness of such loan. 3.12 Takeover Statutes. No “fair price,” “moratorium,” “interested stockholder,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation enacted under state or federal law (each, a “Takeover Statute”) or any anti-takeover provision in the Company’s Organizational Documents is applicable to the Company, the Company Capital Stock, the Mergers or the other Transactions. 3.13 Material Contracts. (a) Section 3.13(a) of the Company Disclosure Letter sets forth a complete and correct list of each of the following Contracts, except for any Benefit Plan, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets is bound as of the date hereof (each, a “Material Contract”): (i) each Lease pursuant to which the Company or any of its Subsidiaries currently leases or subleases real property to or from any Person; (ii) each Contract (or group of related Contracts with respect to a single transaction or series of related transactions) pursuant to which the Company or any of its Subsidiaries currently leases personal property to or from any Person providing for lease payments in excess of $50,000 per annum; (iii) each Contract between the Company and an Employee or independent contractor providing for payments in excess of $150,000 per annum; (iv) each Contract (or group of related Contracts with respect to a single transaction or series of related transactions) that involves future payments, other residual liabilities, performance or services or delivery of goods or materials to or by the Company or any of its Subsidiaries of an amount or value reasonably expected to exceed $200,000 in any future twelve (12) month period; (v) each Contract or group of related Contracts with respect to a single transaction or series of related transactions with a Company Top Supplier or Company Top Gaming Authority; (vi) each Contract concerning the establishment or operation of a partnership, strategic alliance, joint venture or limited liability company agreement or similar arrangement; (vii) each Contract entered into at any time prior to the date hereof pursuant to which the Company or any of its Subsidiaries acquired another operating business;

-27- (viii) each Contract that contains a put, call, right of first refusal, right of first offer or similar right pursuant to which the Company or any of its Subsidiaries could be required to, directly or indirectly, purchase or sell, as applicable, any securities, capital stock or other interests, assets or business of any Person; (ix) each Contract containing any standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire assets or securities of another Person; (x) each Contract that prohibits (A) the payment of dividends or distributions in respect of the capital stock, membership interests, partnership interests or other equity interests of the Company or any of its Subsidiaries, (B) the pledging of the capital stock, membership interests, partnership interests or other equity interests of the Company or any of its Subsidiaries or (C) the incurrence of material indebtedness by the Company or any of its Subsidiaries; (xi) each Contract that limits or restricts, directly or indirectly, the freedom or ability of the Company or any of its Subsidiaries (or, after the Closing, Parent or any of its Subsidiaries) to (A) compete in any line of business or with any Person or engage in any line of business within any geographic area, (B) solicit or hire any Person or solicit business from any Person or (C) use, retain or access information of a Person pursuant to the terms of a non-disclosure or confidentiality agreement other than, in the case of this clause (C) those related to commercial transactions entered into in the Ordinary Course that are not material to the Company or any of its Subsidiaries; (xii) each Contract that could require the disposition of any material assets or line of business of the Company or its Subsidiaries (or, after the Closing, Parent or its Subsidiaries), in each case, with a fair market value in excess of $50,000; (xiii) each Contract that relates to the direct or indirect acquisition or disposition of any securities, capital stock or other interests, assets or business (whether by merger, sale of stock, sale of assets or otherwise) in each case with a fair market value or purchase price in excess of $150,000 or pursuant to which the Company or any of its Subsidiaries may be required to pay or may be entitled to receive any earn-out, deferred or other contingent payments in excess of $50,000; (xiv) each Contract obligating the Company or any of its Subsidiaries to purchase or otherwise obtain any product or service exclusively from a single third party or granting any third party the exclusive right to develop, market, sell or distribute the Company’s or any of its Subsidiaries’ products or services; (xv) each Contract containing a “most favored nation” or similar provision in favor of any customer or other counterparty of the Company or any of its Subsidiaries or a limitation on the Company’s or any of its Subsidiaries’ ability to increase prices; (xvi) each Contract creating Indebtedness for borrowed money in excess of $50,000; (xvii) each Contract creating or granting a material Lien (other than a Permitted Lien) on any assets of the Company or any of its Subsidiaries, other than purchase money security interests in connection with the acquisition of equipment in the Ordinary Course;

-28- (xviii) each Contract between the Company or any of its Subsidiaries, on the one hand, and any shareholder, director, officer, consultant, employee or agent of the Company or any Person beneficially owning any of the outstanding shares of Company Capital Stock or any of their respective Affiliates, on the other hand (any such Contract, an “Affiliate Contract”); (xix) each Contract (including settlement arrangements) pursuant to which the Company or any of its Subsidiaries has agreed to settle or otherwise compromise any material pending or threatened action, suit, claim, investigation or other Proceeding; (xx) each Contract providing for indemnification or any guarantee by the Company or any of its Subsidiaries of any Person or pursuant to which any indemnification or guarantee obligations of the Company or any of its Subsidiaries remain outstanding or otherwise survive as of the date hereof, except for any such Contract entered into in the Ordinary Course that does not contain any uncapped indemnification obligations of the Company or any of its Subsidiaries; (xxi) each collective bargaining agreement or Contract with any labor union, staff association, works council or other similar agency or representative body certified or otherwise recognized for the purposes of bargaining collectively; (xxii) each Contract that provides for, or relates to, any insurance, surety or other bond maintained by the Company pursuant to Applicable Gaming Laws; (xxiii) each Contract pursuant to which (A) any license, covenant not to sue, release, waiver, immunity, option or other right is granted under any material Intellectual Property Rights owned by or purported to be owned by the Company or any of its Subsidiaries, (B) any Person has granted any license, covenant not to sue, release, waiver, immunity, option or other right under any Intellectual Property Rights to the Company or any of its Subsidiaries that is material to their businesses, (C) the Company or any of its Subsidiaries has assigned, transferred or sold, or agreed to assign, transfer or sell, any material Intellectual Property Rights to any Person, or (D) the Company or any of its Subsidiaries is subject to any obligation or covenant with respect to the use, sale, licensing, enforcement, prosecution or other exploitation of any material Intellectual Property Rights, including trademark co-existence or consent Contracts (collectively, the “Company IP Agreements”); provided that Company IP Agreements shall exclude (a) non-exclusive licenses for commercially available, off- the-shelf Software that have been granted on generally available terms; (b) non-exclusive licenses granted by the Company to customers in the Ordinary Course on the Company’s standard forms; (c) non-exclusive licenses that are incidental to the commercial transaction for which such license is granted; (d) non-disclosure agreements; and (e) assignments of Intellectual Property Rights executed by Employees and contractors of the Company or its Subsidiaries; (xxiv) each market access agreement, agreement relating to betting, gaming, gambling, sweepstakes or lottery courier services, gaming revenue share agreement or similar agreement; (xxv) each Contract involving a commitment by the Company or any of its Subsidiaries to make capital expenditures in excess of $100,000; and (xxvi) each other Contract not specifically enumerated above that is material to the Company and its Subsidiaries (taken as a whole). (b) The Company has previously delivered, or made available, to Parent current and complete copies of each written Material Contract and a written description of each oral Material

-29- Contract. Each Material Contract is valid, binding and enforceable against the Company or its Subsidiaries, as the case may be, and, to the Knowledge of the Company, against each other party thereto, subject to the Bankruptcy and Equity Exception, and is in full force and effect. There is no breach or violation of, or default under, any such Material Contract by the Company or any of its Subsidiaries and, since the Applicable Date, no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder by the Company or any of its Subsidiaries or would permit or cause the termination, non-renewal or modification thereof or acceleration or creation of any right or obligation thereunder, in each case, except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. To the Knowledge of the Company, no counterparty to any Material Contract is in breach, violation or default thereof. 3.14 Real Property. (a) Neither the Company nor any of its Subsidiaries owns any real property. (b) Section 3.14(b) of the Company Disclosure Letter sets forth a correct and complete list of all real property leased or subleased to the Company or any of its Subsidiaries (collectively, the “Leased Real Property”) and a list of all leases, amendments, modifications, guarantees, and any other material documents (the “Leases”) entered into by the Company or any of its Subsidiaries with respect to the Leased Real Property. Each of the Leases constitutes a legal, valid and binding obligation of the Company party thereto and, to the Knowledge of the Company, of the other parties thereto, subject to the Bankruptcy and Equity Exception. (c) Except in any such case as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, (i) the Company and its Subsidiaries, as applicable, have a valid leasehold interest in all Leased Real Property, free and clear of all Liens, except Permitted Liens, (ii) there exists no breach, violation or default under the Leases or, to the Knowledge of the Company, any circumstances or events, which with notice, lapse of time or both, would constitute a breach, violation or default under the Leases or permit acceleration of rent payments or termination or modification of such Leases by any third party thereunder, (iii) the Company or one of its Subsidiaries is in possession of the Leased Real Property and the Company’s and its Subsidiaries’ occupancy, use and operation of the Leased Real Property materially complies with all applicable Laws and the terms of the Leases, (iv) there are no pending or, to the Knowledge of the Company, threatened appropriation, condemnation, eminent domain or similar proceedings by any Governmental Entity relating to the Leased Real Property, and (v) there are no written or oral subleases, concessions, licenses, occupancy agreements or other Contracts or arrangement granting to any Person other than the Company or its Subsidiaries the right to use or occupy the Leased Real Property. (d) Neither the Company nor any Subsidiary owes any brokerage commissions or finder’s fees with respect to any Lease. Neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy any Leased Real Property or any portion thereof. 3.15 Environmental Matters. Except for such matters that would not individually or in the aggregate reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, since the Applicable Date, (a) the Company and its Subsidiaries have complied at all times with all applicable Environmental Laws, (b) no property currently owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) is contaminated with any Hazardous Substance which would reasonably be expected to require remediation or other action pursuant to any Environmental Law, (c) no property formerly owned or operated by the Company or any of its Subsidiaries was contaminated with any Hazardous Substance during or prior to

-30- such period of ownership or operation which would reasonably be expected to require remediation or other action pursuant to any Environmental Law, (d) neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property, (e) neither the Company nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance, (f) neither the Company nor any of its Subsidiaries has received any written, or, to the Knowledge of the Company, threatened, notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law which has not been fully resolved, (g) neither the Company nor any of its Subsidiaries is subject to any Order or any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances, (h) there are no other circumstances or conditions involving the Company or any of its Subsidiaries that would reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use or transfer of any property pursuant to any Environmental Law and (i) the Company has delivered to Parent correct and complete copies of all environmental reports, studies, assessments, sampling data and other environmental information relating to the Company or its Subsidiaries or their respective current properties or operations. 3.16 Taxes. (a) The Company and each of its Subsidiaries have (i) duly and timely filed all (taking into account any extension of time within which to file) income and other material Tax Returns required to be filed by them (or any affiliated, consolidated, combined, unitary or similar group that includes the Company or any of its Subsidiaries) with the appropriate Tax authority and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all income and other material Taxes required to be paid by them (or any affiliated, consolidated, combined, unitary or similar group that includes the Company or any of its Subsidiaries) whether or not shown on any Tax Returns; (iii) have withheld and paid all material Taxes required to have been withheld and paid by them in connection with amounts paid or owing to any Employee, stockholder, creditor, independent contractor or third party (each as determined for Tax purposes); (iv) have complied in all material respects with all information reporting (and related withholding) and record retention requirements relating to Tax or administered by a Tax authority; and (v) except as a result of an automatic extension with respect to the due date for filing a Tax Return, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency and neither the Company nor any of its Subsidiaries has received any written request by a Tax authority to execute such a waiver or extension. (b) The Company has delivered or made available to Parent copies of all income and other material Tax Returns for the Company and its Subsidiaries for all taxable periods since January 1, 2019. (c) All material Taxes required to have been collected and paid by the Company or any of its Subsidiaries on the sale of products or taxable services by the Company (whether or not denominated as sales or use Taxes) have been properly collected and paid or have been accrued for on the Company's balance sheet, and all sales tax exemption certificates or other proof of the exempt nature of sales of such products or services have, in all material respects, been properly collected and retained or, to the extent required, submitted to the appropriate Tax authority. (d) Neither the Company nor any of its Subsidiaries has received any written notice of any deficiency with respect to a material amount of Taxes proposed, asserted or assessed against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written notice of any audits, suits, claims, examinations, investigations, or other Proceedings in respect of a material amount of Taxes of the Company or any of its Subsidiaries.

-31- (e) No jurisdiction in which the Company or any of its Subsidiaries does not file a Tax Return of a particular type has asserted in writing a claim that the Company or such Subsidiary is subject to Taxes of such type or required to file Tax Returns of such type in such jurisdiction. (f) The Company has made available to Parent correct and complete copies of any private letter rulings, requests for rulings, closing agreements, gain recognition agreements, technical advice memoranda or similar agreements or rulings with respect to Taxes of the Company and its Subsidiaries. (g) There are no Liens for Taxes (except Taxes not yet due and payable) on any of the assets of the Company or any of its Subsidiaries, nor to the Knowledge of the Company, is any Tax authority in the process of imposing a Lien for Taxes upon such assets (other than a Lien for Taxes not yet due and payable). (h) Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than (i) such an agreement or arrangement exclusively between or among the Company and its Subsidiaries or (ii) any customary Tax indemnification provisions contained in commercial Contracts not primarily related to Taxes (such as financing or employment Contracts with Tax gross-up obligations or leases with Tax escalation provisions) (“Ordinary Course Commercial Agreements”)). (i) Neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of Law), as a transferee or successor, by Contract (other than pursuant to any Ordinary Course Commercial Agreement) or otherwise by Law. (j) Neither the Company nor any of its Subsidiaries has been, within the past two years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Mergers are also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. (k) Neither the Company nor any of its Subsidiaries has been, during any applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code. (l) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2). (m) The Company is, and has been since formation, properly classified for United States federal income tax purposes as a corporation. Each of the Company’s Subsidiaries are, and have been since formation, treated as disregarded entities for U.S. federal income tax purposes. (n) No Subsidiary of the Company is characterized as a “foreign” corporation for U.S. federal income tax purposes. (o) Neither the Company nor any of its Subsidiaries is engaged in, or has ever been engaged in, a trade or business through a “permanent establishment” within the meaning of an applicable income Tax treaty in any country other than the United States.

-32- (p) The Company and its Subsidiaries have delivered to Parent and are in full compliance with all material terms and conditions of any Tax deferral, Tax exemption, Tax holiday or Tax reduction agreement or order that was applied for by the Company and its Subsidiaries. None of the Company or any of its Subsidiaries have (i) deferred payment of any payroll Taxes pursuant to Section 2302 of the CARES Act or the Payroll Tax Executive Order that remains unpaid or (ii) claimed any employee retention credit pursuant to Section 2301 of the CARES Act or Section 3134 of the Code. (q) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any closing agreement, installment sale or open transaction on or prior to the Closing Date, any accounting method change or agreement with any Tax authority made or entered into on or prior to the Closing Date, any prepaid amount received on or prior to the Closing Date outside the Ordinary Course, any intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of Tax Law) incurred on or before the Closing Date, or any election pursuant to Section 108(i) of the Code or Section 965(h) of the Code (or any similar provision of Law) made with respect to any taxable period ending on or prior to the Closing Date. (r) Neither the Company nor any of its Subsidiaries has taken any action, and to the Knowledge of the Company, there is no fact or circumstance, that would reasonably be expected to prevent or impede the Mergers, taken together, from qualifying for the Intended Tax Treatment. Neither the Company nor any of its Subsidiaries has taken any action, or has any plan or intention to take any action, that would reasonably be expected to cause the Mergers, taken together, to fail to qualify for the Intended Tax Treatment. (s) Nothing in this Section 3.16 or otherwise in this Agreement shall be construed as a representation or warranty with respect to the amount or availability of any net operating loss, capital loss, Tax credits, or other Tax asset or attribute of the Company or any of its Subsidiaries in any taxable period (or portion thereof) beginning after the Closing. No representation or warranty contained in this Section 3.16 or otherwise in this Agreement (other than those in Section 3.16(i), (j) and (q)) shall apply or be deemed to apply directly or indirectly with respect to any taxable period (or portion thereof) beginning after the Closing Date. 3.17 Intellectual Property; IT Assets; Data Privacy. (a) Section 3.17(a) of the Company Disclosure Letter sets forth a correct and complete list of all Registered Company IP, indicating for each item the registration or application number, the registration or application date, and the applicable filing jurisdiction. (b) The Company and its Subsidiaries own or have sufficient and valid written rights to use all Intellectual Property Rights used in or necessary for, the conduct of their respective businesses as currently conducted and as currently planned to be conducted by the Company and its Subsidiaries, all of which rights shall survive the consummation of the Transactions, without modification, cancellation, termination, suspension of, or acceleration of any right, obligation or payment with respect to any such Intellectual Property Rights, except for Contracts disclosed pursuant to Section 3.4(b) or that otherwise would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. (c) The Company and its Subsidiaries solely and exclusively own all Company IP, free and clear of all Liens, except for Permitted Liens.

-33- (d) All Registered Company IP is subsisting, valid and enforceable, and no Registered Company IP is subject to any outstanding Order adversely affecting the validity or enforceability of, or the Company’s or its Subsidiaries’ ownership or use of, or rights in or to, any such Registered Company IP. (e) Neither the Company nor any of its Subsidiaries has received any claim, notice, invitation to license or similar communication (i) contesting or challenging the use, validity, enforceability or ownership of any Company IP material to the Company’s or any of its Subsidiaries’ respective businesses, or (ii) alleging or suggesting that the Company, any of its Subsidiaries, any of their respective products or services, or the conduct of their respective businesses infringes, misappropriates or otherwise violates the Intellectual Property Rights of any Person, whether directly or indirectly. (f) The conduct of the respective businesses of the Company and its Subsidiaries does not, and as currently planned to be conducted in a bona fide written operating plan will not, and the development, manufacture, use, sale, commercialization or other exploitation of any product, service or other offering currently provided by the Company or any of its Subsidiaries does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated any Intellectual Property Rights of any Person. (g) To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Company IP, whether directly or indirectly. Neither the Company nor any of its Subsidiaries has made or threatened any claim, notice, invitation to license or similar communication alleging that a Person has infringed, misappropriated or otherwise violated any Company IP. (h) The Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality and value of all Trade Secrets (including source code) that are owned, used or held by the Company and its Subsidiaries, and such Trade Secrets have not been used, disclosed to or otherwise discovered by any Person, except pursuant to bona-fide valid and enforceable written non- disclosure agreements that have not been breached by such Person. (i) Each former and current Employee who developed for or on behalf of the Company or any of its Subsidiaries any Intellectual Property Rights material to the businesses of the Company or any of its Subsidiaries has executed a valid and enforceable written agreement containing a present assignment to the Company or its Subsidiaries, as appropriate, of all such Intellectual Property Rights. No such Employee retains any right, title or interest in or to any such Intellectual Property Rights. Section 3.17(i) of the Company Disclosure Letter sets forth a correct and complete list of any independent contractors that have contributed to the development of any Intellectual Property Rights material to the businesses of the Company or any of its Subsidiaries. (j) No Software that is owned or purported to be owned by the Company or any of its Subsidiaries is subject to any obligation or condition under any license identified as an open source license by the Open Source Initiative (www.opensource.org/), or any license that conditions the distribution of (or providing access to) such Software on (i) the disclosure, licensing or distribution of any source code for any portion of such Software, (ii) the granting to third parties of the right to make derivative works or other modifications to such Software, (iii) permitting reverse engineering, reverse assembly or disassembly of any portion of such Software (other than as required by Law), or (iv) distribution of such Software at no or a limited license fee. No Person (other than the Company or any of its Subsidiaries) is in possession of any source code for such Software, including any escrow agent. (k) The IT Assets are sufficient for the businesses of the Company and its Subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be

-34- expected to be material to the Company and its Subsidiaries, taken as a whole, and there has been no unauthorized access to or unauthorized use of (i) any IT Assets, or (ii) any confidential or proprietary information (including Trade Secrets) that is in the Company’s or any of its Subsidiaries’ possession or control. The IT Assets operate and perform in accordance with their documentation and functional specifications and otherwise as required by the Company and its Subsidiaries in connection with their businesses as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries have implemented reasonable backup and disaster recovery technology consistent with reasonable industry practices. The Company and each of its Subsidiaries have taken reasonable steps and implemented reasonable safeguards, consistent with industry standard practices, designed to protect the IT Assets from unauthorized access and use, and none of the IT Assets contain or make available any material Malicious Code. (l) The Company and its Subsidiaries have established and implemented written policies and organizational, physical, administrative and technical measures regarding privacy, cyber security and security of Personal Information that are commercially reasonable, and consistent in all material respects with (i) applicable Laws relating to privacy, cyber security and security of Personal Information, (ii) industry standard practices, (iii) any applicable requirements of any Contracts of the Company or any of its Subsidiaries, and (iv) any publicly facing statements or policies adopted by the Company or any of its Subsidiaries (the foregoing (i) through (iv), to the extent regarding privacy, cyber security and security of Personal Information, collectively, the “Privacy and Security Obligations”). Where, and to the extent required by, applicable Privacy and Security Obligations, the Company and its Subsidiaries obligate (pursuant to written Contracts) all Persons who receive Personal Information from, or on behalf of, the Company or any of its Subsidiaries to comply with applicable Privacy and Security Obligations. (m) Since the Applicable Date, the Company and each of its Subsidiaries have (i) complied, in all material respects, with all of their respective applicable Privacy and Security Obligations regarding Personal Information, including with respect to the collection, use, storage, processing, transmission, transfer (including cross-border transfers), disclosure and protection of Personal Information, and (ii) used reasonable measures designed to ensure the confidentiality, privacy and security of Personal Information. No Person has gained unauthorized access to or misused any Personal Information, and neither the Company nor any of its Subsidiaries have notified, or have been obligated to notify, any Person or Governmental Entity with respect to any unauthorized access to, or misuse of, Personal Information. 3.18 Personal Property. Except as would not reasonably be expected to be material to the Company and its Subsidiaries (taken as a whole), the Company (a) owns, leases or licenses from third parties all tangible personal property required to conduct its business in the Ordinary Course, (b) has good and valid title to all tangible personal property owned by it, free and clear of all Liens except for Permitted Liens, and (c) immediately upon consummation of the Transactions contemplated by this Agreement, will be entitled to continue to use all material tangible personal property which is currently employed by it in the conduct of its business as presently conducted. Except as would not reasonably be expected to be material to the Company and its Subsidiaries (taken as a whole), such tangible personal property is in reasonable operating condition and reasonably fit for the particular purposes for which it is used (subject only to normal maintenance requirements and reasonable wear and tear). At the Closing, the Company will own, or have a valid and legal right to use, sufficient property, assets and other rights (whether tangible or intangible) to be able to continue to operate and conduct the business and operations of the Company in the Ordinary Course in all material respects and the Company will have good and valid title to such property, assets and other rights, free and clear of any Liens except Permitted Liens.

-35- 3.19 Insurance. The Company has made available to Parent true and complete copies of all material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries (collectively, the “Insurance Policies”). The Insurance Policies are each in full force and effect, subject to the Bankruptcy and Equity Exception, and all premiums due with respect to all Insurance Policies have been paid. Since the Applicable Date, neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the Transactions), with or without notice, lapse of time or both, would constitute or result in a breach or violation of, or default under, any of the Insurance Policies or would permit or cause the termination, non-renewal or modification thereof or acceleration or creation of any right or obligation thereunder, in each case other than such actions as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. 3.20 Suppliers and Gaming Authorities. (a) Section 3.20(a) of the Company Disclosure Letter sets forth a complete and accurate list of the top fifteen (15) suppliers or vendors of the Company and its Subsidiaries for the twelve-month period prior to the date hereof based on payments made to each supplier during such period (each, a “Company Top Supplier”), together with the amount paid to each Company Top Supplier during such period. (b) Section 3.20(b) of the Company Disclosure Letter sets forth a complete and accurate list of the top fifteen (15) lottery commissions or other similar Gaming Regulatory Authorities for the twelve-month period prior to the date hereof based on revenue of the Company and its Subsidiaries in the jurisdiction of the applicable lottery commission or Gaming Regulatory Authority (each, a “Company Top Gaming Authority”). (c) Through the date of this Agreement, (i) no Company Top Supplier, Company Top Gaming Authority or other material customer, supplier, Gaming Regulatory Authority, vendor, collaborator, distributor, licensor or contractor of the Company and its Subsidiaries has cancelled or otherwise terminated its relationship with the Company or any of its Subsidiaries or has materially altered, in a manner adverse to the Company or any of its Subsidiaries, its relationship with the Company or any of its Subsidiaries. To the Knowledge of the Company, no Company Top Supplier, Company Top Gaming Authority or other material customer, supplier, Gaming Regulatory Authority, vendor, collaborator, distributor, licensor or contractor of the Company and its Subsidiaries has any plan or intention, and has not threatened in writing, to terminate, cancel or otherwise materially modify its relationship with the Company or any of its Subsidiaries. 3.21 Related Party Transactions. There are no liabilities (including Indebtedness for borrowed money) of any Related Party to the Company, or of the Company to any Related Party (other than ordinary course, Employee- and director-related compensation and reimbursement liabilities). No Related Party (i) has any interest in any property (real, personal or mixed, tangible or intangible) used by the Company in the conduct of its business or (ii) has been, since the Applicable Date, a party to any Contract with the Company. In the five (5) years prior to the date hereof, all transactions between the Company and a Related Party have been on an arm’s-length basis on terms no less favorable to the Company than would be available from an unaffiliated third party. 3.22 Bank Accounts. Section 3.22 of the Company Disclosure Letter sets forth a true and complete list of each bank account in the name of the Company and its Subsidiaries, including the title and number of the account, the individuals with signatory authority over such account and the financial institution at which such account is located.

-36- 3.23 Brokers and Finders. Neither the Company nor any of its Subsidiaries, or any of their respective directors, managers, members or officers, as applicable, has employed any investment banker, broker or finder or incurred or will incur any liability for any brokerage payments, investment banking fees, commissions, finders’ fees or other similar payments in connection with the Transactions, except that the Company has engaged Raine Securities LLC as its financial advisor in connection with the Transactions. The Company has made available to Parent a complete and correct copy of all Contracts pursuant to which Raine Securities LLC is entitled to any fees and expenses in connection with the Transactions. 3.24 Private Placement. The Company understands and acknowledges that the offer and sale of the shares of Parent Common Stock comprising the Aggregate Stock Consideration (the “Private Placement Shares”) to the Company Stockholders is intended to be exempt from registration, and will not be registered, under the Securities Act or any applicable state securities or “blue sky” Laws and, therefore, the Private Placement Shares will be characterized as “restricted securities” under the Securities Act and such laws and may not be sold unless they are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and qualification is available. 3.25 Accredited Investors. After due inquiry and reasonable investigation, including review of all completed and executed Accredited Investor Questionnaires, the Company reasonably believes that each of the Company Stockholders receiving the Accredited Investor Closing Stock Consideration is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. 3.26 Trade Allowances. Since the Applicable Date, no customer, supplier, Gaming Regulatory Authority, vendor, collaborator, distributor, licensor or contractor of the Company and its Subsidiaries is entitled to or customarily receives material discounts, allowances, rebates, credits, preferential terms or similar reductions in price or other trade terms arising from any Contracts with or concessions granted to any such Person other than in connection with Ordinary Course promotions. Since the Applicable Date, all discounts, allowances, rebates, credits, preferential terms or similar reductions in price or other trade terms, including contra transactions, to which customers, suppliers, Gaming Regulatory Authorities, vendors, collaborators, distributors, licensors or contractors of the Company and its Subsidiaries are entitled or customarily receive have been granted by the Company and its Subsidiaries in the Ordinary Course. 3.27 Working Capital. Since the Applicable Date, (a) the Company and its Subsidiaries have managed their working capital (including timing of collection of accounts receivable and of payment of accounts payable and management of inventory) and deferred revenue amounts in the Ordinary Course and in amounts that are consistent with past practice and (b) there has not been any material change in payment terms to any customer of, or from any supplier or third party to, the Company or any of its Subsidiaries. 3.28 Products. Since the Applicable Date, each of the products designed, produced, marketed, sold, leased, installed or made available by or on behalf of the Company or any of its Subsidiaries (each, a “Product”) is, and at all times up to and including the sale thereof has been, produced in all material respects with the specifications and standards required by or contained in: (a) supplier Contracts, (b) Contracts with Gaming Regulatory Authorities, (c) all applicable requirements of Law; and (d) regulation of Governmental Entities in each jurisdiction where the Products are made available or sold. Except as set forth on Section 3.28 of the Company Disclosure Letter, since the Applicable Date, neither the Company nor any of its Subsidiaries has received any written notice that any Proceeding has been commenced or will be commenced against the Company or any of its Subsidiaries by or before any Governmental Entity alleging that any Product does not comply in all material respects with applicable Performance Standards,

-37- except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. 3.29 Information. The Company acknowledges and understands that, as of the date hereof, Parent may possess material information (“Undisclosed Information”) regarding Parent and its Subsidiaries not known to the Company or the Company Securityholders that may be material to the value of the shares of Parent Common Stock. Notwithstanding such non-disclosure, the Company has deemed it appropriate to enter into this Agreement and to consummate the Transactions. Except in connection with the representations and warranties expressly set forth in Article IV of this Agreement, included in the representation letters contemplated by Section 5.14(i) or the information set forth in the certificates required to be delivered pursuant to Section 6.3(c), or with respect to claims of actual fraud, the Company agrees that Parent shall not have any liability to the Company or any Company Securityholders whatsoever due to or in connection with non-disclosure of Undisclosed Information in connection with the Transactions, and the Company, on behalf of itself and the Company Securityholders, hereby irrevocably waives any claim that it might have based on the failure of Parent to disclose such Undisclosed Information to the Company or the Company Securityholders. 3.30 Non-Reliance. The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV of this Agreement, included in the representation letters contemplated by Section 5.14(i) or the information set forth in the certificates required to be delivered pursuant to Section 6.3(c), none of Parent, DK HoldCo, Merger Sub I, Merger Sub II nor any other Person has made any express or implied representation or warranty with respect to Parent or any of its Subsidiaries (including DK HoldCo, Merger Sub I and Merger Sub II) or Affiliates, in connection with this Agreement or the Transactions or with respect to the accuracy or completeness of any other information provided, or made available, to the Company or any of its Subsidiaries or Affiliates in connection with the Transactions, and the Company has not relied on any representation or warranty other than those expressly set forth in Article IV of this Agreement. Notwithstanding the foregoing, nothing in this Section 3.30 shall limit the Company’s remedies with respect to claims of actual fraud. 3.31 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article III, included in the representation letters contemplated by Section 5.14(i) or the information set forth in the certificates required to be delivered pursuant to Section 6.3(c), neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company or any of their respective Subsidiaries or Affiliates in connection with this Agreement or the Transactions, and the Company hereby disclaims any such other representations or warranties. Without limiting the generality of the foregoing, except for the representations and warranties expressly set forth in this Article III or the information set forth in the certificates required to be delivered pursuant to Section 6.2(c), neither the Company nor any other Person has made or makes any representation or warranty with respect to the respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects of the Company nor its Subsidiaries or Affiliates. Notwithstanding the foregoing, nothing in this Section 3.31 shall limit the DK Parties’ remedies with respect to claims of actual fraud. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT, DK HOLDCO, MERGER SUB I AND MERGER SUB II Except as set forth in (i) the Parent Reports prior to the date of this Agreement, but excluding, in each case, any disclosures set forth in any risk factor, forward-looking statement, quantitative and qualitative disclosures about market risk section or in any other section to the extent they are forward-

-38- looking statements or cautionary, predictive or forward-looking in nature, or (ii) the corresponding sections or subsections of the Parent Disclosure Letter, Parent, DK HoldCo, Merger Sub I and Merger Sub II hereby represent and warrant to the Company as of the date hereof and as of the Closing (or in the case of representations and warranties that speak as of a specified date, as of such specified date) as follows: 4.1 Organization, Good Standing and Qualification. Each of Parent, DK HoldCo, Merger Sub I and Merger Sub II (a) is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization, (b) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (c) is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except in the case of clause (b) or (c) where the failure to be so qualified or in good standing or to have such power or authority, would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions. 4.2 Parent Common Stock. Prior to the Initial Effective Time, Parent will have taken all necessary action to permit it to issue the number of shares of Parent Common Stock comprising the Aggregate Stock Consideration at the Initial Effective Time. Such shares of Parent Common Stock, when issued, (a) will be duly authorized, validly issued, fully paid and nonassessable, (b) will be issued in compliance in all material respects with applicable securities laws, including the Securities Act and any applicable state securities or “blue sky” Laws, and other applicable Laws, (c) will not, at the time of issuance in accordance with the terms of this Agreement, violate any pre-emptive rights, rights of first offer, rights of first refusal or similar rights of any Person and (d) will be free of any Liens, other than any transfer restrictions imposed by federal and state securities Laws, its organizational documents or by any agreements, documents and certificates to be executed and delivered pursuant to, or in connection with, this Agreement. Such Parent Common Stock, when issued, and the offering thereof, will not be registered, and will be exempt from registration, under the Securities Act and any applicable state securities or “blue sky” Laws. 4.3 Authority; Approval. Each of Parent, DK HoldCo, Merger Sub I and Merger Sub II has all requisite corporate or similar power and authority and has taken all corporate action necessary in order to execute, deliver and perform their obligations under this Agreement and to consummate the Transactions. This Agreement has been duly executed and delivered by Parent, DK HoldCo, Merger Sub I and Merger Sub II and, assuming the due execution by the Company, constitutes a valid and binding agreement of Parent, DK HoldCo, Merger Sub I and Merger Sub II, enforceable against Parent, DK HoldCo, Merger Sub I and Merger Sub II in accordance with its terms, subject to the Bankruptcy and Equity Exception. 4.4 Governmental Filings; No Violations. (a) Other than the expirations of waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations (i) contemplated by Section 1.4, (ii) required under the HSR Act and any applicable requirements of other Antitrust Laws, and (iii) listed on Section 4.4(a) of the Parent Disclosure Letter, no expirations of waiting periods under applicable Laws are required and no notices, reports or other filings are required to be made by Parent, DK HoldCo, Merger Sub I or Merger Sub II with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent, DK HoldCo, Merger Sub I or Merger Sub II from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent, DK HoldCo, Merger Sub I and Merger Sub II or the consummation of the Transactions, except

-39- those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions. (b) The execution, delivery and performance of this Agreement by Parent, DK HoldCo, Merger Sub I and Merger Sub II do not, and the consummation of the Transactions will not, conflict with, or result in any breach or violation of, or default (with or without notice, lapse of time or both) under, or give rise to any right of termination, loss of rights, adverse modification of provisions, cancellation or acceleration of any obligations under, or result in the creation of a Lien on any of the assets of Parent, DK HoldCo, Merger Sub I or Merger Sub II under any provision of (i) the articles of incorporation, bylaws or comparable governing documents of Parent, DK HoldCo, Merger Sub I or Merger Sub II, (ii) any Contract binding upon Parent, DK HoldCo, Merger Sub I or Merger Sub II or (iii) assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 4.4(a), any Law to which Parent, DK HoldCo, Merger Sub I or Merger Sub II is subject, except, in the case of clauses (ii) and (iii) above, for any such breach, violation, default, termination, loss, adverse modification, cancellation, acceleration or creation that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions. 4.5 Public Filings. (a) Since January 1, 2023, Parent has timely filed or furnished in all material respects all Parent Reports required to be filed or furnished (as applicable) by it with the SEC pursuant to applicable Law. As of the time filed with the SEC (or, if amended or superseded by a filing, then on the date of such filing), since January 1, 2023, the Parent Reports complied with all applicable Laws in all material respects and did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, Parent has not received from the SEC any written comments or questions with respect to any of the Parent Reports (including the financial statements included therein) that have not been resolved. (b) The consolidated financial statements of the Parent (including all related notes and schedules) included in the Parent Reports (1) complied as of the filing date in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, (2) were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), (3) fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown in accordance with GAAP (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal year-end audit adjustments) and (4) have been prepared from, and are in accordance with, the books and records of Parent and its consolidated Subsidiaries in all material respects. 4.6 Legal Proceedings. There are no Proceedings pending or, to the Knowledge of Parent, DK HoldCo, Merger Sub I or Merger Sub II, threatened against Parent, DK HoldCo, Merger Sub I or Merger Sub II that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions. None of Parent, DK HoldCo, Merger Sub I or Merger Sub II are a party to or subject to the provisions of any material Order that would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions.

-40- 4.7 Available Funds. As of the date of this Agreement, Parent has and will have at the Closing cash on hand or existing credit facilities of immediately available funds sufficient to enable it to fund the portion of the Aggregate Cash Consideration to be paid at the Closing. Parent will have sufficient funds available to satisfy its obligations to make any additional payments contemplated by this Agreement following the Closing when required to do so pursuant to the terms hereof. 4.8 Merger Sub I and DK HoldCo. The authorized capital stock of Merger Sub I consists solely of 1,000 shares of common stock, par value $0.0001, all of which are validly issued. All of the issued shares of common stock of Merger Sub I are, and at the Initial Effective Time will be, owned by DK HoldCo. Merger Sub I was formed solely for the purpose of engaging in the Transactions. Merger Sub I has not conducted any business prior to the date of this Agreement and has no, and immediately prior to the Initial Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Initial Merger and the other transactions contemplated by this Agreement. All of the issued shares of capital stock of DK HoldCo are, and at the Initial Effective Time will be, owned by Parent. 4.9 Merger Sub II. The authorized membership interests of Merger Sub II consists solely of 1,000 limited liability company units, all of which are validly issued. All of the issued membership interests of Merger Sub II are, and at the Subsequent Effective Time will be, owned by DK HoldCo. Merger Sub II was formed solely for the purpose of engaging in the Transactions. Merger Sub II has not conducted any business prior to the date of this Agreement and has no, and immediately prior to the Subsequent Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Subsequent Merger and the other transactions contemplated by this Agreement. 4.10 Brokers and Finders. None of Parent, DK HoldCo, Merger Sub I, Merger Sub II nor any of their respective Subsidiaries, nor any of their respective directors or employees (including any officers) has employed any broker, finder or investment bank or has incurred or will incur any obligation or liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement, except that the DK Parties have engaged Goldman Sachs LLC as its financial advisor in connection with the Transactions, who will be entitled to receipt of a fee upon, and subject to, the consummation of the Transactions. 4.11 Tax Matters. (a) Neither Parent, DK HoldCo nor any of their Subsidiaries has taken any action, and to the Knowledge of Parent, there is no fact or circumstance, that would reasonably be expected to prevent or impede the Mergers, taken together, from qualifying for the Intended Tax Treatment. Neither Parent, DK HoldCo nor any of their Subsidiaries has taken any action, or has any plan or intention to take any action, that would reasonably be expected to cause the Mergers, taken together, to fail to qualify for the Intended Tax Treatment. For the avoidance of doubt, for purposes of this Section 4.11(a), in the case of any action or failure to take any action by any of the DK Parties or any of their respective Affiliates or Subsidiaries resulting in a decline in the trading price or value of Parent Common Stock, such decline shall not be, in and of itself, considered as reasonably expected to prevent or impede the Mergers, taken together, from qualifying for the Intended Tax Treatment. (b) DK HoldCo, since May 5, 2022 has been, and, through the Subsequent Effective Time will be, properly treated as a direct and wholly-owned corporate subsidiary of Parent for U.S. federal income tax purposes. Parent is and will be, from the date of this Agreement through the Subsequent Effective Time, in control of DK HoldCo within the meaning of Section 368(a)(2)(D) and 368(c) of the Code.

-41- (c) Merger Sub II is, has since the date of its formation been, and, through the Subsequent Effective Time will be, properly treated as an entity that is disregarded as separate from DK HoldCo for U.S. federal income tax purposes. Merger Sub I is, has since the date of its formation been, and through the Initial Merger will be, properly treated as a direct and wholly-owned corporate subsidiary of DK HoldCo for U.S. federal income tax purposes. 4.12 Capitalization. As of the Capitalization Time, the authorized capital stock of Parent consists of 2,100,000,000 shares, of which (a) 900,000,000 shares are designated as Parent Common Stock, of which 473,457,819 shares are issued and outstanding, (b) 900,000,000 shares are designated as Class B Common Stock, par value $0.0001 per share (“Parent Class B Stock”), of which 393,013,951 shares are issued and outstanding, and (c) 300,000,000 shares are designated as Preferred Stock, par value $0.0001 per share, of which 0 shares are outstanding. All of the issued and outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the Capitalization Time, 31,650,367 restricted stock units covering shares of Parent Common Stock and 22,065,714 options to acquire shares of Parent Common Stock were outstanding pursuant to the Parent Equity Plans. 4.13 Absence of Certain Changes. From January 1, 2023 through the date of this Agreement, there has not been any change, development, event, circumstance, condition, fact, occurrence or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to Parent and its Subsidiaries. 4.14 Non-Reliance. Parent, DK HoldCo, Merger Sub I and Merger Sub II each acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III of this Agreement, included in the representation letters contemplated by Section 5.14(i) or the information set forth in the certificates required to be delivered pursuant to Section 6.3(c), neither the Company nor any other Person has made any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or Affiliates, in connection with this Agreement or the Transactions or with respect to the accuracy or completeness of any other information provided, or made available, to Parent, DK HoldCo, Merger Sub I, Merger Sub II or any of its Subsidiaries or Affiliates in connection with the Transactions, and none of Parent, DK HoldCo, Merger Sub I or Merger Sub II have relied on any representation or warranty other than those representations and warranties expressly set forth in Article III of this Agreement or the information set forth in the certificates required to be delivered pursuant to Section 6.3(c). Notwithstanding the foregoing, nothing in this Section 4.14 shall limit Parent’s, DK HoldCo’s, Merger Sub I’s or Merger Sub II’s remedies with respect to claims of actual fraud. 4.15 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV, included in the representation letters contemplated by Section 5.14(i) or the information set forth in the certificates required to be delivered pursuant to Section 6.3(c), none of Parent, DK HoldCo, Merger Sub I, Merger Sub II nor any other Person makes any other express or implied representation or warranty with respect to Parent, DK HoldCo, Merger Sub I, Merger Sub II or any of their respective Subsidiaries or Affiliates in connection with this Agreement or the Transactions, and Parent, DK HoldCo, Merger Sub I and Merger Sub II hereby disclaim any such other representations or warranties. Without limiting the generality of the foregoing, except for the representations and warranties expressly set forth in this Article IV, included in the representation letters contemplated by Section 5.14(i) or the information set forth in the certificates required to be delivered pursuant to Section 6.3(c), none of Parent, DK HoldCo, Merger Sub I, Merger Sub II nor any other Person has made or makes any representation or warranty with respect to the respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects of Parent, DK HoldCo, Merger Sub I, Merger Sub II or their respective Subsidiaries or Affiliates. Notwithstanding the foregoing, nothing in this Section 4.15 shall limit the Company’s remedies with respect to claims of actual fraud.

-42- ARTICLE V COVENANTS 5.1 Interim Operations. (a) Except (i) as set forth in Section 5.1(a) of the Company Disclosure Letter, (ii) as expressly required by this Agreement, (iii) as required by applicable Law, or (iv) as otherwise consented to in advance by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), the Company covenants and agrees that, during the period from the date hereof until the earlier of the Closing and the termination of this Agreement pursuant to Article VII, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the Ordinary Course, including, to the extent consistent therewith, by using commercially reasonable efforts to preserve substantially intact its business organization, goodwill and assets, keep available the services of its current Employees and maintain existing relations and goodwill with Governmental Entities, customers, suppliers, licensors, licensees, vendors, distributors, creditors, lessors and others with which it has substantial business relations. (b) Without limiting the generality of and in furtherance of the foregoing, except (w) as set forth in the corresponding subsection of Section 5.1(b) of the Company Disclosure Letter, (x) as expressly required by this Agreement, (y) as required by applicable Law, or (z) as otherwise consented to in advance by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), the Company covenants and agrees that, during the period from the date hereof until the earlier of the Closing and the termination of this Agreement pursuant to Article VII, the Company shall not, and shall cause each of its Subsidiaries not to: (i) amend or propose to amend its Organizational Documents; (ii) merge or consolidate with any other Person or enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses; (iii) transfer, sell, lease, divest, cancel or otherwise dispose of, or permit or suffer to exist the creation of any Lien upon, any assets (tangible or intangible), product lines or businesses of it or any of its Subsidiaries, including capital stock of any of its Subsidiaries, except in connection with services provided in the Ordinary Course and sales of obsolete assets; (iv) restructure, reorganize, dissolve or completely or partially liquidate or subject the Company or any of its Subsidiaries to any bankruptcy, receivership, insolvency or similar proceeding; (v) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any shares of capital stock of the Company or any of its Subsidiaries (other than the issuances of shares in respect of Company Options outstanding as of the date of this Agreement in accordance with their terms, and, as applicable, the Stock Plan as in effect on the date of this Agreement or the conversion of any Company Capital Stock entitled to conversion pursuant to the terms of the Company’s Certificate of Incorporation), or securities convertible or exchangeable into or exercisable for, or valued by reference to, any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock;

-43- (vi) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (other than the withholding of shares to satisfy withholding Tax obligations in respect of Company Options outstanding as of the date of this Agreement in accordance with their terms and, as applicable, the Stock Plan as in effect on the date of this Agreement); (vii) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Company or repurchase, redeem or otherwise acquire any outstanding shares of Company Capital Stock or other securities of, or other ownership interests in, the Company; (viii) grant, extend, waive or modify any material rights in or to, or acquire, exchange, sell, assign, lease, license, transfer, let lapse, abandon or otherwise dispose of, or incur any Liens or permit any Liens to be imposed on (other than Permitted Liens), any Leased Real Property, any Company IP or other material properties, of the Company or any of its Subsidiaries, other than grants of non-exclusive licenses under Company IP in the Ordinary Course; (ix) make any loans, advances, guarantees or capital contributions to or investments in any Person (other than to or from the Company and any of its wholly owned Subsidiaries), in excess of $100,000; (x) incur any Indebtedness for borrowed money or guarantee any such Indebtedness of another Person in excess of $100,000, or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries; (xi) enter into any Contract that would have been a Material Contract had it been entered into prior to the date of this Agreement or amend, modify, fail to renew, supplement, waive, terminate (partially or completely), assign, convey, encumber or otherwise transfer, in whole or in part, rights or interest pursuant to or in any Material Contract, except for terminations by the counterparty or expirations of Contracts in accordance with their terms or as required pursuant to the terms of any Benefit Plan in effect as of the date of this Agreement; (xii) amend, modify, cancel, or waive any debts or claims held by it or waive any material rights; (xiii) make any changes with respect to its accounting policies or procedures, except to the extent required by changes in Law or GAAP; (xiv) (A) commence any Proceeding or (B) settle any Proceeding for an amount in excess of $100,000, net of any amount covered by insurance, indemnification or existing reserves established in accordance with GAAP, or settle any other obligation or liability of the Company or any of its Subsidiaries (A) in excess of such amount or (B) on a basis that would result in the imposition of any Order that would restrict the future activity or conduct of the Company or any of its Subsidiaries or a finding or admission of a violation of Law or violation of the rights of any Person, except, in each case, for (1) Proceedings for the routine collection of bills or (2) in such cases which it in good faith determines that the failure to commence a Proceeding would result in the material impairment of a valuable aspect of its business, so long as the Company notifies Parent in writing before the commencement of such Proceeding and keeps Parent reasonably informed of all material developments in connection therewith;

-44- (xv) (A) make, change or rescind any material Tax election; (B) settle or compromise any claim, audit, assessment or dispute relating to any income Tax or material amount of other Tax; (C) file any material amended Tax Return; (D) make any change in any material method of Tax accounting or Tax accounting periods; (E) take any action to affirmatively surrender any claim for a refund of a material amount of Taxes; (F) enter into any closing agreement with a Tax authority relating to any material amount of Tax; or (G) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment (other than as a result of an automatic extension with respect to the due date for filing a Tax Return); (xvi) except as required pursuant to the terms of any Benefit Plan in effect as of the date of this Agreement, (A) increase in any manner the compensation or consulting fees, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any Employee; provided, that the Company may make Ordinary Course increases to its Employees’ base salaries in connection with the Company’s Ordinary Course review cycle or promotions in connection with filling vacancies (with a corresponding increase to any compensation or benefits calculated by reference to base salary) where such base salary increases do not exceed (i) in the aggregate five percent (5%) of the aggregate base salaries for all Employees in respect of fiscal year 2023 and (ii) twelve percent (12%) of any single Employee’s base salary for the prior year (provided, that if such Employee is being promoted to a position at the level of “director” and below in connection with such increase, such increase shall not exceed twenty percent (20%) of such Employee’s base salary for the prior year), (B) except with respect to any Benefit Plan in the process of being established as of the date of this Agreement, as disclosed in Section 3.9(a) of the Company Disclosure Letter, become a party to, establish, adopt, amend, commence participation in or terminate any Benefit Plan or any arrangement that would have been a Benefit Plan had it been entered into prior to this Agreement, (C) grant any new awards, or amend or modify the terms of any outstanding awards, under any Benefit Plan, (D) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Benefit Plan, (E) hire any Employee with an annualized salary or wage or fee in excess of $200,000; provided, however, that (1) the aggregate annualized salaries, wages and fees of all Employees newly hired following the date hereof in accordance with this Section 5.1(b)(xvi)(E) shall not exceed $500,000 (the “Incremental Hire Salary Cap”); provided that the Incremental Hire Salary Cap shall increase to $1 million on the six-month anniversary of the date hereof and $1.5 million on the twelve-month anniversary of the date hereof; and (2) the Company may make replacement hires irrespective of the Incremental Hire Salary Cap so long as the amount of any increase to the annualized salary (excluding bonus opportunities) of any replacement hire does not exceed five percent (5%) of the annual salary (excluding bonus opportunities) of the former Employee, (F) terminate the employment of any Employee, other than for cause or a legitimate business reason, with an annualized salary or wage or fee in excess of $200,000, (G) change any actuarial or other assumptions used to calculate funding obligations with respect to any Benefit Plan that is required by applicable Law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or (H) forgive any loans or issue any loans (other than routine travel advances issued in the Ordinary Course) to any Employee; (xvii) disclose to any third party any Trade Secrets included in the Company IP in a way that results in the loss of protection for such Trade Secrets; (xviii) (A) fail to use commercially reasonable efforts to keep in full force and effect any material Licenses, (B) modify, cancel, terminate, rescind any material License in any material respect or (C) fail to notify Parent in writing prior to applying for any material License;

-45- (xix) cancel or terminate any material Insurance Policy or cause any of the coverage thereunder to lapse (unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies, for premiums at not more than current market rates, are in full force and effect); (xx) except to the extent expressly provided by, and consistent with the line items set forth in, the Company’s capital budget set forth in Section 5.1(b)(xx) of the Company Disclosure Letter, make or authorize any payment of, or accrual or commitment for, capital expenditures in excess of $50,000 in the aggregate or, to the extent that such payments of, or accruals or commitments for capital expenditures are in connection with operations in any states in the United States in which the Company does not operate as of the date of this Agreement, in excess of $75,000 in the aggregate; (xxi) enter into any line of business in (A) any geographic area outside of the United States or (B) any new geographic area within the United States, other than in the case of this clause (B), an existing line of business in a state in the United States; provided that, in the case of this clause (B), (I) the Company provides written notice to Parent prior to conducting business in any such new state, (II) entry into such new state would not, and would not reasonably be expected to, (1) restrict, restrain or otherwise prohibit the operation of the business of the Company and its Subsidiaries or (2) jeopardize any License of the Company or any Subsidiary thereof (including its Company Gaming Licenses), and (III) neither the Company nor any Subsidiary thereof incurs costs, authorizes payments or makes commitments for payment or spending in such new state in an amount in excess of $75,000 in the aggregate; (xxii) incur costs, authorize any payments or make any commitments for payment or spending with respect to lobbying activities in an amount in excess of $200,000 in any calendar month; (xxiii) acquire assets from any other Person with a fair market value or purchase price in excess of $100,000 individually or $200,000 in the aggregate in any transaction or series of related transactions, in each case, including any amounts or value reasonably expected to be paid in connection with a future earn-out, purchase price adjustment, release of “holdback” or similar contingent payment obligation, or that would reasonably be expected to prevent, materially delay or materially impair the ability of the Company or Parent, as applicable, to consummate the Transactions prior to the Outside Date; (xxiv) become a party to, establish, adopt, amend, commence, participate in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization; (xxv) fail to manage its working capital (including the timing of collection of accounts receivable and of the payment of accounts payable and the management of inventory) and deferred revenue amounts in the Ordinary Course; (xxvi) change in any material respect the payment or payment terms to any Company Top Supplier outside the Ordinary Course; or (xxvii) agree, authorize or commit to do any of the foregoing.

-46- (c) Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct any of the Company’s operations prior to the Closing. Prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of the Company and its Subsidiaries. (d) Except (w) as set forth in the corresponding subsection of Section 5.1(b) of the Parent Disclosure Letter, (x) as expressly required by this Agreement, (y) as required by applicable Law, or (z) as otherwise consented to in advance by the Company in writing (which approval shall not be unreasonably withheld, conditioned or delayed), Parent covenants and agrees that, during the period from the date hereof until the earlier of the Closing and the termination of this Agreement pursuant to Article VII, Parent shall not, and shall cause each of its Subsidiaries not to: (i) amend or propose to amend the Organizational Documents of Parent in a manner that would reasonably be expected to materially and adversely affect the Company Stockholders relative to the stockholders of Parent; or (ii) agree, authorize or commit to do any of the foregoing. 5.2 Cooperation; Status Updates. (a) Cooperation and Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of Parent, DK HoldCo, Merger Sub I, Merger Sub II and the Company shall cooperate with each other and use (and shall cause their respective Subsidiaries and ultimate parent entities as defined under 16 C.F.R. §801.1(a)(3) (“UPEs”) to use) their respective commercially reasonable efforts to take or cause to be taken all actions reasonably necessary, proper or advisable on their part under this Agreement and applicable Law to consummate the Transactions as promptly as reasonably practicable. (b) Status Updates. Subject to applicable Laws and as required by any Governmental Entity, Parent and the Company shall each keep the other apprised of the status of matters relating to the consummation of the Transactions, including promptly furnishing the other with copies of material or substantive notices or other communications (or where no such copies are available, a reasonably detailed written description thereof) received by the other Party or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Transactions. Parent and the Company shall give prompt notice to one another of (i) any notice or other communication received by Parent or Company, as applicable, from any Governmental Entity or other third party alleging that the consent of such Person is or may be required in connection with the Transactions, (ii) any matter (including a breach of any representation, warranty, covenant or agreement contained in this Agreement) that would reasonably be expected to lead to the failure to satisfy any of the conditions to Closing in Section 6.1, Section 6.2, or Section 6.3, (iii) any changes, developments, events, circumstances, conditions, facts, occurrences or effects that, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect, or (iv) any change, occurrence, fact or condition with respect to which Parent or the Company, as applicable, may terminate this Agreement pursuant to Article VII. 5.3 Regulatory Filings and Approvals. (a) Submission of Filings and Notices. Without limiting the generality of anything contained in this Section 5.3, each of Parent, DK HoldCo, Merger Sub I, Merger Sub II and the Company shall (and shall cause their respective Subsidiaries and UPEs to) use its commercially reasonable efforts to cooperate in all respects and consult with each other in connection with any filing or submission in connection with any investigation or other inquiry of any Governmental Entity, including the following:

-47- (i) Exchanging Information. Parent, DK HoldCo, Merger Sub I, Merger Sub II and the Company shall (and shall cause their respective Subsidiaries and UPEs to), upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, UPEs, directors, managers, officers, members and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries or UPEs to any Governmental Entity in connection with the Transactions. (ii) Initial Submissions. Each of Parent, DK HoldCo, Merger Sub I, Merger Sub II and the Company shall (and shall cause their respective Subsidiaries and UPEs to) prepare and file as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, clearances, registrations approvals, permits and authorizations necessary or advisable to be obtained from any Governmental Entity in order to consummate the Transactions. Without limiting the foregoing, each of Parent and the Company shall (and shall cause their respective Subsidiaries and UPEs to) make their respective filings of the notification and report form required under the HSR Act no later than ten (10) Business Days after the date of this Agreement. (iii) Subsequent Submissions. Each of Parent, DK HoldCo, Merger Sub I, Merger Sub II and the Company shall (and shall cause their respective Subsidiaries and UPEs to) promptly provide all documents requested by any Governmental Entity to the extent reasonably necessary or advisable to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from such Governmental Entity in order to consummate the Transactions, including to any requests for additional information or documentary material made by a Governmental Entity pursuant to 15 U.S.C. §18a(e) or any information or documentary material reasonably required to obtain the Requisite Regulatory Approvals. (iv) Conduct of Interactions with Government Entities. Subject to applicable Laws relating to the exchange of information, the Parties shall cooperate on all matters with any Governmental Entity in respect of any filing, investigation, inquiry or litigation relating to the Transactions or the other matters contemplated by this Section 5.3, including Section 5.3(c); provided that, in the event of disagreement between the Parties, Parent shall have final decision-making authority with respect to proceedings under the HSR Act or any other Antitrust Law; provided, further, that the Company or its outside legal counsel shall have the right to review in advance and, to the extent practicable, Parent will consider in good faith the views of the Company in connection with, all the information relating to the Company and any of its Subsidiaries that appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with the Transactions. Subject to the preceding sentence and to the extent not prohibited by applicable Law, Parent, on the one hand, and the Company, on the other hand, shall, in connection with this Agreement and the Transactions, with respect to actions taken on or after the date hereof: (i) promptly notify the other Party of, and if in writing, furnish the other Party with copies of (or, in the case of oral communications, advise the other Party of) any substantive communications from or with any Governmental Entity; (ii) consult with and permit the other Party to review and discuss in advance, and consider in good faith the view of the other Party in connection with, any proposed substantive written or oral communication with any Governmental Entity; (iii) not participate in any substantive meeting or have any substantive communication with any Governmental Entity unless it has given the other Party a reasonable opportunity to consult with it in advance and, to the extent not prohibited by such Governmental Entity, gives the other Party the opportunity to attend and participate therein; (iv) promptly furnish the other Party’s outside legal counsel with copies of all filings and communications between it and any such Governmental Entity with respect to this Agreement; and (v) promptly furnish

-48- the other Party’s outside legal counsel with such necessary information and reasonable assistance as the other Party’s outside legal counsel may reasonably request in connection with its preparation of necessary submissions of information to any such Governmental Entity. Subject to applicable Law and not limiting the first sentence of this Section 5.3(a)(iv), Parent and the Company will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted on behalf of any Party hereto relating to proceedings under the HSR Act or any other Antitrust Law. None of Parent, DK HoldCo, Merger Sub I, Merger Sub II and the Company shall (and each of them shall cause their respective Subsidiaries and UPEs not to) (i) commit to or agree with any Governmental Entity to stay, toll, or extend any applicable waiting period or to not consummate the Transactions for any period of time or (ii) pull and refile, in each case, without the prior written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed); provided that Parent, DK HoldCo, Merger Sub I, Merger Sub II or any of its Affiliates or UPEs shall be entitled to pull and refile on one occasion within the first sixty (60) days following the date of this Agreement without the prior written consent of the Company. (v) Redactions. Materials required to be provided pursuant to this Section 5.3 may be provided on an outside legal counsel only basis or redacted (i) to remove references concerning the valuation of the Company, (ii) as necessary to comply with contractual arrangements, (iii) as necessary to address attorney-client or other privilege concerns and (iv) as necessary to remove sensitive personal, financial or confidential information of individuals that may be contained in any personal disclosure forms. (b) Remedies. In furtherance and not in limitation of the covenants of the Parties contained in this Section 5.3, and in order to obtain all required approvals under the HSR Act, other applicable Antitrust Law and any other Requisite Regulatory Approval, promptly and in any event before the Outside Date, each of Parent, DK HoldCo, Merger Sub I, Merger Sub II and the Company shall, and shall cause their respective Subsidiaries and UPEs to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, Contract or Order to: (i) sell, dispose of or divest, or (ii) propose, negotiate or offer to effect, or consent or commit to, any such sale, disposal or divestiture of any assets, licenses, operations, rights, product lines, businesses or interest therein of Parent or the Company (or any of their respective Subsidiaries or UPEs) (any of the foregoing, a “Remedy Action”); provided, however, that notwithstanding the foregoing, (x) none of this Section 5.3, the “commercially reasonable” standard set forth in Section 5.2 or any other terms contained herein shall require, or be construed to require Parent or the Company or any of their respective Subsidiaries or UPEs, in order to obtain any Requisite Regulatory Approvals or any other approvals with any Governmental Entity, to take or agree to take (and, without the prior written consent of Parent, none of the Company nor any of its Subsidiaries will take or agree to take) any action (including any Remedy Action) that would or would reasonably be expected to result in or be a Burdensome Condition and (y) the Company and its Subsidiaries shall be required to become subject to, or consent or agree to or otherwise take any Remedy Action, or any action with respect to, any Order, requirement, condition, understanding or agreement of or with a Governmental Entity to take a Remedy Action, only if the applicable action or Remedy Action is conditioned on the consummation of the Transactions. “Burdensome Condition” means the executing or carrying out, consenting to or offering to or agreeing to, or otherwise taking of any action (including any Remedy Action) with respect to, any requirement, condition, limitation, understanding, agreement (including consent decrees and undertakings) (A) to sell, dispose of or divest any assets, licenses, operations, rights, product lines, businesses, properties or interest therein (1) of the UPE of Parent that are Parent Class B Stock, Parent Common Stock or other equity interests of Parent or any of its Subsidiaries held by the UPE of Parent or any Affiliates of the UPE of Parent (other than Parent and Subsidiaries of Parent) or (2) of Parent, the Company or any of their respective Affiliates (including UPEs) that bore a fair market value in excess of $100,000 in the aggregate as of December 31, 2023 or (B) to lease, license

-49- or otherwise encumber, hold separate or take any other behavioral remedies with respect to any assets, licenses, operations, rights, product lines, businesses, properties or interest therein of Parent, the Company or any of their respective Affiliates (including UPEs). For the avoidance of doubt, the phrase “lease, license or otherwise encumber, hold separate or take any other behavioral remedies” in this Section 5.3(b) does not refer to the sale, disposition, or divestiture of assets, licenses, operations, rights, product lines, businesses or interests. (c) Litigation. In furtherance and not in limitation of the covenants of the Parties contained in this Section 5.3, each of Parent, DK HoldCo, Merger Sub I, Merger Sub II and the Company shall (and shall cause their respective Subsidiaries and UPEs to) use their commercially reasonable efforts to contest and defend against the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing on or before the Outside Date, including defending through litigation on the merits any Proceeding asserted in any court of competent jurisdiction with respect to the Transactions by the U.S. Federal Trade Commission, the U.S. Department of Justice or any other applicable Governmental Entity or any private party; provided, that, (i) Parent may, but shall not be required to, in its sole discretion determine whether to appeal any injunction or other Order issued by a federal district court and (ii) all fees, costs and expenses incurred in connection with the foregoing shall be paid by the Party incurring such fees, costs and expenses. (d) Interim Transactions. From the execution of this Agreement until the Closing, Parent, DK HoldCo, Merger Sub I, Merger Sub II and the Company, shall not (and shall cause their respective Subsidiaries and UPEs not to) acquire or agree to acquire, whether by merging or consolidating with, acquiring a portion of the assets of, acquiring equity in, or otherwise acquiring any portions of or interests in (or agreeing to do any of the foregoing), any Person set forth on Section 5.3(d) of the Company Disclosure Letter. Notwithstanding the foregoing, Parent’s UPE shall not be precluded from acquiring, solely as a passive investment, an interest in any venture capital, private equity or other fund that does not own more than a five percent (5%) interest in any of the Persons set forth on Section 5.3(d) of the Company Disclosure Letter. 5.4 No Solicitation of Acquisition Proposals or Change in Recommendation. (a) No Solicitation or Negotiation. The Company agrees that neither it nor any of its Subsidiaries shall, and the Company shall cause its and its Subsidiaries’ respective Representatives not to, directly or indirectly: (i) initiate, solicit, propose, encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any Person relating to, any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; (iii) agree to, approve, endorse, recommend or consummate any Acquisition Proposal; (iv) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture

-50- agreement, partnership agreement or other agreement relating to any Acquisition Proposal (each, an “Alternative Acquisition Agreement”); or (v) otherwise facilitate any effort or attempt to make an Acquisition Proposal. (b) No Change in Recommendation. The Company Board shall not (i) withhold, withdraw, qualify or modify (or propose to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Board Recommendation; (ii) fail to include the Board Recommendation in the Information Statement or (iii) approve or recommend, or publicly declare advisable any Acquisition Proposal or publicly propose to enter into any Alternative Acquisition Agreement (any of the actions set forth in the foregoing clauses (i) through (iii), a “Change of Recommendation”). (c) Existing Discussions. The Company agrees that it and its Subsidiaries shall, and the Company shall cause its and its Subsidiaries’ respective Representatives to, (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person with respect to any Acquisition Proposal or proposal that would reasonably be expected to lead to an Acquisition Proposal or any Alternative Acquisition Agreement, (ii) deliver a written notice to each such Person solely requesting the return or destruction of all Confidential Information previously provided to such Person by or on behalf of the Company or any of its Subsidiaries and (iii) immediately terminate any access by any Person (other than Parent, DK HoldCo, Merger Sub I, Merger Sub II and their respective Representatives) to any physical or electronic data room relating to an Acquisition Proposal. (d) Notice. The Company agrees that it will promptly (and, in any event, within twenty-four (24) hours) notify Parent if any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, or any information is requested from or any such discussions or negotiation with respect to an Acquisition Proposal are sought to be initiated or continued with, it or any of its Subsidiaries or Representatives, indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers (including, if applicable, complete copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent informed, on a current basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified. (e) Compliance by Subsidiaries and Representatives. The Company agrees that any violation of this Section 5.4 by any Subsidiary of the Company or any of the Company’s or its Subsidiaries’ respective Representatives shall be deemed a breach of this Section 5.4 by the Company. 5.5 Required Stockholder Approval. In accordance with the Company’s Organizational Documents and applicable Laws (including Sections 228 and 262 of the DGCL), the Company shall obtain Written Consents from Company Stockholders holding a number of shares of Company Capital Stock sufficient to satisfy the Required Stockholder Approval in lieu of a meeting pursuant to the applicable provisions of the DGCL for the purposes of adopting this Agreement and acknowledging that such adoption is irrevocable and results in the waiver of any right of such Company Stockholders to exercise appraisal rights in connection with the Mergers pursuant to the applicable provisions of the DGCL no later than twenty-four (24) hours following the earlier of (i) 5:30 p.m. Eastern Standard Time on the fourth Business Day immediately following the date of this Agreement and (ii) the time that Parent disseminates a press release with respect to its entry into this Agreement (a “DK Deal Announcement”); provided that the Company shall not, and shall cause its Subsidiaries and its and their respective Representatives not to, seek to obtain from any Company Stockholders not listed on Schedule I hereto such Written Consents until the earlier of (x) 5:30 p.m. Eastern Standard Time on the fourth Business Day

-51- immediately following the date of this Agreement and (y) the time of the DK Deal Announcement (such period, the “Initial Stockholder Consent Delivery Period”). As promptly as practicable and, in any event, prior to the expiration of the Initial Stockholder Consent Delivery Period, if Written Consents constituting the Required Stockholder Approval are duly executed and delivered to the Company, the Company shall deliver to Parent a copy thereof (including by electronic transmission), certified as correct and complete by an executive officer of the Company. The Company shall not, and shall cause its Subsidiaries and its and their respective Representatives not to, and shall instruct each Company Stockholder with any Representatives on the Company Board not to (and to cause their respective Representatives not to), publicly make, disseminate, issue or otherwise communicate any information with respect to the entry into this Agreement or the consummation of the Transactions unless and until the Company is permitted to seek Written Consents under this Section 5.5. 5.6 Stockholder Support Agreements. After the date of this Agreement and prior to the Initial Effective Time, the Company shall use its commercially reasonable efforts to obtain Support Agreements executed and delivered by all Company Stockholders. As promptly as practicable and, in any event, prior to the Initial Effective Time, the Company shall deliver to Parent a copy of each Support Agreement (including by electronic transmission), certified as correct and complete by an executive officer of the Company. The Support Agreements will constitute each Company Stockholder’s agreement and consent to (a) with respect to any Company Stockholder that did not execute a Written Consent, waive any right of such Company Stockholder to exercise appraisal rights in connection with the Mergers pursuant to the applicable provisions of the DGCL, (b) appoint the Stockholder Representative to act as its Representative, agent and attorney-in-fact pursuant to Article IX, (c) ratify the Company’s Certificate of Incorporation in effect on the date hereof and waive any rights that the Company Stockholder may have in respect of the remediation and validation of the Certificate of Incorporation, (d) fully and unconditionally release any and all claims such stockholder now has, previously had or may in the future have as a Company Stockholder, including with respect to the calculation of the Per Share Merger Consideration set forth in the Funds Flow Memorandum, as a condition to receiving the Per Share Merger Consideration, in favor of Parent, DK HoldCo, Merger Sub I, Merger Sub II, Initial Surviving Company and Subsequent Surviving Company and their respective Subsidiaries and each of their directors, officers, managers, employees and Affiliates, (e) adopt this Agreement, including the provisions herein with respect to the Retention Holdback, the Purchase Price Adjustment Holdback, the Stockholder Representative Expense Amount and the indemnification obligations set forth in Article VIII and Article IX and (f) terminate all agreements, including stockholders agreements and voting agreements, between or among the Company and the Company Stockholders. 5.7 Information Statement. Promptly following the execution and delivery of this Agreement (but in any event within ten (10) Business Days of the date hereof), the Company shall prepare and mail to each holder of Company Capital Stock an information statement regarding this Agreement, the Transactions, and related matters, which shall be in a form reasonably acceptable to Parent (as it may be amended or supplemented from time to time with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the “Information Statement”). The Information Statement shall constitute (i) an information statement for the Company’s solicitation of consent (in the form of the Written Consent) of the holders of Company Capital Stock entitled to vote with respect to the adoption of this Agreement, (ii) a notice of the availability of appraisal rights under the DGCL and (iii) a solicitation of each Company Stockholder with respect to the adoption and execution of the Support Agreement. The Information Statement shall include, among other things, (a) a statement to the effect that the Company Board has unanimously recommended that the holders of Company Capital Stock entitled to vote approve the adoption of this Agreement, (b) a statement that adoption of this Agreement shall constitute, among other things, approval by the holders of Company Capital Stock of the withholding of the Retention Holdback, Purchase Price Adjustment Holdback, Stockholder Representative Expense Amount, Reserve Holdback and an agreement to the indemnification obligations

-52- set forth in Article VIII, (c) a questionnaire in a form reasonably acceptable to Parent to be completed and delivered to Parent prior to the Closing Date stating that such Person is an Accredited Investor and agreeing to the transfer restrictions related to the shares of Parent Common Stock constituting the Accredited Investor Closing Stock Consideration contained therein (the “Accredited Investor Questionnaire”) and (d) such other information as Parent and the Company reasonably agree is required or advisable under applicable Laws to be included therein. The Company shall prepare any other necessary documentation required to be provided to holders of Company Capital Stock, including any Dissenting Stockholders, pursuant to the DGCL. None of the information supplied or to be supplied by the Company for inclusion in the Information Statement or any amendment or supplement thereto will contain, as of the date of the delivery of such document, any untrue statement of a material fact, or will omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Parent for inclusion in the Information Statement, if any, or any amendment or supplement thereto will contain, as of the date of the delivery of such document, any untrue statement of a material fact, or will omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. 5.8 Third-Party Consents. Upon the terms and subject to the conditions set forth in this Agreement, the Company and its Subsidiaries shall use their commercially reasonable efforts to obtain or provide, as applicable, prior to the Closing (and deliver evidence of the same to Parent at or prior to the Closing) all consents, waivers, approvals and notices of third parties as are necessary or advisable in connection with the consummation of the Transactions, including those listed in Section 5.8 of the Company Disclosure Letter. In connection therewith, neither the Company nor any of its Subsidiaries shall be required to (a) make any payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or concede anything of value, (b) amend, supplement or otherwise modify any such Contract or (c) agree or commit to do any of the foregoing, in each case, that are not required under the express terms of any Contract with any Person for the purposes of giving, obtaining and/or effecting any third-party consents. Except as otherwise expressly set forth in Article VI, for the avoidance of doubt, each of the Parties acknowledges and agrees that the failure to obtain or provide (as applicable) any such consent, waiver, approval or notice shall not be, in and of itself, a condition to the Closing. 5.9 Access and Reports; Retention of Books and Records. (a) Subject to applicable Law and the terms of the Confidentiality Agreement, the Company shall, and shall cause its Subsidiaries to, afford Parent’s officers and other authorized Representatives reasonable access, during normal business hours and upon reasonable advanced notice throughout the period prior to the Closing, to its Employees, properties, books, Contracts and records and, during such period, the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent all information concerning its business, properties and personnel as Parent may reasonably request for the purpose of furthering the consummation of the Transactions and integration planning with respect thereto or obtaining the R&W Insurance Policy or any other reasonable business purpose in connection with the Transactions; provided that the foregoing shall not require the Company to disclose any information, that in the reasonable judgment of the Company in consultation with its outside legal counsel would (i) violate any applicable Law, (ii) result in the disclosure of any Trade Secrets or (iii) disclose any privileged information of the Company or any of its Subsidiaries; provided, further, that prior to withholding any access or information pursuant to the foregoing, the Company shall notify Parent in writing of the nature of the information being withheld and take any actions as may reasonably be requested by Parent to implement alternate arrangements in order to allow Parent such access or information to the fullest extent reasonably practicable under the circumstances without causing such result or violation provided, further, that Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with

-53- the business or operations of the Company and/or its Subsidiaries. All information accessed by Parent pursuant to this Section 5.9 shall be governed by the terms of the Confidentiality Agreement. 5.10 Publicity. The initial press release with respect to the Transactions shall be a joint press release and thereafter no press or other public announcement, or public statement or comment in response to any inquiry relating to the Transactions shall be issued or made by the Company, the Company Securityholders or the Stockholder Representative without the prior consent of the other Parties (other than the Stockholder Representative) (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law; provided that, notwithstanding the foregoing, following Closing, the Stockholder Representative shall be permitted to announce that it has been engaged to serve as the Stockholder Representative in connection herewith as long as such announcement does not disclose any of the other terms hereof. Following the initial press release, Parent shall reasonably consult with the Company, and give due consideration to reasonable comments by the Company, prior to (x) issuing any press releases or otherwise making planned public statements with respect to the Transactions and (y) except as otherwise provided in Section 5.3, making any filings with any third party or any Governmental Entity (including any national securities exchange) with respect thereto, except (i) as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange, including NASDAQ or (ii) any consultation that would not be reasonably practicable as a result of requirements of applicable Law. Parent may make any public statements in response to questions by the press, analysts, investors or those attending industry conferences or analyst or investor conference calls, so long as such statements are not inconsistent in tone or substance with previous statements made jointly by the Company and Parent. 5.11 Employee Benefits. (a) Parent agrees that all of the Employees who continue to remain employed with Parent or its Subsidiaries (including, following the Closing, the Subsequent Surviving Company) as of the Closing (the “Continuing Employees”) shall be provided with, (i) during the period commencing on the Closing Date and ending on the one year anniversary of the Closing (or, if earlier, the date of the Continuing Employee’s termination of employment with Parent or such Subsidiary), base salary or base wage and target annual cash bonus opportunities that are substantially comparable in the aggregate to those in effect for such Continuing Employee immediately prior to the Closing and, (ii) during the period commencing on the Closing Date and ending at the end of the year in which Closing occurs (or, if earlier, the date of the Continuing Employee’s termination of employment with Parent or such Subsidiary), retirement and welfare benefits (excluding equity-based and other long-term incentive compensation) that are substantially comparable in the aggregate to those provided by the Company and its Subsidiaries to such Employees immediately prior to the Closing. (b) Parent shall use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Closing occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Closing for which payment has been made and (iii) give each Continuing Employee service credit for such Continuing Employee’s employment with the Company and its Subsidiaries for purposes of vesting, benefit accrual and eligibility to participate under each applicable benefit plan of Parent, as if such service had been performed with Parent, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits.

-54- (c) Prior to the Closing, if requested by Parent in writing, to the extent permitted by applicable Law and the terms of the applicable plan or arrangement, the Company shall cause the Company’s 401(k) Plan to be terminated effective immediately prior to the Closing. In the event that Parent requests that the Company’s 401(k) Plan be terminated, the Company shall provide Parent with evidence that the Company’s 401(k) Plan has been terminated (the form and substance of which shall be subject to review and approval by Parent) not later than the day immediately preceding the Closing Date. (d) Prior to the Closing and thereafter (as applicable), the Company and Parent shall take all reasonably necessary actions as may be required, including amendments to the 401(k) Plan and/or the tax-qualified defined contribution retirement plan designated by Parent (the “Parent 401(k) Plan”) to (i) permit each Continuing Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, including of loans) in the form of cash, Parent Common Stock, notes (in the case of loans) or a combination thereof, in an amount equal to the full account balance distributed or distributable to such Continuing Employee from the Company 401(k) Plan to the Parent 401(k) Plan, and (ii) have each Continuing Employee become a participant in the Parent 401(k) Plan on the Closing Date (giving effect to the service crediting provisions of Section 5.11(a)); it being agreed that there shall be no gap in participation in a tax-qualified defined contribution plan. (e) (1) At least three Business Days prior to the Closing Date, the Company shall submit for approval by its stockholders, in conformance with Section 280G of the Code and the regulations thereunder (the “280G Stockholder Vote”), any payments that could constitute a “parachute payment” pursuant to Section 280G of the Code (each a “Parachute Payment”), (2) at least five Business Days prior to the Closing Date, each of the applicable “disqualified individuals” (as defined under Section 280G of the Code and the regulations promulgated thereunder) shall have received a waiver form pursuant to which the disqualified individual may elect to irrevocably waive any applicable Parachute Payments, and (3) the Company shall have delivered to Parent true and complete copies of all disclosure and documents that comprise the waivers and stockholder approval of each Parachute Payment in sufficient time to allow Parent to comment thereon but no less than five Business Days prior to the 280G Stockholder Vote, and shall reflect all reasonable comments of Parent thereon. (f) Prior to making any broad-based written or broad-based oral communications to the Employees of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are directly affected by the Transactions, the Company shall provide Parent with a copy of the intended communication, Parent shall have no less than three (3) Business Days to review and comment on the communication, and the Company shall consider any such comments in good faith. (g) Nothing contained in this Agreement is intended to (i) be treated as an amendment of any particular Benefit Plan, (ii) prevent Parent or any of its Affiliates from amending or terminating any of their benefit plans or, after the Closing, any Benefit Plan in accordance their terms, (iii) prevent Parent, the Subsequent Surviving Company or any of their Affiliates, after the Closing, from terminating the employment of any Continuing Employee or (iv) create any third-party beneficiary rights in any Employee of the Company or any of its Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent, the Subsequent Surviving Company or any of their respective Affiliates or under any benefit plan which Parent, the Subsequent Surviving Company or any of their respective Affiliates may maintain. (h) Parent will implement, or cause to be implemented, a Management Incentive Plan with terms consistent with those set forth on Exhibit H to provide for incentive payments for the benefit of certain Continuing Employees as soon as reasonably practicable following the Closing. Any

-55- payments or benefits to be provided under the Management Incentive Plan shall be separate from payments to be provided pursuant to Company Options as set forth in Section 2.10. (i) Following the date of this Agreement, the Company agrees that it shall use commercially reasonable efforts to facilitate Parent’s and its Affiliates’ negotiation of Offer Letters, to be effective following the Closing, with the Company’s Employees. 5.12 Indemnification; Directors’ and Officers’ Insurance. (a) For a period of six (6) years after the Closing and to the fullest extent that the Company is or would be permitted to do so under applicable Law and its organizational documents, (i) Parent agrees that it will, and will cause the Subsequent Surviving Company to, indemnify and hold harmless each Indemnified Director or Officer against any costs or expenses (including reasonable and documented attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any Proceeding in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the Initial Effective Time, whether asserted or claimed prior to, at or after the Initial Effective Time, and (ii) Parent or the Subsequent Surviving Company shall also advance reasonable, documented out-of-pocket expenses as incurred in connection therewith (upon receipt from such Person or a written request therefor, accompanied by invoices or other relevant documentation); provided that any Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication that such Person is not entitled to indemnification hereunder or under applicable Law. (b) Prior to the Initial Effective Time, the Company shall purchase and fully pay for an extended reporting period endorsement under the Company’s existing directors’ and officers’ liability insurance coverage or otherwise in a form reasonably acceptable to Parent that shall provide each Indemnified Director or Officer with coverage in respect of claims arising out of or relating to any event that occurred at or prior to the Initial Effective Time (including in connection with the Transactions) for six (6) years following the Initial Effective Time with such terms as are not materially less favorable in the aggregate to the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by the Company (the “D&O Tail Policy”). Parent shall not, and shall cause the Subsequent Surviving Company to not, take any action to eliminate such D&O Tail Policy. The cost of any D&O Tail Policy shall be considered a Company Transaction Expense for purposes of this Agreement. (c) Parent agrees that, subject to applicable Laws, all rights to indemnification, advancement of expenses and all limitations of liability existing in favor of each Indemnified Director or Officer as provided in (i) the Company’s Organizational Documents as in effect as of the date of this Agreement and (ii) any other indemnification agreements (as applicable) as in effect as of the date of this Agreement, and disclosed in Section 5.12(c) of the Company Disclosure Letter, in each case, with respect to matters occurring on or prior to the Initial Effective Time, shall survive the Mergers and shall continue in full force and effect thereafter, without any amendment thereto for a period of six (6) years from the Initial Effective Time. (d) The provisions of this Section 5.12 shall survive the consummation of the Mergers and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Director or Officer, each of whom is an express third-party beneficiary of this Section 5.12. The obligations of Parent and the Subsequent Surviving Company under this Section 5.12 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Director or Officer under this Section 5.12 without the consent of such affected Indemnified Director or Officer.

-56- (e) If Parent or the Subsequent Surviving Company or any of their respective legal successors or permitted assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the legal successors and permitted assigns of Parent or the Subsequent Surviving Company, as applicable, shall assume all of the obligations set forth in this Section 5.12. 5.13 Confidentiality. The terms of the Confidentiality Agreement, entered into between the Company and DK Crown Holdings Inc. (formerly DraftKings Inc.), a Delaware corporation dated as of July 13, 2021 (as amended, supplemented or otherwise modified from time to time, including pursuant to the Clean Team Confidentiality Agreement, the “Confidentiality Agreement”), shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement shall terminate. 5.14 Tax Matters. (a) Parent shall timely prepare and file, or cause to be timely prepared and filed all Tax Returns of the Company or any of its Subsidiaries that are first required to be filed by the Company or any of its Subsidiaries after the Closing Date with respect to a Pre-Closing Tax Period (including Straddle Periods) (any such Tax Return, a “Pre-Closing Tax Return”). Each Pre-Closing Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by applicable Law) and without a change of any election or any accounting method. With respect to any Pre-Closing Tax Return that relates to income Taxes, Parent agrees that, to the extent permitted by applicable Law at a “more likely than not” standard (or higher level of comfort), all Transaction Deductions will be treated as properly allocable to the Pre-Closing Tax Period of the Company or its applicable Subsidiary. Parent shall provide a copy of any Pre-Closing Tax Return to the Stockholder Representative at least thirty (30) days prior to the due date thereof for income Pre-Closing Tax Returns and ten (10) days prior to the due date for filing for any other Pre-Closing Tax Returns. Parent shall reflect any changes on the Pre-Closing Tax Return reasonably requested by the Stockholder Representative, and no Pre-Closing Tax Return shall be filed without the Stockholder Representative’s consent (not to be unreasonably withheld, conditioned or delayed). (b) In the case of Taxes of the Company or its Subsidiaries that are payable with respect to a taxable period that begins on or before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that relates to the portion of such taxable period ending on the Closing Date shall be: (1) in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property (other than Transfer Taxes, which shall be allocated based on Section 5.14(d)), or (iii) required to be withheld, deemed to be the amount of Taxes equal to the amount which would be payable if the taxable year ended with the Closing Date; and (2) in the case of other Taxes (other than Transfer Taxes, which shall be allocated based on Section 5.14(d)), deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period. To the extent any income of the Company or any of its Subsidiaries is attributable to an interest in an entity or arrangement classified as a partnership or other “flow-through” entity for Tax purposes, such entity or arrangement shall be treated for purposes of this Agreement as if its taxable year ended on the Closing Date and Taxes attributable to the income and gain of each such entity through the Closing Date shall be considered to be attributable to the portion of the taxable period ending on the Closing Date. (c) The Stockholder Representative and Parent shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Section 5.14 or in connection with any Tax Proceeding related to the Company or

-57- any of its Subsidiaries. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities, filing any Tax Returns, or entering into any agreements with a Governmental Entity to settle a Tax Proceeding. (d) All Transfer Taxes shall be borne equally by Parent, on the one hand, and the Company Securityholders, on the other hand. The Company Securityholders’ 50% portion of any Transfer Taxes shall be included in Company Transaction Expenses and Parent’s 50% portion shall be borne directly by Parent. Parent shall, at the Company Securityholders’ expense, timely prepare and file any Tax Returns or other filings relating to such Transfer Taxes and promptly, after the Closing, provide a copy of such Tax Returns to the Stockholder Representative for its review and approval (not to be unreasonably withheld, conditioned or delayed) prior to filing (with any such expense incurred in connection with such filings to be deducted from the Stockholder Representative Expense Amount, to the extent funds are available therein, and to the extent the full amount of the funds are not available therein, then from (i) first, the Purchase Price Adjustment Holdback, (ii) second, the Reserve Holdback and (iii) third, the Retention Holdback). Parent, the Company and the Stockholder Representative (after the Closing) shall reasonably cooperate to establish any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. (e) After the Closing, the Stockholder Representative and Parent shall notify each other regarding, and within ten (10) days after, the receipt by such Party or any of its Affiliates (including the Company) of notice of any Tax Proceeding relating to the Company or any of its Subsidiaries to the extent relating to any Pre-Closing Tax Period or the Intended Tax Treatment (provided, however, that the failure of the Parent or the Stockholder Representative, as applicable, to give such notice shall not relieve the Parent or the Company Securityholders, as applicable, of any of its indemnification obligations, except to the extent that the Parent or the Company Securityholders (or the Stockholder Representative), as applicable, is actually prejudiced by such failure). If any Tax Proceeding that commences or continues after the Closing relates solely to the Reserved Matter or solely to Taxes related to a period ending on or prior to the Closing Date, the Stockholder Representative shall have the right, at its election and at the Company Securityholders’ expense, to control such Tax Proceeding; provided, that with respect to any Tax Proceeding which the Stockholder Representative elects to control, (i) Parent shall have the right, at its own expense, directly or through its designated representatives, to participate fully in such Tax Proceeding, including to review in advance and comment upon submissions made in the course of such Tax Proceeding and to attend any in-person or telephonic meetings, (ii) subject to clause (iii), Parent’s consent (not to be unreasonably withheld, conditioned or delayed) shall be required for any settlement by the Stockholder Representative that would affect the Tax liability of the Company, any of its Subsidiaries or Parent in any taxable period beginning after the Closing Date and (iii) with respect to the Reserved Matter, Parent’s consent (which may be withheld in its sole discretion) shall be required for any settlement in respect thereof that (x) is in an amount that exceeds the Reserve Holdback Amount or is entered into following the release of the Reserve Holdback or (y) would be reasonably likely to increase the probability that the Company or any of its Subsidiaries would be required to pay sales Taxes or other Losses to any Texas Governmental Entity in respect of taxable periods following the Closing Date; provided, further, that with respect to any Tax Proceeding commencing or continuing after the Closing which the Stockholder Representative does not or is not permitted to control pursuant to this Section 5.14(e), (I) Parent shall diligently and in good faith defend such Tax Proceeding, (II) the Stockholder Representative shall have the right, at the Company Securityholders’ own expense, directly or through its designated Representatives, to participate fully in such Tax Proceeding, including to review in advance and comment upon submissions made in the course of such Tax Proceeding and to attend any in-person or telephonic meetings and (III) the Stockholder Representative’s consent (not to be unreasonably withheld, conditioned or delayed) shall be required for any settlement by Parent that could affect the Intended Tax Treatment or that would reasonably be expected to increase the liability for Taxes for which the Company

-58- Securityholders are liable pursuant to this Agreement (including as a reduction to the Aggregate Purchase Price or as a result of an indemnification obligation). (f) Effective as of no later than the Closing, any and all Tax sharing or allocation agreements or arrangements to which the Company or any of its Subsidiaries is a party (other than Ordinary Course Commercial Agreements) shall be terminated, such that none of Parent or any of its Affiliates (including, after the Closing, the Company and its Subsidiaries) shall have any further liability thereunder. The parties to any such terminated agreement or arrangement shall, immediately prior to such termination, pay all amounts accrued and owing, if any, thereunder. (g) Each of the DK Parties, the Company and their respective Affiliates and Subsidiaries shall use its commercially reasonable efforts to cause the Mergers, taken together, to qualify for the Intended Tax Treatment. None of the DK Parties, the Company, their respective Affiliates or Subsidiaries shall (and such Persons shall cause their respective Subsidiaries not to) take any action, or fail to take any action, whether before or after the Initial Effective Time, if such action or failure to act would reasonably be expected to prevent or impede the Mergers, taken together, from qualifying for the Intended Tax Treatment. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that in the case of any action or failure to take any action by any of the DK Parties or any of their respective Affiliates or Subsidiaries resulting in a decline in the trading price or value of Parent Common Stock, such decline shall not be, in and of itself, a violation of this Section 5.14(g). For the avoidance of doubt, nothing in this Section 5.14(g) shall (without limitation): (1) require (including as a condition of Closing) the DK Parties to amend this Agreement, restructure or alter the consideration (including the amount thereof) payable under this Agreement, except to the extent set forth in Section 5.14(k), (2) prevent the DK Parties from taking such post-Closing actions as are permitted by Section 368(a)(2)(C) of the Code and Treasury Regulations Section 1.368-2(k) or (3) prevent Parent from making “open market” repurchases as contemplated by Revenue Ruling 99-58. (h) Each Party to this Agreement shall promptly as reasonably practicable notify the other Parties in writing if, before the Closing Date, such Party knows or has reason to believe, in such Party’s reasonable judgment, that the Mergers, taken together, would not reasonably be expected to qualify for the Intended Tax Treatment (and whether the terms of this Agreement could be reasonably amended in order to facilitate such qualification). Each of the DK Parties, the Company and their respective Affiliates shall (i) file all Tax Returns consistent with the Intended Tax Treatment (including attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with the U.S. federal income Tax Returns of the Company and Parent for the taxable year that includes the Mergers), and (ii) take no Tax position inconsistent with the Intended Tax Treatment (whether in audits, Tax Returns or otherwise) except to the extent otherwise required by a “determination” as such term is used in Section 1313(a) of the Code. (i) (i) The Company shall use its commercially reasonable efforts to deliver to Cooley LLP, counsel to the Company (“Company’s Counsel”), and Sullivan & Cromwell LLP, counsel to Parent (“Parent’s Counsel”), a representation letter (the “Company Tax Representation Letter”) in a form substantially similar to Exhibit I, dated as of the Closing Date and signed by a Company Tax Knowledge Party, containing representations of the Company as shall be reasonably necessary or appropriate to enable Company’s Counsel and Parent’s Counsel to render the opinions described in clauses (iii) and (iv) of this paragraph, (ii) Parent shall use its commercially reasonable efforts to deliver to Parent’s Counsel and Company’s Counsel a representation letter (the “Parent Tax Representation Letter”) in a form substantially similar to Exhibit J, dated as of the Closing Date and signed by a Parent Tax Knowledge Party, containing representations of Parent as shall be reasonably necessary or appropriate to enable Company’s Counsel and Parent’s Counsel to render the opinions described in clauses (iii) and (iv) of this paragraph, (iii) the Company shall use its commercially reasonable efforts to

-59- procure from Company’s Counsel and deliver to the Company and Parent an opinion to the effect that, based on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Mergers will qualify for the Intended Tax Treatment (the “Company Tax Opinion”), and (iv) Parent shall use its commercially reasonable efforts to procure from Parent’s Counsel, and deliver to the Company and Parent an opinion to the effect that, based on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Mergers will qualify for the Intended Tax Treatment (the “Parent Tax Opinion”); provided, that, for the avoidance of doubt, the delivery of any of the documents contemplated by this Section 5.14(i) shall not be a condition to the obligations of any Party to consummate the Transactions. In rendering the Company Tax Opinion or Parent Tax Opinion (as applicable), Company’s Counsel and Parent’s Counsel shall be entitled to rely upon customary assumptions, representations, warranties and covenants reasonably satisfactory to it, including the representations set forth in the representation letters contemplated by this Section 5.14(i). (j) After the Closing, none of the DK Parties, the Company, Subsequent Surviving Company, or any of their Affiliates shall (i) file any Tax Return of the Company or its Subsidiaries relating to any Pre-Closing Tax Period except in accordance with Section 5.14(a) or amend any Tax Return of the Company or its Subsidiaries relating to any Pre-Closing Tax Period, (ii) make or change any Tax election or change any method of accounting that has effect to any Tax Return of the Company or its Subsidiaries relating to any Pre-Closing Tax Period, (iii) initiate or file any voluntary disclosure or similar agreements with any Governmental Entity regarding Seller Indemnified Taxes or Tax Returns of the Company or its Subsidiaries relating to any Pre-Closing Tax Period or (iv) agree to extend or waive the statute of limitations with respect to Taxes of the Company or its Subsidiaries for a Pre-Closing Tax Period, in each such case, except (A) with the prior written consent of the Stockholder Representative (which will not be unreasonably withheld, conditioned or delayed), or (B) if such action would not be reasonably expected to materially increase the liability of the Company Stockholders for Seller Indemnified Taxes or otherwise for Taxes pursuant to this Agreement (including as a reduction to Aggregate Purchase Price). (k) Notwithstanding anything to the contrary in this Agreement, if the value of the portion of the Aggregate Purchase Price (together with any other amounts treated as purchase price for Company Capital Stock, as defined for U.S. federal income tax purposes), and, for the avoidance of doubt, not taking into account the Parent Common Stock described in clause (b) of the definition of Merger Stock Consideration, payable or issuable to Company Stockholders in respect of their Company Capital Stock (the “Total Stockholder Consideration”) that is comprised of shares of Parent Common Stock (the “Stock Portion”) is not at least 40% of the aggregate value of the Total Stockholder Consideration as of the Closing Date (the “Reorg Threshold”), determined using the Closing Date Parent Trading Price, then the portion of the Total Stockholder Consideration that is comprised of cash (the “Cash Portion”) shall be reduced and the Stock Portion shall be increased to the minimum extent necessary, determined using the Closing Date Parent Trading Price, to achieve the Reorg Threshold; provided that in the event an increase in the Stock Portion pursuant to this Section 5.14(k) would require Parent to issue any shares of Parent Common Stock (including shares that would be deliverable pursuant to converted equity awards pursuant to Section 2.10) such that after giving effect to such issuance the aggregate number of shares of Parent Common Stock that would be issued by Parent pursuant to this Agreement would exceed 19.99% of the shares of Parent Common Stock that are issued and outstanding immediately prior to such issuance (the “Parent Share Cap”), then, at the discretion of the Company, either (A) the Stock Portion shall be comprised of a number of shares of Parent Common Stock equal to the Parent Share Cap and the Cash Portion shall be increased by an amount equal to (i) the number of shares of Parent Common Stock that would have been issued but for the Parent Share Cap, multiplied by (ii) the Closing Date Parent Trading Price or (B) the Company Stockholders shall receive the Total Stockholder Consideration that such Company Stockholders would have received if this Section 5.14(k) were not in the Agreement; provided, further, that if, by disregarding the Total Stockholder Consideration

-60- payable in respect of Company Capital Stock acquired upon exercise of an In-the-Money Option after the date hereof, the Reorg Threshold would not be achieved, this Section 5.14(k) shall be applied (and, to the minimum extent necessary to satisfy the Reorg Threshold, the Stock Portion shall be increased and the Cash Portion shall be reduced) without taking into account such Total Stockholder Consideration. For the avoidance of doubt, in no event shall Parent be required to issue any shares of Parent Common Stock pursuant to this Agreement to the extent that after giving effect to such issuance, the aggregate number of shares of Parent Common Stock that would be issued pursuant to this Agreement would exceed the Parent Share Cap. For the avoidance of doubt, for each additional share of Parent Common Stock that is added to the Stock Portion, the Cash Portion shall be reduced by the Closing Date Parent Trading Price. For purposes of calculating the Total Stockholder Consideration under this Section 5.14(k) at the Closing, (i) it shall be assumed that the Stockholder Representative Expense Amount, the Purchase Price Adjustment Holdback, the Retention Holdback Amount and the Reserve Holdback Amount are paid in full to the Company Securityholders in cash at the Closing Date and that any Aggregate Purchase Price that would otherwise be paid in respect of a Dissenting Share is paid in cash at the Closing Date, and (ii) any Post- Closing Adjustment payments pursuant to Section 2.7(a) (other than a release of the Purchase Price Adjustment Holdback) shall not be taken into account at Closing. Notwithstanding anything to the contrary in this Agreement, once the Post-Closing Adjustment is determined pursuant to Section 2.7(a), and to the extent any other adjustments are made to the purchase price (as defined for U.S. federal income tax purposes) paid or payable to Company Stockholders, appropriate adjustments to the mix of cash and Parent Common Stock payable to the Company Stockholders pursuant to Section 2.7(a) or any other section of this Agreement shall be made in a manner consistent with this Section 5.14(k), if necessary, to ensure that the Stock Portion of the Total Stockholder Consideration (as modified after giving effect to any Post-Closing Adjustment payments pursuant to Section 2.7(a) or any other adjustment to the purchase price) is not less than the Reorg Threshold (as adjusted to take into account all such adjustments after the Closing Date, and calculating the Parent Common Stock payable at such time for purposes of confirming the Reorg Threshold (including for purposes of calculating the additional number of shares Parent Common Stock payable in lieu of cash and the corresponding reduction in cash as contemplated by this Section 5.14(k)) consistent with the definition of “Closing Date Parent Trading Price” but utilizing the trading day ending on the date such adjustment to the purchase price (as defined for U.S. federal income tax purposes) becomes due and payable in lieu of the Closing Date). “Closing Date Parent Trading Price” means the average of the highest and lowest price per share of Parent Common Stock on the NASDAQ (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, as reported in another authoritative source mutually agreed by the Company and Parent) for the trading day ending on the Closing Date (or the trading day immediately following the Closing Date if the Closing Date is not a trading day). Prior to making any payment pursuant to this Agreement to any Company Stockholder, Parent and the Company (prior to the Closing) and the Stockholder Representative (from and after the Closing) will reasonably and in good faith cooperate to make any determinations or adjustments required by this Section 5.14(k), including prior to making any Post-Closing Adjustment payments. (l) Prior to the Closing, Parent and the Company shall use commercially reasonable efforts to cooperate with the Payments Administrator to enable the Company Stockholders to designate, in the Letter of Transmittal or a separate attachment thereto, shares of Company Capital Stock (on a per share or per lot basis) that will be exchanged for the cash consideration and stock consideration payable pursuant to this Agreement and the proportions thereof for purposes of Treasury Regulation Section 1.356-1(b). (m) For all applicable Tax purposes, the Parties agree that the entirety of the Aggregate Purchase Price (including, for the avoidance of doubt, the Purchase Price Adjustment Holdback, Retention Holdback Amount, Reserve Holdback Amount and Stockholder Representative Expense Amount), except for amounts payable in respect of Company Options, will be treated as

-61- consideration for the Company Capital Stock, and none of such Aggregate Purchase Price will be allocated to the confidentiality, non-competition and non-solicitation agreements entered into in connection with this Agreement (including the Support Agreements) or otherwise treated as compensation for services, and no Party will take any action or filing position inconsistent with the foregoing. 5.15 Takeover Statutes. If any Takeover Statute is or may become applicable to the Mergers or the other Transactions contemplated by this Agreement, the Company and the Company Board shall grant such approvals and take such actions as are necessary so that such Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such Transactions. 5.16 R&W Insurance Policy. (a) Parent shall use commercially reasonable efforts to bind the R&W Insurance Policy and to execute and enter into the R&W Insurance Policy at or prior to the Closing, which such policy shall, for the avoidance of doubt, include terms to the effect that the R&W Insurance Policy insurers waive their rights to bring any claim against the Company, the Stockholder Representative or the Company Stockholders by way of subrogation, claim for contribution or otherwise, except in the event of actual fraud. Parent shall not to modify or amend any provision of R&W Insurance Policy that relates or pertains to the rights to subrogation against the Company, the Stockholder Representative or the Company Stockholders in a manner adverse to the Company, the Stockholder Representative or the Company Stockholders, without the Company’s prior written consent prior to Closing or the Stockholder Representative’s prior written consent at or following the Closing. For the avoidance of doubt, Parent acknowledges and agrees that the obtaining of R&W Insurance Policy is not a condition to the Closing. (b) The Company shall, and shall cause its Subsidiaries to, cooperate with Parent, the R&W Insurance Policy insurers and their respective Representatives in connection with binding R&W Insurance Policy, including by (i) cooperating with the R&W Insurance Policy insurers’ due diligence investigation of the Company and its Subsidiaries and (ii) using commercially reasonable efforts to answer any due diligence questions or document requests, including by providing as promptly as reasonably practicable responses and underlying documents reasonably responsive to such questions or requests, as applicable. 5.17 Transfer of Private Placement Shares; Registration Statement. (a) As promptly as practicable following the Closing (and in any event no later than fifteen (15) Business Days after the Closing Date, Parent shall prepare and file with the SEC a registration statement of Parent registering the resale by each Accredited Investor who has returned a completed Support Agreement and a completed Selling Stockholder Questionnaire in the form attached hereto as Exhibit K (a “Selling Stockholder Questionnaire”) of the shares of Parent Common Stock to be issued to the Accredited Investors hereunder (such shares, the “Registrable Shares,” and such registration statement, the “Resale Registration Statement”) prior to the Closing Date provided that any such securities shall cease to be Registrable Shares on the earliest to occur of when (i) such Registrable Shares have been disposed of in accordance with the Resale Registration Statement, (ii) such Registrable Shares shall have been sold in accordance with Rule 144 (or any similar provision then in effect), (iii) with respect to a holder, all such securities still held by such holder are eligible for resale by such holder, together with its Affiliates, pursuant to Rule 144 under the Securities Act (or other exemption from registration under the Securities Act) without any volume, manner of sale or other limitations (including current public information requirements under Rule 144) and provided that any restrictive legends on all Registrable Shares have been removed (or been caused to be removed) by Parent or (iv) such Registrable Shares have ceased to be outstanding. The Company shall use its commercially reasonable efforts to

-62- cause to be delivered to Parent completed, executed and delivered by the Company Stockholders who are Accredited Investors the Selling Stockholder Questionnaires. Each Accredited Investor that has returned a completed Support Agreement and a properly completed Selling Stockholder Questionnaire prior to the Closing Date is referred to herein as a “Selling Stockholder.” (b) If Parent is eligible to file a Resale Registration Statement on Form S-3 pursuant to Rule 462(e) under the Securities Act (an “Automatic Resale Registration Statement”), the Resale Registration Statement shall be an Automatic Resale Registration Statement. If Parent is not eligible to use an Automatic Resale Registration Statement, the Resale Registration Statement shall be on Form S-3, or if Form S-3 is not available to Parent, another appropriate form. If the Resale Registration Statement is not an Automatic Resale Registration Statement, Parent shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective under the Securities Act as promptly as practicable after such Resale Registration Statement is filed. Parent will advise the Selling Stockholders promptly after Parent receives any written request by the SEC for amendment of the Resale Registration Statement or any written SEC comments thereon. Once the Resale Registration Statement is declared effective, Parent shall notify each of the Selling Stockholders of such declaration, and thereafter, subject to the other applicable provisions of this Agreement, shall use commercially reasonable efforts to cause the Resale Registration Statement to be continuously effective and usable until the date that is the first anniversary of the Closing Date, or such earlier time when no Registrable Shares remain (the “Registration Period”). Parent shall use commercially reasonable efforts to cause the Resale Registration Statement (including the documents incorporated therein by reference) to comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act. (c) The Resale Registration Statement (or any prospectus or prospectus supplement forming a part of such Resale Registration Statement), as initially filed, shall include the Registrable Shares of all Selling Stockholders for whom Parent has received completed Selling Stockholder Questionnaires and completed Support Agreements on or before the Closing Date and, subject to any applicable lock-up arrangements, allow for distributions by such Selling Stockholders (A) to an Affiliate of such Selling Stockholder, (B) if the Selling Stockholder is an individual, to an immediate family member or trust for the benefit of such Selling Stockholder or one or more of such Selling Stockholder's immediate family members, (C) pursuant to the laws of testamentary or intestate succession or otherwise involuntarily transferred by operation of law or (D) if the Selling Stockholder is a partnership, corporation, or limited liability company, to any one or more partners, stockholders or members thereof; provided, however, that such Selling Stockholder shall give Parent written notice prior to the time of such transfer stating the name and address of the transferee and identifying the Registrable Shares being transferred to the transferee and such transferee shall first execute and deliver to Parent a joinder agreement in form and substance reasonably satisfactory to Parent agreeing to be bound by the terms of this Agreement applicable to Selling Stockholders. Any such transfer of such Registrable Shares pursuant to this Section 5.17(c) is referred to as a “Permitted Transfer,” and any such transferee of Registrable Shares pursuant to this Section 5.17(c) is referred to herein as a “Permitted Transferee.” On a date requested by the Stockholder Representative in writing (so long as such date is at least fifteen (15) Business Days after such request), Parent shall use commercially reasonable efforts to file an amendment or supplement, as appropriate, to the Resale Registration Statement (and any prospectus or prospectus supplement forming a part of such Resale Registration Statement) to include the Registrable Shares of any Permitted Transferees to the extent such filing is required in order to permit the Permitted Transferees to offer and sell pursuant to the Resale Registration Statement the Registrable Shares received by the Permitted Transferees in the Permitted Transfer. Parent further agrees to provide in the Resale Registration Statement (and in any prospectus or prospectus supplement forming a part of such Resale Registration Statement) that all Permitted Transferees shall, by virtue of receiving Registrable Shares in a Permitted Transfer, be deemed to be selling stockholders under the Resale Registration Statement (or any such prospectus or prospectus supplement) with respect to the Registrable Shares received by such

-63- Permitted Transferees in such Permitted Transfers. Parent shall only be required to file two (2) such amendments or supplements. Parent shall include the plan of distribution in the Resale Registration Statement (and any prospectus or prospectus supplement forming a part of such Resale Registration Statement). (d) Parent shall notify each of the Selling Stockholders as promptly as reasonably practicable upon discovery that, or upon the discovery of the happening of any event as a result of which, the Resale Registration Statement (or any prospectus or prospectus supplement forming a part of such Resale Registration Statement) contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and use commercially reasonable efforts to supplement or amend such prospectus as promptly as reasonably practicable so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading in the light of the circumstances under which they were made. After the Resale Registration Statement becomes effective, Parent shall notify each of the Selling Stockholders, of any request by the SEC that Parent amend or supplement such Resale Registration Statement or prospectus, and Parent shall use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith as may be reasonably necessary to keep the Resale Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by the Resale Registration Statement. Parent shall furnish to the Selling Stockholders such numbers of copies of a prospectus, including a preliminary prospectus, and any supplement to any prospectus, as required by the Securities Act. Parent shall reasonably cooperate with the Selling Stockholders with respect to the removal of any restrictive legends as the Selling Stockholders may reasonably request in order to facilitate the disposition of their Registrable Shares, subject to each Selling Stockholder promptly providing any information reasonably requested by Parent to facilitate such action (including any customary representation letters or other information reasonably requested by Parent, its transfer agent or counsel). If a Selling Stockholder holds Registrable Shares that are eligible to be sold (i) without restriction under Rule 144 (other than the restrictions set forth under Rule 144(i)) or (ii) pursuant to an effective Resale Registration Statement, then, at such Selling Stockholder's written request, accompanied by such customary representations and other documents as Parent or its transfer agent shall reasonably request, Parent shall, reasonably promptly, use commercially reasonable efforts to cause Parent’s transfer agent to remove any restrictive legend set forth on the Registrable Shares held by such Selling Stockholder (including, if required by Parent’s transfer agent, by delivering to Parent’s transfer agent a direction letter and opinion of counsel in form reasonably acceptable to Parent’s transfer agent). (e) Parent shall indemnify and hold harmless each Selling Stockholder with Registrable Shares included in the Resale Registration Statement against any and all Losses to which such Selling Stockholder may become subject by reason of (a) any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into the Resale Registration Statement or any amendments or supplements thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (c) any violation or alleged violation by Parent (or any of its Affiliates) of the Securities Act, the Exchange Act or any state securities Law in connection with the Resale Registration Statement or the offer or sale of Registrable Shares thereunder, in each case, solely to the extent such Losses directly arise out of or result from any claim or cause of action made against such Selling Stockholder by an unaffiliated third party (excluding, for the avoidance of doubt, any Permitted Transferee of such Selling Stockholder) who purchased such Registrable Shares from such Selling Stockholder; provided, that Parent shall not be liable for any such Losses to the extent such Losses arise out of or are based upon information furnished to Parent by or on behalf of such Selling Stockholder expressly for use in the Resale Registration Statement; provided, further, that the indemnity obligations set forth in this Section

-64- 5.17(e) shall not apply (i) to amounts paid in settlement of any such Losses if such settlement is effected without the prior written consent of Parent or (ii) if Parent is not given reasonably prompt notice of the claim. Parent shall have the right to assume the defense and settlement of any claim or suit for which Parent may be responsible for indemnification under this Section 5.17(e). (f) Upon receipt of written notice from Parent that the Resale Registration Statement (or any prospectus or prospectus supplement forming a part of such Resale Registration Statement) contains or would contain an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, each of the Selling Stockholders shall forthwith discontinue disposition of Registrable Shares pursuant to the Resale Registration Statement until he, she or it has received copies of a prospectus that does not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading in the light of the circumstances under which they were made (it being understood that Parent hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice as set forth in Section 5.17(d) above), or until he, she or it is advised in writing by Parent that the use of the prospectus may be resumed (any such period, a “Suspension Period”). If the filing, initial effectiveness or continued use of the Resale Registration Statement at any time would require Parent to make a public disclosure that in the good faith judgment of Parent, after consultation with outside counsel, (i) would be required to be made in the Resale Registration Statement (or any prospectus or prospectus supplement forming a part of such Resale Registration Statement) in order for the Resale Registration Statement or supplement or prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would reasonably be likely to require premature disclosure of information that (x) if disclosed at such time, could be harmful to the interests of Parent and its stockholders, (y) would not be required to be made at such time if the Resale Registration Statement were not being filed or (z) otherwise requires the public disclosure of material non-public information, or (iii) Parent has a bona fide business purpose for not making such information public, including if such disclosure would materially interfere with a business, acquisition or divestiture or financing transaction involving Parent or any of its Subsidiaries or would require the inclusion in the Resale Registration Statement of financial statements that are unavailable to Parent for reasons beyond Parent’s control, Parent may, upon giving prompt written notice of such action to the Selling Stockholders, delay the filing or initial effectiveness of, or suspend use of, the Resale Registration Statement for the shortest period of time, but in no event more than forty-five (45) days, determined in good faith by Parent to be necessary or appropriate for such purpose (any such period, a “Blackout Period”). In the event Parent exercises its rights under this Section 5.17(f), the Selling Stockholders shall suspend, immediately upon their receipt of the notice referred to above, their use of the prospectus relating to the Resale Registration Statement in connection with any sale or offer to sell Registrable Shares. Parent shall promptly notify the Selling Stockholders of the expiration of any period during which it exercised its rights under this Section 5.17(f). Notwithstanding anything to the contrary in this Section 5.17, in no event shall the duration of all Suspension Periods and Blackout Periods continue for more than ninety (90) days in the aggregate during any 365-day period; provided, that during any such Suspension Period or Blackout Period, (x) Parent may only register any securities for sale by Parent or for resale by any other securityholders during such Suspension Period or Blackout Period if such securities are also subject to such Suspension Period or Blackout Period, (y) Parent shall work in good faith to limit the duration of any such Suspension Period or Blackout Period and (z) Parent shall suspend the usage of all other then-effective registration statements and related prospectuses during such Suspension Period or Blackout Period other than registration statements and related prospectuses for the sale of securities to or by employees of Parent or a Subsidiary of Parent pursuant to equity incentive plans. In the event of the postponement of the filing of any amendment or supplement, or of the suspension of the use of, or trading under, the Resale Registration Statement pursuant to Section 5.17, the Registration Period shall be

-65- extended by that number of days equal to the number of days in the Suspension Period and/or Blackout Period. Promptly following the cessation or discontinuance of the facts and circumstances forming the basis for any such postponement or suspension, Parent shall amend the Resale Registration Statement and/or amend or supplement any related prospectus or prospectus supplement to the extent necessary, and take all other actions reasonably necessary, to allow the offer and sale or other disposition of Registrable Shares to recommence as promptly as reasonably practicable, and shall promptly notify each of the Selling Stockholders in writing when such offers and sales or other dispositions of Registrable Shares under the Resale Registration Statement may recommence. (g) From the date of this Agreement until the earlier of the date this Agreement is terminated in accordance with its terms and the end of the Registration Period, Parent shall use its commercially reasonable efforts to make and keep public information available, as those terms are defined in Rule 144 under the Securities Act, and file with the SEC in a timely manner all reports and other documents required to be filed by Parent under the Securities Act and the Exchange Act. (h) All of the expenses incurred in connection with any registration of Registrable Shares pursuant to this Agreement, including all SEC fees, blue sky registration and filing fees, listing notices and filing fees, printing fees and expenses, transfer agents’ and registrars’ fees and expenses and all fees and expenses of Parent’s outside counsel and independent accountants of Parent shall be paid by Parent. Parent shall not be responsible for any selling expenses of any Selling Stockholder (including any broker’s fees or commissions) or fees or expenses of outside counsel or independent accountants of any Selling Stockholder or, to the extent incurred prior to the Closing, the Company in connection with the Resale Registration Statement. (i) Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock being issued in the Transactions to be approved for listing (subject to notice of issuance) on NASDAQ effective as of the Closing. 5.18 Director and Officer Resignations. The Company shall deliver to Parent prior to the Closing a resignation letter (which may be conditioned upon the occurrence of the Closing) from each then-current member of the Company Board and all then-current officers of the Company, unless Parent requests that any such resignations not be delivered no later than three Business Days prior to Closing. 5.19 Delivery of Data Room. At the Closing the Company shall deliver or cause to be delivered to each of Parent and the R&W Insurance Policy insurer two copies of a CD, DVD-ROM or USB drive containing a true and complete copy of the Data Room as of the date of Closing Date. 5.20 Company Indebtedness. The Company shall use its reasonable efforts to, on a timely basis and as reasonably requested by Parent, (i) deliver (or cause to be delivered) at the Closing, notices of the payoff, discharge and termination of any outstanding Indebtedness and other obligations of the Company under the MVB Loan Documents or any other Indebtedness described in clauses (a) or (b) of the definition of “Indebtedness” (“Borrowed Money Indebtedness”) and other obligations required to be paid off, discharged or terminated in accordance with and within the time periods required by the MVB Loan Documents or other Contracts governing such Borrowed Money Indebtedness (which notices may be conditioned upon the Closing to the extent permitted under the MVB Loan Documents and such applicable Contracts governing such Borrowed Money Indebtedness) (collectively, the “Debt Payoff Amount”), (ii) take all other actions required or advisable prior to the Closing to facilitate the repayment of the obligations with respect to and termination of the commitments under such Borrowed Money Indebtedness and the release of any encumbrances and termination of all guarantees granted in connection therewith, and (iii) obtain customary executed payoff letters or other similar evidence in form and substance reasonably acceptable to Parent in respect of such Borrowed Money Indebtedness (the “Debt

-66- Payoff Letters”) at least three Business Days prior to Closing. At its option and upon reasonable notice to the Company, Parent shall be permitted to deliver to the Company in respect of any Borrowed Money Indebtedness prior to or at the Closing an amount in immediately available funds equal to the amount set forth in the Debt Payoff Letters (which amount shall be deemed to have been paid directly to the applicable lender(s) party to such Debt Payoff Letters for purposes of this Agreement), and the Company shall use such funds to effect the repayment or prepayment (as the case may be) at the Closing of such Borrowed Money Indebtedness set forth in such Debt Payoff Letters. 5.21 Lobbying. Prior to undertaking or engaging in any new initiative to lobby for legislative or regulatory changes in any jurisdiction in respect of any existing line or business or future line of business of the Company or any of its Subsidiaries, the Company shall notify Parent in writing (with such notice specifying the jurisdiction and substance of such initiative in reasonable detail) reasonably in advance of commencing such lobbying initiative. 5.22 Continued Licensure. The Company shall use commercially reasonable efforts to ensure that all Company Gaming Licenses remain unaffected by the departure of any Person from the Company. 5.23 Further Assurances. The Parties shall execute and deliver, or shall cause to be executed and delivered, such documents and other instruments and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the Transactions. ARTICLE VI CONDITIONS 6.1 Conditions to Each Party’s Obligation to Consummate the Transactions. The respective obligations of each Party to consummate the Transactions is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions: (a) Stockholder Approval. This Agreement shall have been duly adopted by holders of shares of Company Capital Stock constituting the Required Stockholder Approval. (b) Regulatory Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been earlier terminated, (ii) all other authorizations, consents, orders, approvals, filings and declarations, and all expirations of waiting periods required from, any Governmental Entity required for the consummation of the Transactions, in each case for purposes of this clause (ii) as set forth on Section 6.1(b) of the Company Disclosure Letter and Section 6.1(b) of the Parent Disclosure Letter shall have been filed, occurred or been obtained (all such authorizations, consents, orders, approvals, filings and declarations and the lapse of all such waiting periods, including under the HSR Act, being the “Requisite Regulatory Approvals”) and (iii) all such Requisite Regulatory Approvals shall be in full force and effect. (c) Laws or Orders. No Governmental Entity of competent jurisdiction shall have enacted, enforced, entered, issued or promulgated any Order or Law that is in effect and has the effect of (i) making the Transactions illegal or otherwise prohibiting consummation of the Transactions or (ii) causing the Transactions to be rescinded following their consummation. 6.2 Conditions to Obligation of Parent, DK HoldCo, Merger Sub and Merger Sub I. The respective obligations of Parent, DK HoldCo, Merger Sub I and Merger Sub II to consummate the

-67- Transactions is also subject to the satisfaction or waiver by Parent at or prior to the Closing of the following conditions: (a) Representations and Warranties of the Company. (i) Each of the representations and warranties set forth in Section 3.1 (Organization, Good Standing and Qualification), Section 3.3 (Authority; Approval), Section 3.6(d) (Absence of Certain Changes) and Section 3.12 (Takeover Statutes) shall be true and correct in all respects as of the date of this Agreement and as of the Closing as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date); (ii) Each of the representations and warranties set forth in Section 3.2(a) Section 3.2(b), Section 3.2(e), Section 3.2(f), Section 3.2(g), and Section 3.2(i) (Capital Structure) shall be true and correct (without giving effect to any qualifications or limitations as to de minimis) in all but de minimis respects as of the date of this Agreement and as of the Closing as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all but de minimis respects as of such earlier date (without giving effect to any qualifications or limitations as to de minimis)); (iii) Each of the representations and warranties set forth in Section 3.2(c), Section 3.2(d), Section 3.2(h) and Section 3.2(j) (Capital Structure), Section 3.4(b)(i) (No Violations of Organizational Documents) and Section 3.23 (Brokers and Finders) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); and (iv) Each of the representations and warranties of the Company set forth in Article III (other than those set forth in the foregoing clauses (i), (ii) and (iii) of this Section 6.2(a)) and any certificates delivered by the Company or the Stockholder Representative pursuant to this Agreement shall be true and correct (without giving effect to any materiality qualifiers, including “Material Adverse Effect,” contained therein) in all respects as of the date hereof and as of the Closing as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date) except where the failure of any such representation and warranty to be so true and correct (without giving effect to any qualifications or limitations as to de minimis, materiality or Material Adverse Effect therein) has not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company and its Subsidiaries. (b) Performance of Obligations of the Company. The Company shall have performed and complied in all material respects with all covenants required to be performed by it under this Agreement at or prior to the Closing. (c) Company Closing Certificate. Parent, DK HoldCo, Merger Sub I and Merger Sub II shall have received a certificate signed on behalf of the Company by an executive officer of the Company (solely in his or her capacity as such and not in his or her personal capacity, and without

-68- personal liability) certifying that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(d) have been satisfied. (d) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect with respect to the Company and its Subsidiaries that is continuing as of immediately prior to the Initial Effective Time. (e) Continued Employment. (x) At least 80% of the Key Employees, including the Key Employees specified on Section 6.2(f) of the Company Disclosure Letter shall be employed by the Company (except to the extent such employment is terminated by death or Disability of a Key Employee) and shall not have served any resignations or be subject to pending termination, and (y) the Designated Stockholder shall have signed an Offer Letter with Parent or a Subsidiary thereof and shall not have taken any action to rescind such Offer Letter. (f) Payments Administrator Agreement. Parent shall have received the Payments Administrator Agreement duly executed by the Stockholder Representative and the Payments Administrator. (g) Escrow Agreement. Parent shall have received the Escrow Agreement duly executed by the Escrow Agent and the Stockholder Representative. (h) Stockholders Agreements. All agreements, including stockholders, voting agreements and any side letters, between or among the Company and the Company Stockholders shall have been terminated and be of no further force or effect as of the Initial Effective Time. (i) Continued Operations. None of the Company or any of its Subsidiaries shall have received any written notice or other written correspondence from any Governmental Entity of competent jurisdiction that remains in effect providing that the Company or any of its Subsidiaries is not entitled or permitted to engage in lottery courier services, and none of the Company or any of its Subsidiaries shall have ceased to operate its lottery courier business, in (a) any jurisdiction listed on Section 6.2(i)(a) of the Company Disclosure Letter and (b) more than 25% of the number of jurisdictions listed on Section 6.2(i)(b) of the Company Disclosure Letter. (j) Support Agreement. Support Agreements shall have been obtained from Company Stockholders comprising, in the aggregate, no less than ninety percent (90%) of the shares of Company Capital Stock outstanding immediately prior to the Initial Effective Time. (k) Written Consents. Written Consents from Company Stockholders holding a number of shares of Company Capital Stock sufficient to satisfy the Required Stockholder Approval shall have been obtained and delivered to Parent. (l) Actions Under Agreements. (i) The Company shall have (A) delivered to Parent the written consent of each party to the contracts set forth on Section 6.2(l)(i)(A) of the Company Disclosure Letter to the consummation of the Transactions or (B) satisfied the conditions set forth in Section 6.2(l)(i)(B) of the Company Disclosure Letter with respect to any such consents that are not obtained and (ii) the Company shall have delivered to Parent amendments or waivers to the contracts set forth on Section 6.2(l)(ii) of the Company Disclosure Letter executed by each party thereto reflecting the modifications or the waivers of rights described on Section 6.2(l)(ii) of the Company Disclosure Letter.

-69- 6.3 Conditions to Obligation of the Company. The obligation of the Company to consummate the Transactions is also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following conditions: (a) Representations and Warranties. (i) Each of the representations and warranties of Parent, DK HoldCo, Merger Sub I and Merger Sub II set forth in Section 4.1 (Organization, Good Standing and Qualification), Section 4.3 (Authority; Approval) and Section 4.13 (Absence of Certain Changes) shall be true and correct in all respects as of the date of this Agreement and as of the Closing as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date); (ii) Each of the representations and warranties of Parent, DK HoldCo, Merger Sub I and Merger Sub II set forth in Section 4.12 (Capitalization) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); (iii) Each of the representations and warranties of Parent, DK HoldCo, Merger Sub I and Merger Sub II set forth in Section 4.2 (Parent Common Stock), Section 4.4(b)(i) (No Violations of Organizational Documents), Section 4.8 (Merger Sub I) and Section 4.9 (Merger Sub II) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); and (iv) Each of the representations and warranties of Parent, DK HoldCo, Merger Sub I and Merger Sub II set forth in Article IV (other than those set forth in the foregoing clauses (i), (ii) and (iii) of this Section 6.3(a)) and any certificates delivered by Parent, DK HoldCo, Merger Sub I or Merger Sub II pursuant to this Agreement shall be true and correct (without giving effect to any materiality qualifiers, including “Material Adverse Effect,” contained therein) as of the date hereof and as of the Closing as though made on and as of such date and time (except to the extent that any such representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representation and warranty to be so true and correct has not or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Parent and its Subsidiaries. (b) Performance of Obligations of Parent, DK HoldCo, Merger Sub I and Merger Sub II. Each of Parent, DK HoldCo, Merger Sub I and Merger Sub II shall have performed and complied in all material respects with all covenants required to be performed by it under this Agreement at or prior to the Closing. (c) Closing Certificate. The Company shall have received a certificate signed on behalf of Parent, DK HoldCo, Merger Sub I and Merger Sub II by an executive officer of Parent (solely in his or her capacity as such and not in his or her personal capacity, and without personal liability) certifying that the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(f) have been satisfied.

-70- (d) Payments Administrator Agreement. The Company shall have received the Payments Administrator Agreement duly executed by Parent and the Payments Administrator. (e) Escrow Agreement. The Company shall have received the Escrow Agreement duly executed by the Escrow Agent, Parent and the Stockholder Representative. (f) No Parent Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect with respect to Parent and its Subsidiaries that is continuing as of immediately prior to the Initial Effective Time. ARTICLE VII TERMINATION 7.1 Termination by Mutual Written Consent. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing by mutual written agreement of the Company and Parent. 7.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing by either Parent or the Company, by giving written notice of such termination to the other Party, if: (a) the Closing shall not have occurred on or prior to November 11, 2024 (the “Outside Date”); provided, however, that if as of the Outside Date any of the conditions to Closing set forth in Section 6.1(b) (solely as it relates to any applicable Antitrust Laws) or Section 6.1(c) (solely as it relates to any applicable Antitrust Laws) have not been satisfied or, to the extent permitted by applicable Law, waived but all other conditions to Closing set forth in Article VI have been satisfied or, to the extent permitted by applicable Law, waived (except for those conditions that by their nature are to be satisfied at the Closing), then the Outside Date shall be automatically extended without further action by the Parties to February 11, 2025 (the “First Extended Outside Date”) (and in the case of such extension, any reference to the Outside Date in this Agreement shall be a reference to the First Extended Outside Date); provided, further, that if as of the First Extended Outside Date any of the conditions to Closing set forth in Section 6.1(b) (solely as it relates to any applicable Antitrust Laws) or Section 6.1(c) (solely as it relates to any applicable Antitrust Laws) have not been satisfied or, to the extent permitted by applicable Law, waived but all other conditions to Closing set forth in Article VI have been satisfied or, to the extent permitted by applicable Law, waived (except for those conditions that by their nature are to be satisfied at the Closing), then the First Extended Outside Date shall be automatically extended without further action by the Parties to May 11, 2025 (the “Second Extended Outside Date”) (and in the case of such extension, any reference to the Outside Date in this Agreement shall be a reference to the Second Extended Outside Date); provided, further, that the right to terminate this Agreement pursuant to this Section 7.2(a) shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Transactions; or (b) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 7.2(b) shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Transactions.

-71- 7.3 Termination by Parent. This Agreement may be terminated and the Transactions may be abandoned by Parent by giving written notice of such termination to the Company, if: (a) if at any time prior to the Closing, there has been a breach by the Company of any covenant or agreement set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case, such that the conditions in Section 6.2(a) or Section 6.2(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of notice thereof by Parent to the Company or (ii) the Outside Date); provided, however, that the right to terminate this Agreement pursuant to this Section 7.3(a) shall not be available to Parent if it has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Transactions; (b) if Written Consents from Company Stockholders holding a number of shares of Company Capital Stock sufficient to satisfy the Required Stockholder Approval shall not have been obtained and delivered to Parent prior to the end of the Initial Stockholder Consent Delivery Period; provided, however, that this termination right shall no longer apply and shall expire if not invoked by Parent prior to actual delivery of such Written Consents; or (c) if at any time prior to the time the Required Stockholder Approval is obtained the Company Board shall have made a Change of Recommendation. 7.4 Termination by the Company. This Agreement may be terminated and the Transactions may be abandoned by the Company by giving written notice of such termination to Parent if at any time prior to the Closing, there has been a breach by Parent, DK HoldCo, Merger Sub I or Merger Sub II of any covenant or agreement set forth in this Agreement, or if any representation or warranty of Parent, DK HoldCo, Merger Sub I or Merger Sub II shall have become untrue, in either case, such that the conditions in Section 6.3(a) or Section 6.3(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of notice thereof by the Company to Parent or (ii) the Outside Date); provided, however, that the right to terminate this Agreement pursuant to this Section 7.4 shall not be available to the Company if it has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Transactions. 7.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Transactions pursuant to this Article VII, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or any of its Representatives or Affiliates); provided, however, notwithstanding anything in this Agreement to the contrary, (a) no such termination shall relieve any Party of any liability or damages to any other Party resulting from any Willful Breach of this Agreement and (b) the provisions set forth in this Section 7.5, Section 7.6, Section 7.7, Section 9.3, Article X and the Confidentiality Agreement shall survive the termination of this Agreement. 7.6 Bridge Loan. (a) Notwithstanding anything to the contrary in this Agreement, if this Agreement is validly terminated:

-72- (i) by either Parent or the Company pursuant to Section 7.2(a), and (A) any of the conditions set forth in Section 6.1(b)(i), Section 6.1(b)(iii), or Section 6.1(c) (in each case, solely with respect to Antitrust Laws) have not been satisfied or waived by Parent as of the date of such termination and (B) all other conditions set forth in Section 6.1 and Section 6.2 have been satisfied or waived (or in the case of conditions that by their nature are to be satisfied at the Closing, are capable of being satisfied if the Closing were to occur on the date of such termination); or (ii) by either Parent or the Company pursuant to Section 7.2(b) solely with respect to a Law that is an Antitrust Law or an Order issued solely with respect to an Antitrust Law; or (iii) by the Company pursuant to Section 7.4 solely as a result of a breach by Parent, DK HoldCo, Merger Sub I or Merger Sub II of any covenant or agreement set forth in Section 5.3; then, provided that there has not been any Willful Breach by the Company of any of its obligations under Section 5.3 that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Transactions, then, in any case of the foregoing clauses (i), (ii) or (iii) (any of the events described in the foregoing clauses (i), (ii) or (iii), a “Regulatory Termination Event”), Parent and the Company shall use commercially reasonable efforts to negotiate in good faith entry into an unsecured bridge credit facility with a term of not less than eighteen (18) months (the “Bridge Loan Credit Facility”, and the loan in respect of such credit facility, the “Bridge Loan”) pursuant to which Parent, or an Affiliate thereof, is the lender and the Company is the borrower and which shall have a principal amount equal to all reasonable, documented and out-of-pocket fees and expenses incurred by the Company and its Subsidiaries to the extent incurred in connection with the Company’s efforts to obtain all required approvals under the HSR Act or any other applicable Antitrust Law pursuant to this Agreement, including in connection with any so-called “second request” or any litigation on the merits of any claim asserted in any court with respect to the Transactions by the U.S. Federal Trade Commission, the U.S. Department of Justice or any other applicable Governmental Entity or any private party (including the reasonable and documented out-of-pocket fees and expenses of all attorneys, consultants, economists and other experts retained by the Company and all reasonable documented out-of-pocket travel and related expenses) (the “Bridge Loan Amount”); provided that the Bridge Loan Amount (x) shall not include any such fees or expenses that in the aggregate exceed $10,000,000 (for clarity, without taking into account the Extension Payment Amount) that were incurred without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), (y) shall bear interest at a rate or rates to be mutually agreed between Parent and the Company, each acting in good faith, and (z) shall contain such other terms and conditions to be mutually agreed between Parent and the Company, each acting in good faith, in the case of each of clauses (y) and (z), based on the then prevailing market rates and terms applicable to a bridge credit facility in an amount equal to the sum of the Bridge Loan Amount and the Extension Payment Amount for a company in the same industry and at the same stage of development as the Company. In the event the Parties enter into the Bridge Loan Credit Facility, the Company agrees that it shall be required to repay the Extension Payment Amount to Parent pursuant to the terms and conditions of the Bridge Loan Credit Facility and that the terms and conditions applicable to the Extension Payment Amount set forth in the Bridge Loan Credit Facility shall be the same as those that apply to the Bridge Loan Amount. (b) Each Party acknowledges that the agreements in this Section 7.6 are an integral part of this Agreement and that, without these agreements, the Parties would not have entered into this Agreement. The Parties further acknowledge that the Bridge Loan Credit Facility contemplated by the foregoing Section 7.6(a), and the funding of the foregoing pursuant to the foregoing Section 7.6(a), shall not constitute a penalty but rather liquidated damages for losses and damages in a reasonable amount that will compensate the Company in the circumstances in which the amount pursuant to the foregoing

-73- Section 7.6(a) is to be funded for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. In the event that this Agreement is terminated as a result of a Regulatory Termination Event, except in the case of a Willful Breach by Parent, DK HoldCo, Merger Sub I or Merger Sub II of any covenant or agreement set forth in Section 5.3, (i) the lending of the Bridge Loan Amount by DK HoldCo or any of its Affiliates to the Company pursuant to Section 7.6(a) shall be the sole and exclusive remedy of the Company, its Subsidiaries and its and their respective Representatives against Parent, DK HoldCo, Merger Sub I, Merger Sub II and their respective Subsidiaries and Representatives for damages or other relief pursuant to this Agreement and (ii) in no event will the Company, its Subsidiaries or its or their respective Representatives or any other person seek to recover any damages or seek any other remedy based on a claim in law or equity with respect to (A) any loss suffered, directly or indirectly, as a result of the failure of the Transactions to be consummated, (B) the termination of this Agreement, (C) any liabilities or obligations arising under this Agreement or (D) any claims or actions arising out of or relating to any breach, termination or failure of or under this Agreement. 7.7 Treatment of Extension Payment. (a) In the event this Agreement is terminated pursuant to Article VII and (i) the Transactions are abandoned by Parent pursuant to Section 7.3 or (ii) a Material Adverse Effect with respect to the Company and its Subsidiaries has occurred and is continuing as of the date of the termination of this Agreement (each of (i) and (ii), a “Company Payment Trigger”), then the Company shall pay to Parent an amount in cash equal to the Extension Payment Amount (the “Company Termination Fee”) by wire transfer of immediately available funds within five (5) Business Days following the date of such termination and abandonment. In the event this Agreement is terminated pursuant to Article VII in any circumstance not set forth in the immediately preceding sentence, the Extension Payment Amount shall be retained by the Company without any further obligation to Parent in respect of the Extension Payment Amount. (b) Each Party acknowledges that the agreements in this Section 7.7 are an integral part of this Agreement and that, without these agreements, the Parties would not have entered into this Agreement. In the event that the Company is permitted to retain the Extension Payment Amount, any Losses in respect of claims or actions asserted by the Company, any of its Affiliates or any of its or their respective Representatives against any DK Party, its Affiliates or any of its or their respective Representatives shall first be offset against the Extension Payment Amount. ARTICLE VIII SURVIVAL; INDEMNIFICATION 8.1 Survival. (a) The representations and warranties of Parent, DK HoldCo, Merger Sub I and Merger Sub II contained in or made pursuant to Article IV shall not survive the Closing; provided that the representations and warranties set forth in Section 4.15 (No Other Representations or Warranties) shall survive the Closing in full force and effect indefinitely. (b) The representations and warranties of the Company set forth in Article III shall survive the Closing in full force and effect until the date that is eighteen (18) months after the Closing Date; provided, however, that:

-74- (i) the representations and warranties set forth in Section 3.31 (No Other Representations or Warranties) shall survive the Closing in full force and effect indefinitely; (ii) the Company Fundamental Representations shall survive the Closing in full force and effect until the date that is six (6) years after the Closing Date; and (iii) the representations and warranties contained in or made pursuant to Section 3.16 (Taxes) shall survive the Closing in full force and effect until the 60th calendar day following the expiration of the statute of limitations otherwise applicable to claims for breach of the federal and state Laws governing the liabilities, actions and other matters referred to in such representations and warranties, giving effect to any waivers, tolling periods or extensions thereof (each such survival period set forth in this Section 8.1, a “Representations Survival Period”). (c) (i) The covenants and agreements of the Parties contained in this Agreement that require performance prior to the Closing will terminate one (1) year following the Closing and (ii) the covenants and agreements of the Parties contained in this Agreement that by their terms are required to be performed after the Closing shall survive the Closing in full force and effect until the date on which such covenants and agreements have been fully performed or otherwise satisfied in accordance herewith. (d) It is the express intent of the Parties that, if the applicable Representations Survival Period of an item is shorter or longer than the statute of limitations that would otherwise have been applicable to such item, then, by Contract, the applicable statute of limitations with respect to such item shall be reduced or increased to the applicable Representations Survival Period contemplated hereby. Notwithstanding the foregoing, if written notice of a claim has been given pursuant to and in accordance with this Article VIII prior to the expiration of the applicable Representations Survival Period by the Person seeking indemnification for such claim, then the representations, warranties, covenants or agreements with respect to which such claim alleges a breach shall survive to the extent until the Final Determination thereof. No Party shall have any liability to any Person with respect to any provision of this Agreement or the subject matter thereof following the applicable Representations Survival Period specified in Section 8.1, which supersedes any statute of limitations that would otherwise apply, and no Party shall thereafter assert any claim, cause of action, right or remedy, or any Proceeding, with respect to such provision or the subject matter thereof. No provision of this Article VIII shall apply to or limit any claim that a Party committed actual fraud in making any representation or warranty, which may be brought at any time. 8.2 Indemnification by Company Stockholders. (a) Following the Closing until the applicable survival dates provided in Section 8.1, Parent, DK HoldCo, Merger Sub I, Merger Sub II and their respective Affiliates, Representatives, successors and permitted assigns, in their capacity as such (collectively, the “Parent Indemnified Parties”) shall be entitled to be indemnified, defended, held harmless and reimbursed for, from and against all Losses to the extent imposed on, incurred or suffered by or asserted against any Parent Indemnified Party in connection with or arising out of: (i) any breach by the Company of (A) any Company Fundamental Representations or (B) any Non-Fundamental Company Representations; it being understood that for purposes of this Section 8.2(a)(i) any qualifications relating to materiality (such as the terms “material”, “Material Adverse Effect” and “de minimis”) contained in such representation or warranty (except (i) with respect to the representations and warranties set forth in Section 3.6(d) and (ii) for the term “Material Contract”) shall be disregarded for purposes of determining whether such representation or warranty was breached or not true and correct and the quantity of Losses;

-75- (ii) any breach by the Company of any of the covenants or agreements of the Company set forth in this Agreement required by this Agreement to be performed or complied with by the Company; (iii) any claims or threatened claims by or purportedly on behalf of any holder or former securityholder of the Company or rights to acquire capital stock of the Company in such holder’s or former holder’s capacity as such (other than claims to enforce such Person’s rights under this Agreement or any or any document or instrument delivered in connection with the Transactions) relating to matters arising at or before the Closing, including claims related to distributions, dividends, stock splits, stock dividends, conversions or preemptive rights; (iv) any claim, cause of action, right or remedy, or any Proceeding, asserted at any time by any actual or alleged securityholder of the Company (other than claims to enforce such Person’s rights under this Agreement or any or any document or instrument delivered in connection with the Transactions) relating to the allocation or entitlement to a portion of the Aggregate Purchase Price or other amount paid or to be paid in connection with the Transactions, including any assertion of contractual, employment or other rights and any assertion of rights to own or acquire any security; (v) any amounts required to be paid to any Company Stockholder that are in excess of what such Company Stockholder has or would have received hereunder in respect of such Company Stockholder’s Company Capital Stock, including in respect of such Company Stockholder’s Dissenting Shares (and any interest required to be paid thereon) that are in excess of what such Company Stockholder is allocated to receive pursuant to the Funds Flow Memorandum or would have received hereunder in respect of such Dissenting Shares had such Company Stockholder not been a holder of Dissenting Shares, and any other Losses incurred in connection with the process of attending to such Company Stockholder’s Company Capital Stock or Dissenting Shares; or (vi) any Seller Indemnified Taxes. (b) Limitations. Recovery by the Parent Indemnified Parties of their aggregate Losses will be subject to the following limitations: (i) The Parent Indemnified Parties shall not be entitled to be indemnified, defended, held harmless or reimbursed pursuant to this Article VIII in respect of any Losses of the type described in Section 8.2(a)(i)(B) (A) unless and until the aggregate amount of such Losses exceeds $1,875,000 (the “Deductible”), in which case the Parent Indemnified Parties shall be entitled to be indemnified, defended, held harmless and reimbursed for, from and against all such Losses that are in excess of the Deductible and (B) in excess of $1,875,000 (the “Cap”); provided, however, that the Cap shall be reduced to $1,500,000 on the twelve (12) month anniversary of the Closing Date; provided, further, that notwithstanding anything in the foregoing to the contrary, the limitations set forth in this Section 8.2(b)(i) shall not apply with respect to Losses of the type described in Section 8.2(a) (other than Section 8.2(a)(i)(B)) or Losses resulting from actual fraud, in each case, with respect to which all Losses shall be recoverable from the first dollar. (ii) With respect to Losses claimed pursuant to this Article VIII (other than any Losses of the type described in Section 8.2(a)(i)(B)), Losses shall be recovered (A) first from the Retention Holdback, and (B) thereafter, to the extent such Losses exceed the amount claimed from the Retention Holdback in all unresolved or unsatisfied Claim Notices, directly from each Company Stockholder according to its Pro Rata Share of such Losses up to the aggregate Per Share Merger Consideration actually received by such Company Stockholder (based on the Closing Parent Trading Price); provided that (1) in respect of the Reserved Matter, recovery for the Losses shall be recovered

-76- (I) first from the Reserve Holdback, (II) second, to the extent such Losses exceed the amount claimed from the Reserve Holdback, from the Retention Holdback and (III) thereafter, to the extent such Losses exceed the amount claimed from the Reserve Holdback and Retention Holdback in all unresolved or unsatisfied Claim Notices, directly from each Company Stockholder according to its Pro Rata Share of such Losses up to the aggregate Per Share Merger Consideration actually received by such Company Stockholder (based on the Closing Parent Trading Price); and (2) the Parent Indemnified Parties shall be entitled to recover directly from each Company Stockholder according to its Pro Rata Share of any Losses incurred by the Parent Indemnified Parties pursuant to Section 8.2(a)(i)(B) up to the amount of Losses recovered by the Parent Indemnified Parties pursuant to this Article VIII (other than any Losses of the type described in Section 8.2(a)(i)(B)) from the Retention Holdback. In no event will the aggregate liability of any Company Stockholder under this Agreement, the Transactions or any document or instrument delivered in connection herewith or therewith exceed the aggregate Per Share Merger Consideration actually received by such Company Stockholder (based on the Closing Parent Trading Price), except in the case of actual fraud by such Company Stockholder. Notwithstanding anything to the contrary, this Section 8.2(b) shall not apply to Article IX, which shall be binding upon, and enforceable by the Stockholder Representative in its entirety against, the Company Securityholders. 8.3 Claim Procedures. (a) Claim Notice and Claim Objection Notice. (i) Except as set forth in Section 5.14 with respect to Taxes, in order for any Parent Indemnified Party to duly make a valid claim under Section 8.2, the Parent Indemnified Party must provide written notice (a “Claim Notice”) to the Stockholder Representative promptly, and in any event within twenty (20) Business Days of the first date on which such Parent Indemnified Party has knowledge of facts, matters or circumstances from which it is reasonably apparent that such an occurrence is likely to have occurred; provided that no delay on the part of the Parent Indemnified Party in so notifying the Stockholder Representative shall relieve the Company Stockholders from any obligation hereunder unless the Company Stockholders are materially prejudiced thereby in its defense thereof. The Claim Notice shall set forth a description in reasonable detail of the occurrence(s) specified in Section 8.2 which the Parent Indemnified Party alleges to have occurred, a description of the facts and circumstances giving rise to such occurrences, the estimated amount of Losses imposed, incurred, suffered or asserted in connection therewith or arising therefrom (to the extent then ascertainable) and the method of computation of such Losses. The Stockholder Representative and the Parent Indemnified Party shall use commercially reasonable efforts to avoid production of confidential information (consistent with applicable Law) to third parties and to cause all communications among employees, counsel and others representing any party to a Third Party Claim to be made so as to preserve any applicable attorney-client or work product privileges. (ii) In the event that the Stockholder Representative objects in writing within thirty (30) days after receipt of a Claim Notice by delivery of a written notice of objection containing a reasonably detailed description of the facts and circumstances supporting an objection to the applicable indemnification claim (an “Claim Objection Notice”) to Parent, the Stockholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. In the event that there is a dispute relating to any Claim Objection Notice that cannot be settled in accordance with Section 8.3(a)(ii), each of Parent and Stockholder Representative may file suit with respect to such dispute in any court having jurisdiction in accordance with Section 10.4. Notwithstanding the

-77- foregoing, the Company and the Stockholder Representative agree that this Section 8.3(a)(ii) shall not prejudice or otherwise limit in any manner the rights of the Parent Indemnified Parties in Article VIII. (b) In the event the Claim Notice results from any written notice of a claim, or a Proceeding asserted or threatened against the Parent Indemnified Party by a third party (a “Third Party Claim”): (i) The Parent Indemnified Parties shall provide a Claim Notice to the Stockholder Representative with respect to any Third Party Claim that might give rise to any Loss by the Parent Indemnified Parties promptly, and in any event within than twenty (20) Business Days of the first date on which such Parent Indemnified Party has knowledge of the Third Party Claim; provided that no delay on the part of the Parent Indemnified Party in so notifying the Stockholder Representative shall relieve the Company Stockholders from any obligation hereunder unless the Company Stockholders are materially prejudiced thereby in its defense thereof. Such notice shall be accompanied by copies of any written demand, summons, complaint or other pleading with respect to such Third Party Claim that may have been served, or any notice or other any documentation submitted by the third party making such Third Party Claim. (ii) From and after receipt of notice of a Third Party Claim pursuant to Section 8.3(b)(i), Stockholder Representative shall have the right to assume and conduct, at the Company Stockholders’ expense, the defense against any Third Party Claim. If the Stockholder Representative has not elected to proceed with the defense of such Third Party Claim on its own by delivery of a written notice to Parent within 30 days of delivery of the Claim Notice, or fails to diligently contest such Third Party Claim after such election, Parent may elect (by written notice delivered to the Stockholder Representative) to control the defense of such Third Party Claim or to prosecute such Third Party Claim to conclusion or settlement. The Party that is controlling the defense of such Third Party Claim (the “Controlling Party”) shall (A) keep the other Party (the “Non- Controlling Party”) reasonably and promptly apprised of all significant factual and procedural developments (including additional information which may come under the Controlling Party’s control) in connection therewith, (B) consider in good faith recommendations made by the Non- Controlling Party with respect to the defense of such Third Party Claim and (C) not enter into any settlement, compromise or consent to judgment with respect to such Third Party Claim without the prior written consent of the Non-Controlling Party (such consent not to be unreasonably withheld, conditioned or delayed and shall be deemed to have been given unless the Non-Controlling Party shall have objected within thirty (30) days after written request for such consent). The Non-Controlling Party shall use commercially reasonable efforts to make available information in its possession that is not privileged, commercially sensitive or a Trade Secret and that is reasonably available and necessary for the defense of the Third Party Claim as the Controlling Party may reasonably request and shall reasonably cooperate with the Controlling Party in such defense. (iii) The Stockholder Representative shall be the sole party entitled to exercise any rights of the Company Stockholders with respect to Third Party Claims under this Section 8.3(b). 8.4 Recoveries. (a) Insurance. In calculating the amount of any Loss, the proceeds actually received by the Parent Indemnified Party or any of its Affiliates under any insurance policy, including under the R&W Insurance Policy, or pursuant to any claim, recovery, settlement or payment by or against any other Person, in each case relating to the matters described in the Claim Notice shall be deducted, except to the extent that the adjustment itself would excuse, exclude or limit the coverage of all or part of such Loss.

-78- The Parent Indemnified Party shall use commercially reasonable efforts to seek to recover any such insurance, including under the R&W Insurance Policy, or other proceeds from third parties. (b) Reimbursement. If a Parent Indemnified Party recovers an amount from a third party in respect of a Loss after all or a portion of such Loss has been paid by the Company Stockholders pursuant to this Article VIII, the Parent Indemnified Party shall promptly remit to the Payments Administrator the excess (if any) of (i) the amount paid by the Company Stockholders in respect of such Loss, plus the amount received from the third party in respect thereof, less (ii) the full amount of the Loss; (c) No Double Recovery. No Parent Indemnified Party shall be entitled to recover more than once in respect of the same Loss (notwithstanding that such Loss may result from more than one of the occurrences specified in Section 8.2). (d) Aggregate Cash Consideration. No party will be entitled to be indemnified for an amount pertaining to any Loss to the extent that such amount pertaining to such Loss was included or taken into account in the calculation of the Aggregate Cash Consideration as finally determined pursuant to Section 2.6. (e) Mitigation. Following the Closing, each Parent Indemnified Party shall use commercially reasonable efforts to mitigate all Losses to the extent required by applicable Law; provided that the costs to mitigate shall be deemed to be indemnifiable Losses. 8.5 Indemnity Payments. (a) If the entire amount then in the Retention Holdback or the Reserve Holdback, as applicable, as contemplated by Section 8.2(b) is sufficient to cover the aggregate indemnification obligations of the Company Stockholders pursuant to this Article VIII, then no later than five (5) Business Days following any Final Determination of the claims set forth in the applicable Claim Notice, Parent and the Stockholder Representative shall deliver a joint written instruction, duly executed by each of Parent and the Stockholder Representative to the Escrow Agent directing the Escrow Agent to transfer and release to Parent an amount from the Retention Holdback or Reserve Holdback, as applicable, equal to the amount of the Losses for which the Company Stockholders are liable, as finally determined in accordance with this Agreement. If the entire amount then in the Retention Holdback and the Reserve Holdback, as applicable, is insufficient to cover such Losses, then, subject to the limitations set forth in this Article VIII: (A) then no later than five (5) Business Days following any Final Determination of the claims set forth in the applicable Claim Notice, Parent and the Stockholder Representative shall deliver a joint written instruction, duly executed by each of Parent and the Stockholder Representative to the Escrow Agent directing the Escrow Agent to transfer and release to Parent the remainder of the Retention Holdback and Reserve Holdback, as applicable; and (B) Parent will notify and deliver to the Stockholder Representative the applicable Notice Schedule and, within twenty (20) Business Days of such notice, each Company Stockholder will pay to Parent in cash (on behalf of itself and any other Parent Indemnified Party) its Pro Rata Share of any such shortfall. Following its receipt of any such notice from Parent described in the foregoing clause (B) regarding amounts owed directly by the Company Stockholders to Parent, the Stockholder Representative shall, subject to its prior receipt of a Notice Schedule, promptly notify each Company Stockholder of any obligation with respect to any such shortfall; provided, that the Stockholder Representative’s obligation to notify each Company Stockholder of any obligation to pay amounts owed pursuant to Section 8.5(a) shall be satisfied upon transmission of such email notice to the email addresses included in the Notice Schedule. (b) Notwithstanding the foregoing Section 8.5(a), if the Parent Indemnified Parties are entitled to recover directly from each Company Stockholder pursuant to Section 8.2(b)(ii)(B)(2), then

-79- no later than five (5) Business Days following any Final Determination of the claims set forth in the applicable Claim Notice, Parent will notify and deliver to the Stockholder Representative the applicable Notice Schedule and, within twenty (20) Business Days of such notice, each Company Stockholder will pay to Parent in cash (on behalf of itself and any other Parent Indemnified Party) its Pro Rata Share of the amount of Loss for which it is liable hereunder. Following its receipt of any such notice from Parent described in the foregoing sentence regarding amounts owed directly by the Company Stockholders to Parent, the Stockholder Representative shall, subject to its prior receipt of a Notice Schedule, promptly notify each Company Stockholder of any obligation with respect to any such shortfall; provided, that the Stockholder Representative’s obligation to notify each Company Stockholder of any obligation to pay amounts owed pursuant to Section 8.5(b) shall be satisfied upon transmission of such email notice to the email addresses included in the Notice Schedule. (c) All payments made by the Company Stockholders to a Parent Indemnified Party in respect of any claim pursuant to Section 8.2 shall be treated as adjustments to the consideration paid pursuant to the Transactions for Tax purposes. For the purposes of this Article VIII, a Company Stockholder’s Pro Rata Share shall be deemed to exclude Dissenting Shares from clause (b) of the definition of Pro Rata Share. 8.6 Exclusive Remedies. Following the Closing, no Party shall assert against any other Party any claim, cause of action, right or remedy, or any Proceeding, relating to this Agreement, the Transactions or any document or instrument delivered in connection herewith or therewith, other than (i) as set forth in Article II, (ii) claims pursuant to this Article VIII, (iii) claims arising from actual fraud, Willful Breach or criminal activity on the part of a Party hereto in connection with the Transactions, or (iv) claims under the R&W Insurance Policy and (v) claims pursuant to Section 10.4(d). Following the Closing, the claims and remedies specified in clauses (i) through (v) of the previous sentence shall constitute the Parties’ sole and exclusive rights and remedies available to the Parties for any and all Losses or other claims relating to or arising out of this Agreement, the Transactions and any document or instrument delivered in connection herewith or therewith, and shall supersede all other rights and remedies available at Law or in equity (including any right of rescission). All claims for indemnification, compensation or reimbursement under this Article VIII will be asserted by Parent on behalf of the applicable Parent Indemnified Parties. Notwithstanding anything to the contrary, this Section 8.6 shall not apply to Article IX, which shall be binding upon, and enforceable by the Stockholder Representative in its entirety against, the Company Securityholders. 8.7 No Effect on R&W Insurance Policy. Notwithstanding anything to the contrary contained herein, no limitations (including any survival limitations and other limitations set forth in this Article VIII), qualifications or procedures in this Agreement shall be deemed to limit or modify the ability of Parent to make claims under or recover under the R&W Insurance Policy. ARTICLE IX STOCKHOLDER REPRESENTATIVE 9.1 Acknowledgement. By voting in favor of, or consenting to, the adoption of this Agreement, the consummation of the Transactions and receiving the benefits thereof, including the right to receive the consideration payable in connection with the Transactions, each Company Securityholder hereby irrevocably constitutes and appoints the Stockholder Representative as of the Closing, and the Stockholder Representative hereby accepts such appointment as of the Closing, to act on behalf of such Company Securityholder as its representative, agent and attorney-in-fact, with full power of substitution, to act in its name, place and stead for all purposes in connection with this Agreement, any agreements ancillary hereto, and the Transactions. The power of attorney granted in this Section 9.1 by each

-80- Company Securityholder is coupled with an interest, is irrevocable (except as provided by Section 9.5), may be delegated by the Stockholder Representative and shall survive the death, dissolution or incapacity of any Company Securityholder and the consummation of the Transactions. Parent, DK HoldCo, Merger Sub I and Merger Sub II shall be entitled to rely on the actions of the Stockholder Representative taken on behalf of the Company Securityholders in connection with the Transactions. Without limiting the generality of the foregoing, by signing this Agreement, each Company Securityholder shall be deemed to have authorized and empowered the Stockholder Representative as of the Closing, on its behalf and in its name, to: (a) act for and on behalf of each Company Securityholder in any and all capacities and to do and perform every act and thing required or permitted to be done, in the reasonable judgment of the Stockholder Representative, in connection with the Transactions; (b) give and receive all notices or documents given or to be given to or by the Company Securityholders pursuant hereto or in connection herewith and to give and receive and accept service of legal process on behalf of Company Securityholders in connection with any Proceeding relating to or arising under this Agreement, the Escrow Agreement or the Payments Administrator Agreement; (c) engage counsel and such accountants and other advisors for the Stockholder Representative; (d) incur, set aside reserves for, and pay such expenses on behalf of the Company Securityholders and Stockholder Representative, in connection with the Transactions as the Stockholder Representative may deem appropriate; (e) expend the Stockholder Representative Expense Amount; (f) as contemplated by Section 9.2, require any of the Company Securityholders to advance or pay funds to the Stockholder Representative to cover existing or expected future expenses of the Stockholder Representative in such amounts as the Stockholder Representative, in his sole discretion, specifies, which amounts shall be contributed by the Company Securityholders in accordance with their respective Pro Rata Shares; provided, however, that in the event that any Company Securityholder does not fully fund such Company Securityholder’s Pro Rata Share, then notwithstanding any other provision of this Agreement, such Company Securityholder shall not, thereafter, share in any further distributions under this Agreement until all fully funding Company Securityholders have thereafter received aggregate distributions pursuant to this Agreement equaling the dollar amount of their full Pro Rata Shares so funded; (g) take such action, including commencing or defending any Proceeding, on behalf of the Company Securityholders as the Stockholder Representative may deem appropriate in respect of the following: (i) any matters related to the calculation, payment or distribution of purchase price or any component thereof contemplated by Article II (including any dispute relating thereto); (ii) any claims (including settlement thereof) made by any Parent Indemnified Party for indemnification pursuant to Article VIII; and (iii) any amendment, waiver or consent with respect to, or termination of, this Agreement, the Escrow Agreement or the Payments Administrator Agreement;

-81- (h) take such other action as the Stockholder Representative is authorized to take under this Agreement, the Escrow Agreement or the Payments Administrator Agreement; (i) make all determinations required or permitted under this Agreement, the Escrow Agreement or the Payments Administrator Agreement; (j) represent each Company Securityholder or all or certain Company Securityholders as a group in any litigation and negotiate or enter into settlements and compromises relating to any disputes arising in connection with the Transactions; and (k) take all relevant action in all such other matters as the Stockholder Representative may deem necessary or appropriate to consummate the Transactions. 9.2 Stockholder Representative Expense Amount. The Stockholder Representative Expense Amount will be used for any fees and expenses incurred by the Stockholder Representative in connection with its duties under this Agreement. In the event that the Stockholder Representative Expense Amount is insufficient to cover the fees and expenses incurred by the Stockholder Representative in connection with its duties under this Agreement, each of the Company Securityholders shall be obligated to pay an amount equal to its Pro Rata Share of any such deficiency. Without limiting the foregoing, the Stockholder Representative shall be entitled to deduct any such fees and expenses in excess of the then-remaining portion of the Stockholder Representative Expense Amount from any amounts payable to the Company Securityholders in accordance with the terms of this Agreement, the Escrow Agreement or the Payments Administrator Agreement. The Company Securityholders will not receive any interest or earnings on the Stockholder Representative Expense Amount and irrevocably transfer and assign to the Stockholder Representative any ownership right that they may otherwise have had in any such interest or earnings. The Stockholder Representative will hold these funds separate from its corporate funds and will not voluntarily make these funds available to its creditors in the event of bankruptcy. As soon as practicable following the completion of the Stockholder Representative’s responsibilities, the Stockholder Representative will deliver any portion of the then-remaining Stockholder Representative Expense Amount to the Payments Administrator for further distribution to the Company Securityholders in proportion to each Company Securityholder’s Pro Rata Share. For tax purposes, the Stockholder Representative Expense Amount will be treated as having been received and voluntarily set aside by the Company Securityholders at the time of Closing. 9.3 Exculpation and Indemnification of Stockholder Representative. The Stockholder Representative will incur no liability in connection with its services pursuant to this Agreement, any agreements related hereto, and the Transactions except to the extent resulting from its gross negligence, bad faith, or willful misconduct. The Stockholder Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Company Securityholders shall indemnify the Stockholder Representative against any reasonable, documented, and out-of-pocket losses, liabilities and expenses (“Representative Losses”) arising out of or in connection with this Agreement, any agreements related hereto, and the Transactions, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been caused by the gross negligence, bad faith, or willful misconduct of the Stockholder Representative, the Stockholder Representative will reimburse the Company Securityholders the amount of such indemnified Representative Loss to the extent attributable to such gross negligence, bad faith, or willful misconduct. Representative Losses may be recovered by the Stockholder Representative from (i) the Stockholder Representative Expense Amount and (ii) any other funds that become payable to the Company Securityholders under this Agreement at such time as such amounts would otherwise be distributable to the Company Securityholders; provided, that while the Stockholder Representative may be paid from the aforementioned sources of funds, this does not relieve the Company Securityholders from their obligation

-82- to promptly pay such Representative Losses as they are suffered or incurred. In no event will the Stockholder Representative be required to advance its own funds on behalf of the Company Securityholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Company Securityholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Stockholder Representative hereunder. The foregoing indemnities will survive the Closing, the resignation or removal of the Stockholder Representative or the termination of this Agreement. 9.4 Reliance. In the performance of its duties hereunder, the Stockholder Representative shall be entitled to (a) rely upon any document or instrument reasonably believed to be genuine, accurate as to content and signed by any Company Securityholder or any Party hereunder and (b) assume that any Person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so. Following the Closing, a decision, act, consent or instruction of the Stockholder Representative, including an amendment, extension or waiver of this Agreement, shall constitute a decision of the Company Securityholders and shall be final, binding and conclusive upon the Company Securityholders. Parent shall be entitled to rely conclusively upon any statement or action within the scope of Section 9.1 made or taken by the Stockholder Representative as being the action of the Company Securityholders. 9.5 Replacement of the Stockholder Representative. The Stockholder Representative may resign at any time upon ten (10) Business Days prior written notice to Parent and the Company, provided that if the Stockholder Representative resigns, the Company Securityholders shall designate a replacement shareholder representative within ten (10) Business days following such resignation in accordance with this Section 9.5. The Stockholder Representative may be replaced at any time by the affirmative vote or written consent of the Company Stockholders representing at least fifty percent (50%) of the Fully Diluted Non-Option Shares outstanding immediately prior to the Initial Effective Time. The Company Stockholders exercising such replacement right shall cause (a) written notice of such resignation or replacement (along with the replacement Stockholder Representative’s notice details and evidence of the requisite Company Stockholder consent having been obtained) to be promptly given to Parent and each other Company Stockholder and (b) the replacement Stockholder Representative to accede to this Agreement as the Stockholder Representative, it being understood that no replacement of the Stockholder Representative pursuant to this Section 9.5 shall be effective until the notice contemplated by clause (a) has been delivered and the accession contemplated by clause (b) shall have occurred. ARTICLE X MISCELLANEOUS AND GENERAL 10.1 Modification or Amendment; Waiver. Subject to Section 9.5, any provision of this Agreement may be amended, modified, supplemented or waived only by an instrument in writing duly executed by each Party. Any such amendment, modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Parties, and any such waiver shall be effective only in the specific instance and for the purposes for which given. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law except as provided in Article VIII. 10.2 Expenses. Except as otherwise provided in this Agreement and whether or not the Transactions are consummated, all costs and expenses (including fees and expenses of counsel and financial advisors, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

-83- 10.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement. Facsimile signatures or signatures received as an attachment to electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g. www.docusign.com)) shall be treated as original signatures for all purposes of this Agreement. 10.4 Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury; Specific Performance. (a) This Agreement, and all Proceedings (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the Laws of the State of Delaware, including its statutes of limitations, without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction (whether of the State of Delaware or any other jurisdiction) would be required thereby. (b) Each Party agrees that it shall bring any Proceeding in respect of any claim based upon, arising out of or otherwise relating to this Agreement or the transactions contemplated by this Agreement exclusively in the Court of Chancery of the State of Delaware, or if such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided that if subject matter jurisdiction over the matter that is the subject of the applicable Proceeding is vested exclusively in the U.S. federal courts, such Proceeding shall be heard in the U.S. District Court for the District of Delaware (the “Chosen Courts”) and solely in connection with such Proceeding (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party hereto and (iv) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 9.1(b) or Section 10.5 (or in such other manner as may be permitted by Law shall be valid and sufficient service thereof). (c) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (I) THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 10.4(c). (d) The Parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur and money damages will not be a sufficient remedy. Accordingly, each Party shall be entitled to specific performance of the terms of this Agreement and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy to which such Party may be entitled at Law or in equity.

-84- 10.5 Notices. All notices and other communications to be given or made hereunder shall be in writing and shall be deemed to have been duly given or made on the date of delivery to the recipient thereof if received prior to 5:00 P.M. Eastern Time in the place of delivery and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by an internationally recognized overnight courier to the Person or entity for whom it is intended, (b) delivered by registered or certified mail, return receipt requested, or (c) sent by email, as provided in this Section 10.5; provided that the email is confirmed in writing by the recipient thereof (excluding out of office replies or other automatically generated responses) or is followed up within one Business Day after email by dispatch pursuant to one of the other methods described herein: To Parent, DK HoldCo, Merger Sub I or Merger Sub II: DraftKings Inc. 222 Berkeley Street, 5th Floor Boston, MA 02116 Email: sdodge@draftkings.com Attn: Stanton Dodge, Chief Legal Officer & Secretary With a copy to: Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Email: millersc@sullcrom.com; parnesl@sullcrom.com Attn: Scott D. Miller and Lee C. Parnes To the Company: Jackpocket Inc. 145 West 45th Street, Floor 12 New York, NY 10036 Email: [Redacted] Attn: Carter Vance, General Counsel With a copy to: Cooley LLP 55 Hudson Yards New York, NY 10001 Email: kcooper@cooley.com; jlaretto@cooley.com Attn: Kevin Cooper and Jeff Laretto To Stockholder Representative: Shareholder Representative Services LLC 950 17th Street, Suite 1400 Denver, CO 80202

-85- Telephone: (303) 648-4085 Email: deals@srsacquiom.com Attn: Managing Director With a copy to: Cooley LLP 55 Hudson Yards New York, NY 10001 Email: kcooper@cooley.com; jlaretto@cooley.com Attn: Kevin Cooper and Jeff Laretto or to such other Person or addressees as may be designated in writing by the Party to receive such notice as provided above; provided, however, that copies shall be provided to outside counsel for convenience only and that such copies shall not, in and of themselves, constitute notice, and the failure to provide any such copy shall not alter the effectiveness of any notice or other communication otherwise duly made or given. 10.6 Entire Agreement. This Agreement (including any exhibits or schedules hereto, including the Company Disclosure Letter and the Parent Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof. 10.7 No Third Party Beneficiaries. Except as provided in Section 5.12 (Indemnification; Directors’ and Officers’ Insurance), Article VIII (Indemnification) and Article IX (Stockholder Representative) only, there shall be no third-party beneficiaries of this Agreement, or any exhibit, annex or schedule hereto or thereto, and none of them shall confer on any Person other than the parties hereto and thereto any claim, cause of action, right or remedy. 10.8 Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action. 10.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority of competent jurisdiction to be invalid, void or unenforceable, or the application of such provision, covenant or restriction to any Person or any circumstance, is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision, covenant or restriction to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction and the remainder of the terms, provisions, covenants and restrictions

-86- of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. 10.10 Interpretation; Construction. (a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Annex, Exhibit, Section or Schedule, such reference shall be to an Annex, Exhibit, Section or Schedule to this Agreement unless otherwise indicated. (b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). The terms defined in the singular have a comparable meaning when used in the plural and vice versa. The rule known as the ejusdem generis rule shall not apply, and accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things. Unless the context of this Agreement clearly requires otherwise, words importing the masculine, female or neutral genders shall include the other genders. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends, and such phrase shall not mean simply “if”. Currency amounts referenced herein are in U.S. Dollars. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning given to them as set forth in this Agreement. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. References to “written” or “in writing” include documents in electronic form or transmission by email. References to “actual fraud” shall be deemed to exclude forward looking statements (as defined in 15 U.S.C. §78u-5) made in good faith. (c) Except as otherwise specifically provided herein, all references in this Agreement to any Law include the rules and regulations promulgated thereunder, in each case as amended, re- enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and shall also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith; provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date, references to any Law shall be deemed to refer to such Law as amended as of such date. Any agreement or instrument referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and all attachments thereto and instruments incorporated therein. (d) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. (e) Each representation, warranty, covenant and condition herein shall be given full, separate and independent effect. The provisions hereof are cumulative. A more specific provision shall limit the applicability of any other, more general, provision.

-87- (f) The Parties drafted this Agreement jointly through the exchange of drafts hereof, so no presumption or burden of proof favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. (g) Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no Party shall use the fact of setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not material for purposes of this Agreement. Neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule is intended to imply that such item or matter, or other items or matters, are or are not in the Ordinary Course, and no Party shall use the fact of the setting forth or the inclusion of any specific item or matter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not in the Ordinary Course for purposes of this Agreement. (h) The Company has set forth information in the Company Disclosure Letter in a Section of such Company Disclosure Letter that corresponds to the Section of this Agreement to which it relates. Parent has set forth information in the Parent Disclosure Letter in a section of such Parent Disclosure Letter that corresponds to the section of this Agreement to which it relates. The fact that any item of information is disclosed in any Section or subsection of the Company Disclosure Letter or the Parent Disclosure Letter shall be deemed disclosure with respect to any other Section or subsection of the Company Disclosure Letter and the Parent Disclosure Letter, respectively, to which the relevance of such item is apparent based on a plain reading of such disclosure. (i) All calculations involving the determination of dollar amounts pursuant to or in connection with this Agreement, the Escrow Agreement or the Payments Administrator Agreement shall be calculated to the nearest penny (two decimal places). 10.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other Party; provided that each of Merger Sub I and Merger Sub II may assign any and all of its rights or obligations under this Agreement to one or more wholly owned Subsidiaries of Parent. Any purported assignment in violation of this Agreement is void. 10.12 Fulfillment of Obligations. Any obligation of any Party to any other Party under this Agreement, the Escrow Agreement or the Payments Administrator Agreement which obligation is performed, satisfied or fulfilled completely by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party. 10.13 Waiver of Conflicts; Privilege. Parent, DK HoldCo, Merger Sub I, Merger Sub II and the Company agree that, as to all communications among Company’s Counsel and the Stockholder Representative and the Company Stockholders and their respective Affiliates (individually and collectively, the “Seller Group”) that relate to Company’s Counsel’s representation of the Company in the Transactions (but not representations prior to engagement for or separate from such transactions), the attorney-client privilege and the expectation of client confidence belongs solely to the Seller Group and may be controlled only by the Seller Group and will not pass to or be claimed, or deemed waived, by Parent, DK HoldCo, Merger Sub I, Merger Sub II, the Initial Surviving Company or the Subsequent

-88- Surviving Company. This right to the attorney client privilege will exist even if such communications may exist on the Company’s computer system or in documents in Company’s possession. Notwithstanding the foregoing, in the event that a dispute arises between Parent and its Subsidiaries, and a Person other than the Stockholder Representative or a Company Stockholder after the Closing, Parent and its Subsidiaries, may assert (but not waive) the attorney-client privilege. If the Stockholder Representative so desires, acting on behalf of the Company Stockholders and without the need for any consent or waiver by the Company or Parent, Company’s Counsel shall be permitted to represent the Stockholder Representative or any other member of the Seller Group after the Closing in connection with any matter, including without limitation, anything related to the Transactions, any other agreements referenced herein or any disagreement or dispute relating thereto. Without limiting the generality of the foregoing, after the Closing, Company’s Counsel shall be permitted to represent the Stockholder Representative or any other member of the Seller Group, in connection with any negotiation, transaction or dispute (including any litigation, arbitration or other adversary Proceeding) with Parent, the Company or any of their agents or Affiliates under or relating to this Agreement, the Transactions, and any related matter, such as claims or disputes arising under other agreements entered into in connection with this Agreement. Upon and after the Closing, the Company shall cease to have any attorney-client relationship with Company’s Counsel, unless and to the extent Company’s Counsel is specifically engaged in writing by the Company to represent the Company after the Closing and either such engagement involves no conflict of interest with respect to the Company Stockholders or the Stockholder Representative consents in writing at the time to such engagement. Any such representation of the Company by Company’s Counsel after the Closing shall not affect the foregoing provisions hereof. [Signature Page Follows]

[Signature Page to Agreement and Plan of Merger] IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above. DRAFTKINGS INC. By: /s/ Jason Robins Name: Jason Robins Title: Chief Executive Officer and Chairman DRAFTKINGS HOLDINGS INC. By: /s/ Paul Liberman Name: Paul Liberman Title: President and Chief Executive Officer FORTUNE MERGER SUB INC. By: /s/ Paul Liberman Name: Paul Liberman Title: President and Chief Executive Officer FORTUNE MERGER SUB LLC By: /s/ Paul Liberman Name: Paul Liberman Title: President and Chief Executive Officer JACKPOCKET INC. By: /s/ Peter J. Sullivan III Name: Peter J. Sullivan III Title: Chief Executive Officer SHAREHOLDER REPRESENTATIVE SERVICES LLC, as Stockholder Representative By: /s/ Corey Quinlan Name: Corey Quinlan Title: Director, Deal Intake

EXHIBIT A DEFINITIONS As used in this Agreement, the following terms have the meanings specified in this Exhibit A. “280G Stockholder Vote” has the meaning set forth in Section 5.11(e). “401(k) Plan” means the Jackpocket Inc. Retirement Plan. “Accountant” has the meaning set forth in Section 2.6(c)(ii). “Accredited Investor” means a Company Stockholder that (a)(i) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act; and (ii) delivers a duly completed and executed Accredited Investor Questionnaire or (b) is determined by Parent and the Company prior to the Closing in their reasonable discretion to be an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. “Accredited Investor Closing Cash Consideration” has the meaning set forth in Section 2.1(b). “Accredited Investor Closing Stock Consideration” has the meaning set forth in Section 2.1(b). “Accredited Investor Company Capital Stock Closing Consideration” has the meaning set forth in Section 2.1(b). “Accredited Investor Questionnaire” has the meaning set forth in Section 5.7. “Acquisition Proposal” means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company pursuant to which the Company Stockholders immediately preceding such transaction would hold, directly or indirectly, less than eighty percent (80%) of the equity interests in the surviving or resulting entity of such transaction and (ii) any acquisition by any Person resulting in, or proposal or offer, which if consummated would result in, any Person becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, twenty percent (20%) or more of the total voting power or of any class of equity securities of the Company, or twenty percent (20%) or more of the consolidated total assets of the Company, in each case other than the transactions contemplated by this Agreement. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. As used in this definition, the term “controls” (including the terms “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by Contract or otherwise. For the avoidance of doubt, (i) prior to the Closing, neither the Company nor any of its Subsidiaries shall be an “Affiliate” of Parent, and (ii) following the Closing, neither the Company nor any of its Subsidiaries shall be an “Affiliate” of any Company Stockholder. “Affiliate Contract” has the meaning set forth in Section 3.13(a)(xviii). “Aggregate Cash Consideration” means an amount equal to: (i) $412,500,000 plus (ii) the Aggregate Company Option Exercise Price plus (iii) Cash on Hand minus (iv) Closing Indebtedness plus

(v) the Net Working Capital Difference minus (vi) Company Transaction Expenses minus (vii) the Extension Payment Amount. “Aggregate Company Option Exercise Price” means the aggregate exercise price payable by all holders of Company Options with respect to the Company Options outstanding immediately prior to the Initial Effective Time, assuming the cancellation of all Company Options cancelled as of immediately prior to the Initial Effective Time pursuant to this Agreement or action of the Company Board. “Aggregate Purchase Price” means, collectively, the Aggregate Cash Consideration and the Aggregate Stock Consideration. “Aggregate Stock Consideration” means the following: (A) if the Closing Parent Trading Price is greater than $42.8582, then the Aggregate Stock Consideration shall be 7,874,805.754791 shares of Parent Common Stock; (B) if the Closing Parent Trading Price is greater than or equal to $31.6778, but less than or equal to $42.8582, then the Aggregate Stock Consideration shall be a number of shares of Parent Common Stock equal to the quotient obtained by dividing (x) $337,500,000 by (y) the Closing Parent Trading Price; (C) if the Closing Parent Trading Price is less than $31.6778, then the Aggregate Stock Consideration shall be 10,654,148.962365 shares of Parent Common Stock. “Agreement” has the meaning set forth in the Preamble. “Alternative Acquisition Agreement” has the meaning set forth in Section 5.4(a)(iv). “Antitrust Law” means any Law designed or intended to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the Sherman Act of 1890, as amended; the Clayton Act of 1914, as amended; the HSR Act; the Federal Trade Commission Act of 1914, as amended; and similar international, multilateral, multinational, national, federal or state competition Laws. “Applicable Date” has the meaning set forth in Section 3.5(e). “Applicable Gaming Law” means all applicable Laws (including any statute, regulation, rule, requirement, standard, guidance, Order, announcement or notice of any Gaming Regulatory Authority) which are applicable to the Company, its Subsidiaries and/or their respective businesses. “Bankruptcy and Equity Exception” has the meaning set forth in Section 3.3(a). “Benefit Plan” means any benefit or compensation plan, program, policy, practice, agreement, Contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, that is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by the Company or any of its Subsidiaries. Benefit Plans include, but are not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA (“ERISA Plans”), employment, non-compete and/or non-solicit, consulting, retirement, severance, termination or change in control agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, material fringe or other benefits or remuneration of any kind.

“Board Recommendation” has the meaning set forth in Section 3.3(b). “Burdensome Condition” has the meaning set forth in Section 5.3(b). “Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York, New York. “Capitalization Time” has the meaning set forth in Section 3.2(a). “CARES Act” means The Coronavirus AID, Relief, and Economic Security Act, Pub. L. 116- 136 (03/27/2020). “Cash on Hand” means all cash and cash equivalents held by the Company and its Subsidiaries as of 12:01 A.M. Eastern Time on the Closing Date calculated in accordance with GAAP (including any checks or pending electronic debits received by the Company, its Subsidiaries or their respective banks prior to such time, whether or not cleared, and any incoming wire transfers to the extent the respective amounts of such checks, electronic debits and wire transfers are not included in the calculation of Net Working Capital); provided that Cash on Hand shall (i) be calculated net of outgoing wire transfers and drafts written or issued by the Company or any of its Subsidiaries, (ii) include (a) security deposits in respect of Leased Real Property (up to an aggregate amount of $500,000) and (b) cash and cash equivalents held at MVB Bank, Inc. in connection with the MVB Loan Documents and amounts deposited in the Company’s interactive gaming FBO account at MVB Bank Inc., in each case, to the extent that all Indebtedness under the MVB Loan Documents is repaid and all Liens in connection therewith are released, in each case, as of or promptly following the Closing, and such cash and cash equivalents are otherwise freely usable immediately following the Closing, (iii) subject to the foregoing clause (ii), exclude any cash, cash equivalents or marketable securities that are not freely usable, distributable or transferable (including because it is subject to restrictions, limitations, penalties or Taxes on use, distribution or transfer by Law, Contract or otherwise), restricted balances (including security deposits, bond guarantees, collateral reserve amounts, amounts held in escrow for the benefit of third parties (including user funds held by the Company or any of its Subsidiaries) and escheat, unclaimed property, (iv) be reduced by the amount of any insurance proceeds received, including in connection with the damage or destruction of any asset, except to the extent such insurance proceeds have been used to replace any such asset, and (v) be reduced by the amount of any cash to be distributed pursuant to any dividend or share repurchase declared, but not yet paid, prior to 12:01 A.M. Eastern Time on the Closing Date. “Certificate” has the meaning set forth in Section 2.1(b). “Certificate of Incorporation” has the meaning set forth in Section 3.1. “Certificate of Initial Merger” has the meaning set forth in Section 1.4. “Certificate of Subsequent Merger” has the meaning set forth in Section 1.4. “Change of Recommendation” has the meaning set forth in Section 5.4(b). “Chosen Courts” has the meaning set forth in Section 10.4(b). “Claim Notice” has the meaning set forth in Section 8.3(a)(i).

“Class A Stock” has the meaning set forth in the Recitals. “Class B Stock” has the meaning set forth in the Recitals. “Class B-1 Stock” has the meaning set forth in the Recitals. “Class C-1 Stock” has the meaning set forth in the Recitals. “Class C-2 Stock” has the meaning set forth in the Recitals. “Class C-3 Stock” has the meaning set forth in the Recitals. “Class D-1 Stock” has the meaning set forth in the Recitals. “Class D-2 Stock” has the meaning set forth in the Recitals. “Class D-3 Stock” has the meaning set forth in the Recitals. “Clean Team Confidentiality Agreement” means that certain Clean Team Confidentiality Agreement, dated as of December 13, 2023, by and between the Company and DK HoldCo. “Closing” has the meaning set forth in Section 1.3. “Closing Date” has the meaning set forth in Section 1.3 “Closing Indebtedness” means the Indebtedness of the Company as of immediately prior to the Closing, which includes, for the avoidance of doubt, Indebtedness under the MVB Loan Documents. For the avoidance of doubt, Closing Indebtedness shall not include any Company Transaction Expenses or any amounts included in Net Working Capital. “Closing Parent Trading Price” means the volume-weighted average of the closing prices per share of Parent Common Stock on the NASDAQ (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, as reported in another authoritative source mutually agreed by the Company and Parent) for the thirty (30) consecutive full trading days ending on second trading day immediately preceding the Closing Date. For all purposes of this Agreement, the Closing Parent Trading Price shall be calculated to the nearest one-hundredth of one cent. “Closing Payments Fund” has the meaning set forth in Section 2.5(b). “Code” has the meaning set forth in the Recitals. “Common Stock” has the meaning set forth in the Recitals. “Company” has the meaning set forth in the Preamble. “Company Board” has the meaning set forth in the Recitals. “Company Capital Stock” has the meaning set forth in the Recitals. “Company Capital Stock Closing Consideration” has the meaning set forth in Section 2.1(b)(ii).

“Company’s Counsel” has the meaning set forth in Section 5.14(i). “Company Disclosure Letter” means the disclosure letter, dated as of the date hereof, that has been prepared by the Company and delivered to Parent, DK HoldCo, Merger Sub I and Merger Sub II with this Agreement. “Company Fundamental Representations” means the representations and warranties of the Company set forth in Section 3.1 (Organization, Good Standing and Qualification), Section 3.2 (Capital Structure), Section 3.3 (Authority; Approval), Section 3.12 (Takeover Statutes),Section 3.21 (Related Party Transactions) and Section 3.23 (Brokers and Finders). “Company Gaming Licenses” means any License issued or granted to the Company or any of its Subsidiaries by a Gaming Regulatory Authority. “Company IP” means all Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries. “Company Option” has the meaning set forth in Section 2.10(a). “Company Payment Trigger” has the meaning set forth in Section 7.7(a). “Company Performance Option” means the Company Options listed on Section 2.10(b) of the Company Disclosure Letter. “Company Preferred Stock” means, collectively, the Seed Stock, Class A Stock, Class B Stock, Class B-1 Stock, Class C-1 Stock, Class C-2 Stock, Class C-3 Stock, Class D-1 Stock, Class D-2 Stock and the Class D-3 Stock.” “Company Securityholders” means the Company Stockholders and the holders of In-The- Money Options. “Company Stockholders” has the meaning set forth in the Recitals. “Company Tax Knowledge Party” means Peter Sullivan or Sean Siuda or, in the event that none of the foregoing individuals are reasonably available, any other authorized officer of the Company. “Company Termination Fee” has the meaning set forth in Section 7.7(a). “Company Top Gaming Authority” has the meaning set forth in Section 3.20(b). “Company Top Supplier” has the meaning set forth in Section 3.20(a). “Company Transaction Expenses” means, without duplication, to the extent not paid or cause to be paid by the Company immediately prior to the Closing (including those which become due and payable after the Closing Date pursuant to Contracts entered into prior to the Closing Date), the aggregate amount of (a) all fees and expenses payable by the Company or any of its Subsidiaries to any attorneys, accountants, financial advisors, consultants or other advisors in connection with the Transactions or any sales process relating to a strategic transaction involving the Company or its Subsidiaries, (b) all bonuses, change-of-control, success, severance, retention, sale, stay or similar type of bonus, compensation or incentive payments or other similar payments pursuant to arrangements made by the Company or its Subsidiaries prior to the Closing that become due or payable to any current or former employees, directors, officers or other service providers of the Company or any of its Subsidiaries in connection with the Transactions (and the employer portion of any payroll, employment or similar Taxes related thereto (other than Excluded Payroll Taxes)), including all payments in respect of the “Specified Options” listed on Section 3.2 of the Company Disclosure Letter; (c) any fees, costs, expenses or other liabilities incurred (or that would be incurred or made) as a result of the settlement of any Contract or transaction with a Related Party, (d) the cost of the D&O Tail Policy; and (e) 50% of all Transfer Taxes. “Company Transaction Expenses Paid by Parent” means the Company Transaction Expenses that are to be paid by Parent on behalf of the Company as set forth on the Funds Flow Memorandum (which, for the avoidance of doubt, constitute Company Transaction Expenses). “Company Warrants” means all outstanding warrants to purchase shares of Company Capital Stock. “Confidential Information” means confidential information in any form regarding the Company or any of its Subsidiaries or disclosed in connection with the Transactions. Confidential Information shall not include any information that (a) at the time of disclosure or thereafter is published or otherwise generally available to the industry that the disclosing party primarily participates or to the public, in each case, other than by breach of this Agreement or the Confidentiality Agreement; (b) is rightfully received by either party or their respective Representatives from a third party to the receiving party’s knowledge after reasonable inquiry without confidentiality limitations, prior to disclosure by the disclosing party; (c) was or is independently developed by the receiving party or its respective Representatives without the use of any Confidential Information provided by the disclosing party; (d) is approved for public release by written authorization of disclosing party; or (e) the Parties agree in writing to release from the terms of the Confidentiality Agreement. “Confidentiality Agreement” has the meaning set forth in Section 5.13. “Continuing Employees” has the meaning set forth in Section 5.11(a). “Contract” means any agreement, undertaking, lease, license, contract, note, mortgage, indenture, arrangement or other similar obligation, whether written or oral. “Controlling Party” has the meaning set forth in Section 8.3(b)(ii). “COVID-19” means the COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof or related health condition). “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure or sequester order, guideline, recommendation or Law, or any other applicable Laws, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19. “D&O Tail Policy” has the meaning set forth in Section 5.12. “Data Room” means the Company’s “Project Fortune” electronic data room hosted by Intralinks and to which Parent was provided access at all times subject to the terms of the Clean Team Agreement prior to the date hereof in connection with the Transactions. “Debt Payoff Amount” has the meaning set forth in Section 5.20.

“Debt Payoff Letters” has the meaning set forth in Section 5.20. “Deductible” has the meaning set forth in Section 8.2(b). “Designated Optionholder” means Lior Shemesh. “Designated Stockholder” means Peter Sullivan. “DGCL” has the meaning set forth in the Recitals. “Disability” means a physical or mental impairment which totally and permanently prevents the individual from performing his or her customary and usual duties for Parent (or any Subsidiary thereof). “Disputed Items” has the meaning set forth in Section 2.6(c)(ii). “Dissenting Shares” has the meaning set forth in the definition of “Dissenting Stockholders.” “Dissenting Stockholders” means the holders of Company Capital Stock who have duly demanded appraisal pursuant to Section 262 of the DGCL and have not effectively withdrawn or otherwise waived or lost such right to appraisal under Section 262 of the DGCL (such Company Capital Stock for which appraisal has been so duly demanded and the right thereto under Section 262 of the DGCL not effectively withdrawn or otherwise waived or lost, the “Dissenting Shares”). “DK Deal Announcement” has the meaning set forth in Section 5.5. “DK Parties” means Parent, DK HoldCo, Merger Sub I and Merger Sub II. “DLLCA” has the meaning set forth in the Recitals. “Employee” means any current or former employee (whether full- or part-time), director, officer or independent contractor (who is a natural person) of the Company or any of its Subsidiaries. “Environmental Law” means any Law relating to: (a) the protection, investigation or restoration of the environment, health, safety or natural resources, (b) the handling, use, presence, disposal, release or threatened release of, or exposure to, any Hazardous Substance or (c) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to Persons or property relating to any Hazardous Substance. “Equity Award Conversion Amount” means (x) Non-Accredited Investor Company Capital Stock Closing Consideration divided by (y) the Closing Parent Trading Price. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 414 of the Code. “ERISA Plans” has the meaning set forth in the definition of “Benefit Plan.” “Escrow Agent” has the meaning set forth in Section 2.4(a).

“Escrow Agreement” means an agreement between the Escrow Agent, Parent, and the Stockholder Representative in form and substance reasonably acceptable to each of Parent and the Stockholder Representative pursuant to which the Escrow Agent will hold, safeguard and release the Purchase Price Adjustment Holdback, the Retention Holdback and the Reserve Holdback in accordance with the terms of this Agreement. “Estimated Closing Statement” has the meaning set forth in Section 2.3(a)(i). “Estimated Merger Cash Consideration” means an amount in cash equal to the Merger Cash Consideration, as estimated in the Estimated Closing Statement. “Exchange Act” means the Securities Exchange Act of 1934. “Excluded Payroll Taxes” means (i) the employer portion of any employment or payroll Taxes with respect to any Company Transaction Expenses or any other compensatory payments made in connection with the Mergers and the transactions contemplated by this Agreement, in each case, to the extent such payments are not paid prior to, at or substantially contemporaneously with the Closing and (ii) any such employment or payroll Taxes incurred as a result of the release of the Purchase Price Adjustment Holdback and the Retention Holdback or any retention payments payable or equity awards granted by Parent or any of its Affiliates pursuant to the terms of any post-Closing employment arrangement with Parent or any of its Affiliates. “Excluded Shares” means (i) shares of Company Capital Stock owned by Parent, DK HoldCo, Merger Sub I, Merger Sub II or any other direct or indirect wholly-owned Subsidiary of Parent and shares of Company Capital Stock owned by the Company or any direct or indirect wholly-owned Subsidiary of the Company, and in each case not held on behalf of third parties, and (ii) Dissenting Shares. “Extension Payment Amount” means the payment of $5,000,000 by or on behalf of Parent to the Company pursuant to that certain letter agreement, dated as of February 6, 2024, by and between Parent and the Company. “FCPA” means the United States Foreign Corrupt Practices Act of 1977. “Final Aggregate Cash Consideration” means the Aggregate Cash Consideration as set forth on the Final Closing Statement. “Final Closing Statement” means the Post-Closing Statement that (a) is deemed final in accordance with Section 2.6(c)(i) or (b) results from the determinations made by the Accountant in accordance with Section 2.6(c)(iv), as applicable. “Final Determination” means, with respect to a dispute, an occurrence where (a) the parties to the dispute have reached an agreement in writing, (b) a court of competent jurisdiction shall have entered a final and non-appealable Order or judgment with respect to a claim or (c) an arbitration or like panel shall have rendered a final non-appealable determination with respect to disputes the parties have agreed to submit thereto. “Final Merger Cash Consideration” means the Merger Cash Consideration as set forth on the Final Closing Statement. “Financial Statements” has the meaning set forth in Section 3.5(a).

“First Release Date” has the meaning set forth in Section 2.4(b). “Fully Diluted Non-Option Shares” means the aggregate number of shares of Company Capital Stock (other than Excluded Shares but including Dissenting Shares) issued and outstanding as of immediately prior to the Initial Effective Time, assuming the conversion and exercise of all outstanding securities convertible into and exercisable for, or other rights to acquire, Company Capital Stock (in each case, whether or not immediately exercisable, and determined on an as-converted to Common Stock basis), in each case, excluding the aggregate number of shares of Company Capital Stock issuable upon the exercise of the Company Options outstanding (whether or not immediately exercisable) immediately prior to the Initial Effective Time. “Fully Diluted Pro Rata Share” means, with respect to a Company Securityholder, the percentage equal to the quotient of (a) the sum of (i) total number of shares of Company Capital Stock held by such Company Securityholder immediately prior to the Initial Effective Time (as described opposite such Company Securityholder’s name in the Funds Flow Memorandum) and (ii) the total number of shares of Company Capital Stock issuable to such Company Securityholder upon exercise of Company Options held by such Company Securityholder immediately prior to the Initial Effective Time (as described opposite such Company Securityholder’s name in the Funds Flow Memorandum) divided by (b) the total number of Fully Diluted Shares. “Fully Diluted Shares” means the aggregate number of shares of Company Capital Stock equal to the aggregate number of shares of Company Capital Stock (other than Excluded Shares but including Dissenting Shares) issued and outstanding as of immediately prior to the Initial Effective Time, assuming the conversion and exercise of all outstanding securities convertible into and exercisable for, or other rights to acquire, Company Capital Stock (in each case, whether or not immediately exercisable, and determined on an as-converted to Common Stock basis) and the cancellation of all such securities cancelled as of immediately prior to the Initial Effective Time pursuant to this Agreement or action of the Company Board. “Funds Flow Memorandum” means a memorandum, which shall be certified as complete and correct by the Chief Executive Officer of the Company on behalf of the Company (solely in his capacity as such and not in his personal capacity, and without personal liability), and which shall be in a form to be reasonably agreed upon by Parent and the Company, which shall include the following information: (a) a complete and correct list as of immediately prior to the Initial Effective Time of (i) the names of each of Company Stockholder, (ii) whether such Company Stockholder is an Accredited Investor or Non-Accredited Investor, (iii) the number and class or series of shares of Company Capital Stock held by such Company Stockholder and the certificate number of such Certificate held by such Company Stockholder, (iv) the number of Company Options held by the holders thereof, (v) the Pro Rata Share of each Company Stockholder and (vi) the Fully Diluted Pro Rata Share for each Company Securityholder; (b) a true and correct calculation of the respective amounts of the Aggregate Purchase Price to be paid in accordance with this Agreement to each Company Securityholder; (c) the institutions and account information with respect to the payments set forth in Section 2.4 and Section 2.5(a); and (d) each vendor and payee (with wire instructions or payment information) for Company Transaction Expenses Paid by Parent.

“GAAP” means United States generally accepted accounting principles. “Gaming Regulatory Authority” means any Governmental Entity in any jurisdiction with regulatory control, authority or jurisdiction over gambling, online gambling, betting, lottery, sweepstakes, bingo, fantasy contests, lottery courier and gaming activities (if any), including, for the avoidance of doubt, the Governmental Entities issuing the Company Gaming Licenses. “Governmental Entity” means any United States, non-United States, supranational or transnational governmental (including public international organizations), quasi-governmental, regulatory or self-regulatory authority, agency, commission, body, department or instrumentality or any court, tribunal or arbitrator or other entity or subdivision thereof or other legislative, executive or judicial entity or subdivision thereof, in each case, of competent jurisdiction (including, for the avoidance of doubt, the Gaming Regulatory Authorities). “Hazardous Substance” means (a) any substance that is listed, classified or regulated pursuant to any Environmental Law, (b) any petroleum product or by-product, asbestos-containing material, lead- containing paint or plumbing, polychlorinated biphenyls, mold, radioactive material or radon and (c) any other substance that may be the subject of regulatory action by any Governmental Entity in connection with any Environmental Law. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976. “In-the-Money Option” has the meaning set forth in Section 2.10(a). “Incremental Hire Salary Cap” has the meaning set forth in Section 5.1(b)(xvi)(E). “Indebtedness” means the following, without duplication: (A) borrowed money of the Company and its Subsidiaries, including borrowings from any bank, financial institution or other entity, including loans and bank overdrafts; (B) liabilities under any loan note, loan stock, debenture, letters of credit or other similar instrument or security including, for the avoidance of doubt, the MVB Loan Documents; (C) obligations for the reimbursement of any obligor on any drawn-upon letter of credit (to the extent drawn), banker’s acceptance or similar transaction; (D) liabilities under a finance or capitalized lease or hire purchase agreements or any analogous agreement or arrangement creating obligations with respect to the deferred purchase price of property, but excluding any liabilities under operating leases; (E) liabilities under any currency or interest swap or other interest or currency protection, hedging or financial futures transaction or arrangement; (F) deferred purchase price of assets, businesses, properties or services, including all seller notes and “earn out” payments (which, in each case, shall be calculated assuming the maximum achievement of performance targets); (G) self-insurance accruals;

(H) the Unpaid Pre-Closing Income Tax Amount and all unpaid Taxes which would otherwise have been required to be paid in a Pre-Closing Tax Period but the payment of which was deferred pursuant to the CARES Act or any similar provision of state, local or non-U.S. Tax law, (I) all accrued and unpaid deferred compensation, severance and bonus obligations (prorated by the number of days that have elapsed through the Closing Date for the year in which the Closing occurs) as of the Closing (including the employer portion of any payroll, employment and similar Taxes associated with such obligations (other than Excluded Payroll Taxes)); (J) all unfunded or underfunded liabilities and/or payment obligations with respect to any defined benefit pension plans that Employees of the Company or any of its Subsidiaries participate in; (K) all liabilities for accrued or unpaid time off with respect to Employees (including the employer portion of any payroll, employment and similar Taxes associated with such obligations (other than Excluded Payroll Taxes)); (L) all obligations of a type referred to in clauses (A) through (K) above which the Company or any of its Subsidiaries (1) has guaranteed, (2) is responsible or liable, directly or indirectly, as obligor or guarantor or (3) has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a credit against loss; (M) accrued interest, principal, charges, costs, prepayment penalty, fees, breakage costs or expenses (including arising as a result of the discharge of such amount at Closing or the consummation of the Transactions), to the extent due or owing in respect of those items listed in clauses (A) through (L) above, whether resulting from their payment or discharge or otherwise. For the avoidance of doubt, “Indebtedness” shall not include any amount included in calculating Net Working Capital or Company Transaction Expenses. “Indemnified Director or Officer” means each present and former (determined as of the Initial Effective Time) director and officer of the Company or any of its Subsidiaries, in each case, when acting in such capacity or in serving as a director, officer, member, trustee or fiduciary of another entity or enterprise, at the request or benefit of the Company or any of its Subsidiaries. “Information Statement” has the meaning set forth in Section 5.7. “Initial Effective Time” has the meaning set forth in Section 1.4. “Initial Merger” has the meaning set forth in the Recitals. “Initial Stockholder Consent Delivery Period” has the meaning set forth in Section 5.5. “Initial Surviving Company” has the meaning set forth in the Recitals. “Insurance Policies” has the meaning set forth in Section 3.19. “Intellectual Property Rights” means all rights anywhere in the world in or to: (a) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of the same; (b) patents, patent applications, registrations and invention disclosures, including divisionals, revisions, supplementary protection certificates, continuations, continuations-in-part, renewals, extensions, substitutes, re-issues and re-examinations; (c) confidential or proprietary information, trade secrets, inventions, discoveries, ideas, improvements, information, know-how, technical data and technical databases, algorithms, techniques, processes, schematics, business and other methods, formulae, drawings, specifications, source code, prototypes, models, flow-charts, testing procedures and results, designs, customer lists and supplier lists (collectively, “Trade Secrets”); (d) published and unpublished works of authorship, whether copyrightable or not (including Software, website and mobile content, data, databases and other compilations of technical information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; rights to use any Person’s name, image, likeness or other unequivocal identifiers, and related publicity rights, (e) Internet domain names and URLs; and (f) all other intellectual property, industrial or proprietary rights. “Intended Tax Treatment” has the meaning set forth in the Recitals. “IRS” means the United States Internal Revenue Service. “IT Assets” means hardware, technology devices, computers, mobile devices, Software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, and all other information technology equipment that are owned or used (including through cloud-based or other third- party service providers) by the Company or any of its Subsidiaries in the operation of the business as currently conducted, and all information or data stored therein or processed thereby, and all associated documentation. “Key Employee” means each of the Employees set forth on Section 1.1 of the Company Disclosure Letter. “Knowledge” means (i) with respect to the Company, any Key Employee who is actually aware of such fact or other matter or should have become aware of such fact or other matter after reasonable due inquiry, including reasonable due inquiry of his or her direct reports, and (ii) with respect to Parent, Jason Robins, Jason Park, or Malcolm Turner who is actually aware of such fact or other matter or should have become aware of such fact or other matter after reasonable due inquiry, including reasonable due inquiry of his or her direct reports. “Law” or “Laws” means any federal, state, local, foreign, international or transnational law, statute, ordinance, common law, rule, regulation, standard, judgment, determination, Order, writ, injunction, decree, arbitration award, treaty, agency requirement, authorization, license or permit of any Governmental Entity. “Lease” or “Leases” has the meaning set forth in Section 3.14(b). “Leased Real Property” has the meaning set forth in Section 3.14(b). “Letter of Transmittal” has the meaning set forth in Section 2.5(d). “Licenses” means permits, licenses, memorandums of understanding, authorization to operate, certifications, approvals, registrations, consents, authorizations, franchises, variances, contractual authority, exemptions and orders issued or granted by a Governmental Entity.

“Lien” means any lien, charge, pledge, mortgage, easement, hypothecation, security interest, claim or other encumbrance. “Loss” means any and all damages, losses, charges, liabilities, claims, demands, actions, suits, proceedings, payments, judgments, Orders, settlements, assessments, deficiencies, Taxes, interest, penalties and costs and expenses (including reasonable and documented out of pocket legal fees, costs and expenses). “Malicious Code” means disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that facilitate or cause unauthorized access to, or disruption, impairment, disablement, encryption, unavailability or destruction of, Software, data or other materials. “Material Adverse Effect” means, with respect to any Person, any change, development, event, circumstance, condition, fact, occurrence or effect that, individually or taken together with any and all other changes, developments, events, circumstances, conditions, facts, occurrences or effects, (i) would reasonably be expected to prevent, materially delay or materially impair the ability of such Person consummate the Transactions or (ii) has, or would reasonably be expected to have, a material adverse effect on the financial condition, business operations or results of operations of such Person and its Subsidiaries (taken as a whole); provided, however, that, in the case of the foregoing clause (ii) only, none of the following, either alone or in combination, shall be taken into account in determining whether a Material Adverse Effect is occurring, has occurred or would reasonably be expected to occur: (A) changes in the economy, capital, securities or financial markets or political, legislative, regulatory or business conditions generally; (B) to the extent resulting from the public announcement (in and of itself) of entry into this Agreement or public announcement (in and of itself) of the Transactions; (C) changes in GAAP or in any Law of general applicability following the date of this Agreement; (D) any failure in and of itself by such Person to meet any projections or forecasts or estimates of revenues or earnings; provided that the exception in this clause (D) shall not prevent or otherwise affect a determination that any effect underlying such failure has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Material Adverse Effect; (E) any change, development or effect resulting from acts of war (whether or not declared), any outbreak of hostilities, sabotage, terrorism, military actions or the escalation of any of the foregoing, cyberattacks impacting such Person, any weather or natural disaster, or any outbreak of illness, pandemic or epidemic (including the existence and impact of the COVID-19 Measures occurring prior to the date of this Agreement) or any other force majeure event; (F) any action or failure to take action which action or failure to act is expressly required by, or prohibited to be taken by, this Agreement (except any action expressly required to be taken or not taken pursuant to Section 5.1(a)); or (G) changes generally impacting conditions in the industries in which such Person and its Subsidiaries conduct business.

provided, further, that, with respect to clauses (A), (C), (E) and (G) of this definition, any such changes, developments, events, circumstances, conditions, facts, occurrences or effects shall be taken into account in determining whether a “Material Adverse Effect” has occurred, is occurring or would reasonably be expected to occur to the extent it disproportionately and adversely affects such Person or any of its Subsidiaries relative to other similarly situated companies operating in the industry or geographic markets in which such Person or any of its Subsidiaries operates. “Material Contract” has the meaning set forth in Section 3.13(a). “Mergers” has the meaning set forth in the Recitals. “Merger Cash Consideration” means (a) the Aggregate Cash Consideration, minus (b) the Retention Holdback, minus (c) Purchase Price Adjustment Holdback, minus (d) the Stockholder Representative Expense Amount, minus (e) the Reserve Holdback. “Merger Stock Consideration” means (a) the Aggregate Stock Consideration, minus (b) the aggregate number of shares of Parent Common Stock underlying the In-the-Money Options pursuant to Section 2.10. “Merger Sub I” has the meaning set forth in the Preamble. “Merger Sub II” has the meaning set forth in the Preamble. “Most Recent Balance Sheet” has the meaning set forth in Section 3.5(a). “MVB Loan Documents” means each of (a) the Loan Agreement, dated as of April 28th, 2023, by and between MVB Bank, Inc. and the Company and (b) the Promissory Note, dated April 28, 2023, by and between the Company and MVB Bank, Inc. “NASDAQ” means The Nasdaq Stock Market LLC. “Net Working Capital” means an amount equal to, as of 12:01 A.M. Eastern Time on the Closing Date, (a) the aggregate amount of the consolidated current assets of the Company and its Subsidiaries, minus (b) the aggregate amount of the consolidated current liabilities of the Company and its Subsidiaries; provided, however, that current assets and current liabilities shall exclude any (A) Closing Indebtedness, (B) Cash on Hand, (C) Company Transaction Expenses, (D) reserve in respect of the Reserved Matter and (E) assets or liabilities for income Taxes and any deferred Tax assets or deferred Tax liabilities; provided, further, that Net Working Capital shall be determined in accordance with (x) GAAP as applied by the Company in the Financial Statements to the extent such Financial Statements are prepared in accordance with GAAP on a consistent basis and (y) the principles specifically set forth in the illustrative calculation of Net Working Capital set forth in Exhibit F (provided that if there is a conflict between the foregoing and the principles specifically set forth in the illustrative calculation on Exhibit F, the latter shall control with respect to such conflict to the extent the applicable principle set forth in the illustrative calculation on Exhibit F is expressly identified as not being prepared in accordance with GAAP) and any Tax items included in Net Working Capital shall be determined in accordance with clauses (a), (b), (d), (e), and (f) of the definition of Unpaid Pre-Closing Income Tax Amount. “Net Working Capital Difference” means an amount equal to (i) Net Working Capital minus (ii) the Net Working Capital Target Amount. “Net Working Capital Target Amount” means negative $5,500,000.

“Non-Accredited Investor” means each Company Stockholder who is not an Accredited Investor. “Non-Accredited Investor Closing Cash Consideration” has the meaning set forth in Section 2.1(b)(ii). “Non-Accredited Investor Closing Stock Consideration” has the meaning set forth in Section 2.1(b)(ii). “Non-Controlling Party” has the meaning set forth in Section 8.3(b)(ii). “Non-Fundamental Company Representations” means any representation made by the Company in Article III that is not a Company Fundamental Representation. “Notice of Objection” has the meaning set forth in Section 2.6(c)(i). “Notice Schedule” means a schedule, to be delivered to the Stockholder Representative by Parent or the Subsequent Surviving Company following the Closing, including the email address of each Company Stockholder as it may be updated from time to time. “Offer Letter” has the meaning set forth in the recitals. “Order” means any administrative decision or award, decree, injunction, judgment, order, directive, quasi-judicial decision or award, ruling or writ of any arbitrator, mediator or Governmental Entity. “Ordinary Course” means the conduct of the business of the Company and its Subsidiaries in the ordinary course of business consistent with past practice. “Organizational Documents” has the meaning set forth in Section 3.1. “Other Anti-Bribery Laws” means, other than the FCPA, all applicable anti-bribery, anti- corruption, anti-money-laundering and similar Laws in jurisdictions in which the Company or any of its Subsidiaries do business, have done business, in which any agent thereof is conducting or has conducted business involving the Company or any of its Subsidiaries or the Company or any of its Subsidiaries are otherwise subject. “Option Acknowledgment Agreement” has the meaning set forth in the recitals. “Outside Date” has the meaning set forth in Section 7.2(a). “Parachute Payment” has the meaning set forth in Section 5.12(d). “Parent 401(k) Plan” has the meaning set forth in Section 5.11(d). “Parent” has the meaning set forth in the Preamble. “Parent Class B Stock” has the meaning set forth in Section 4.12. “Parent Common Stock” means Class A common stock, par value $0.0001 per share, of Parent.

“Parent Disclosure Letter” means the disclosure letter, dated as of the date hereof, that has been prepared by Parent, DK HoldCo, Merger Sub I and Merger Sub II and delivered to the Company with this Agreement. “Parent Equity Plans” means the DraftKings Inc. 2020 Incentive Award Plan, the DraftKings Inc. 2017 Equity Incentive Plan, the DraftKings Inc. 2012 Stock Option & Restricted Stock Incentive Plan and the SBTech (Global) Limited 2011 Global Share Option Plan. “Parent Gaming Licenses” means any License issued or granted to Parent or any of its Subsidiaries by a Gaming Regulatory Authority. “Parent Indemnified Parties” has the meaning set forth in Section 8.2(a). “Parent Reports” mean any reports, forms, proxy statements, registration statements and other statements, certifications and documents filed with or furnished to the SEC (including notes, exhibits and schedules thereto and all other information incorporated by reference and any amendments and supplements thereto) by Parent or DraftKings Holdings Inc. (formerly DraftKings Inc.), a Nevada corporation and the predecessor registrant to Parent, in each case, pursuant to the Exchange Act or the Securities Act. “Parent Tax Knowledge Party” means any of Jason Robins, Jason Park or Malcom Turner or, in the event that none of the foregoing individuals are reasonably available, any other authorized officer of Parent. “Parent’s Counsel” has the meaning set forth in Section 5.14(i). “Parties” or “Party” has the meaning set forth in the Preamble. “Payments Administrator” has the meaning set forth in Section 2.5(a). “Payments Administrator Agreement” has the meaning set forth in Section 2.5(a). “Payroll Tax Executive Order” means the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, as issued on August 8, 2020 and including any administrative or other guidance published with respect thereto by any Governmental Entity. “Performance Standards” means (a) all applicable published safety standards and certifications, (b) all applicable contractual performance standards or specifications and (c) all applicable regulatory requirements for a product. “Permitted Liens” means the following Liens: (i) Liens for current Taxes, assessments or other governmental charges not yet due and payable, or which may be hereafter paid without penalty or that the taxpayer is contesting in good faith through appropriate Proceedings, and for which adequate reserves have been established in the accounting books and records of the Company and its Subsidiaries prior to the date hereof; (ii) mechanics’, materialmens’, carriers’, workmen’s, repairmen’s or other like common law, statutory or consensual Liens arising or incurred in the Ordinary Course and which are not, in the aggregate, material to the Company and its Subsidiaries, taken as a whole; (iii) immaterial inchoate statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (iv) any minor and immaterial imperfection of title or similar liens, charges or encumbrances which individually or in the aggregate with other such liens, charges and encumbrances does not impair the value of or the ability to use or transfer the property subject to such lien, charge or encumbrance or the use of such property in the conduct of the business of the Company or any of its Subsidiaries; and (v) non-exclusive licenses of Intellectual Property Rights granted by the Company or its Subsidiaries in the Ordinary Course. “Permitted Transfer” has the meaning set forth in Section 5.17(c). “Permitted Transferee” has the meaning set forth in Section 5.17(c). “Per Share Closing Consideration” has the meaning set forth in Section 2.1(b)(ii). “Per Share Merger Consideration” means the right of one share of Company Capital Stock to receive (i) the Per Share Closing Consideration, (ii) the Per Share Post-Closing Adjustment Amount, if any, (iii) the Per Share Retention Holdback Consideration, if any, (iv) the Per Share Reserve Holdback Consideration, if any and (v) the Fully Diluted Pro Rata Share Amount, if any, disbursed to Company Stockholders from the Stockholder Representative Expense Amount in accordance with Section 9.2. “Per Share Portion” means a fraction (a) the numerator of which is one, and (b) the denominator of which is the total number of Fully Diluted Non-Option Shares. “Per Share Post-Closing Adjustment Amount” means an amount in cash equal to the quotient of (a) the sum of (i) the Post-Closing Adjustment and (ii) the Purchase Price Adjustment Holdback, divided by (b) the number of Fully Diluted Shares; provided that if the value calculated pursuant to this definition is a negative number, the Per Share Post-Closing Adjustment Amount shall be zero. “Per Share Reserve Holdback Consideration” means an amount in cash equal to the quotient of (i) any amount released to the Company Securityholders from the Reserve Holdback as provided for in Section 2.4(c) divided by (ii) the total number of Fully Diluted Shares. “Per Share Retention Holdback Consideration” means an amount in cash equal to the quotient of (i) any amount released (whether in one or more releases) to the Company Securityholders from the Retention Holdback as provided for in Section 2.4(b) divided by (ii) the total number of Fully Diluted Shares. “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature. “Personal Information” means any information that identifies, relates to, describes, is reasonably capable of being associated with or could reasonably be used to identify or be linked, directly or indirectly, with, a particular individual, household, browser or device, and any information that constitutes “personal data,” “personal information,” or similar term as defined by applicable Laws or the Company’s privacy policies. “Post-Closing Adjustment” means an amount equal to (i) the Final Merger Cash Consideration minus (ii) the Estimated Merger Cash Consideration. “Post-Closing Statement” means the written statement delivered pursuant to Section 2.6, setting forth Parent’s good-faith calculations of the Merger Cash Consideration and the Post-Closing Adjustment prepared in accordance with GAAP, and each component thereof, including as separate line items (a) Net Working Capital (which shall be prepared in a manner consistent with Exhibit F) and the amount of the

Net Working Capital Difference, (b) Cash on Hand, (c) Closing Indebtedness, and (d) Company Transaction Expenses (including Company Transaction Expenses Paid by Parent). “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning on or before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date. “Pre-Closing Tax Return” has the meaning set forth in Section 5.14(a). “Privacy and Security Obligations” has the meaning set forth in Section 3.17(l). “Proceeding” means any action, cause of action, claim, demand, litigation, suit, investigation, grievance, citation, summons, subpoena, inquiry, audit, hearing, originating application to a tribunal, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at Law, in Contract, in tort or otherwise. “Private Placement Shares” has the meaning set forth in Section 3.24. “Pro Rata Share” means, with respect to a Company Stockholder, the percentage equal to the quotient of (a) the total number of shares of Company Capital Stock held by such Person immediately prior to the Initial Effective Time (as described opposite such Person’s name in the Funds Flow Memorandum) divided by (b) the total number of Fully Diluted Non-Option Shares. “Purchase Price Adjustment Holdback” has the meaning set forth in Section 2.4. “R&W Insurance Policy” means the buyer-side representations and warranties insurance policy being obtained by Parent in connection with the Transactions. “Registrable Shares” has the meaning set forth in Section 5.17(a). “Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity. “Related Party” means (i) any current or former director or manager (or nominee), or officer of the Company or any of its Subsidiaries, (ii) any five percent (5%) or greater Company Stockholder on a fully-diluted basis and (iii) any first-degree relative, spouse, officer, director or Affiliate of any of the foregoing Persons. “Remedy Action” has the meaning set forth in Section 5.3(b). “Representations Survival Period” has the meaning set forth in Section 8.1(b)(ii). “Representative” of a Person means any Affiliate, stockholder, member, partner, officer, director, officer or employee of such Person or any investment banker, attorney, accountant, broker or other advisor, agent or representative of such Person. “Required Stockholder Approval” has the meaning set forth in Section 3.3(a). “Requisite Regulatory Approvals” has the meaning set forth in Section 6.1(b). “Resale Registration Statement” has the meaning set forth in Section 5.17(a).

“Reserve Holdback” has the meaning set forth in Section 2.4(c). “Reserve Holdback Amount” has the meaning set forth in Section 2.4(c). “Reserve Release Date” has the meaning set forth in Section 2.4(c). “Reserved Matter” has the meaning set forth in Section 2.4(c). “Retention Holdback” has the meaning set forth in Section 2.4(b). “Retention Holdback Amount” has the meaning set forth in Section 2.4(b). “Review Period” has the meaning set forth in Section 2.6(c)(i). “SEC” means the United States Securities and Exchange Commission. “Second Release Date” has the meaning set forth in Section 2.4(b). “Securities Act” means the Securities Act of 1933. “Seed Stock” has the meaning set forth in the Recitals. “Seller Group” has the meaning set forth in Section 10.13. “Seller Indemnified Taxes” means, without duplication (i) any Taxes of the Company or any of its Subsidiaries relating or attributable to any Pre-Closing Tax Period (including such Taxes that are not yet due and payable; and including any Taxes the payment of which has been deferred (including any payroll taxes with respect to any Pre-Closing Tax Period deferred under the CARES Act or any Taxes deferred under Section 965(h) of the Code) as of the Closing Date), determined with respect to any Straddle Period, in accordance with Section 5.14(b); (ii) any Taxes of any Person (other than the Company or any of its Subsidiaries) for which the Company or any of its Subsidiaries is liable as a result of (x) having been a member of an affiliated, consolidated, combined, unitary or similar group prior to the Closing and (y) being a transferee or successor, or as a result of a transaction or Contract entered into prior to the Closing (other than commercial Contracts not primarily related to Taxes (such as financing or employment Contracts with Tax gross-up obligations or leases with Tax escalation provisions)); and (iii) any Transfer Taxes for which the Company Securityholders are responsible pursuant to Section 5.14(d); provided that, notwithstanding anything to the contrary herein, Seller Indemnified Taxes shall (A) not include (1) Taxes reflected Net Working Capital or Indebtedness, (2) any Taxes attributable to actions of the DK Parties, their Affiliates, the Initial Surviving Company, or the Subsequent Surviving Company on the Closing Date after the occurrence of the Initial Effective Time that occur outside the Ordinary Course, other than as explicitly contemplated by this Agreement, (3) any Taxes resulting from any breach by Parent of Section 5.14(j), (4) any Transfer Taxes that Parent is responsible for pursuant to Section 5.14(d), (5) any Excluded Payroll Taxes, and (6) any Taxes resulting from an election under Section 338 of the Code (or any similar provision of state, local or non-U.S. Law) with respect to the transactions contemplated by this Agreement and (B) be calculated by including as deductions against taxable income in the Pre-Closing Tax Period, all Transaction Deductions to the extent (i) deductible at a “more likely than not” (or higher) level of comfort in such Pre-Closing Tax Period (ii) such Transaction Deductions were not taken into account as a reduction to the Unpaid Pre-Closing Income Tax Amount in the Final Closing Statement. “Selling Stockholder” has the meaning set forth in Section 5.17(a).

“Software” means any computer program, application, middleware, firmware, microcode and other software, including operating systems, software implementations of algorithms, models and methodologies, in each case, whether in source code, object code, binary code, or other form or format, including libraries, subroutines and other components thereof, and all documentation relating thereto. “Specified Options” means those certain Company Options listed on Section 3.2 of the Company Disclosure Letter. “Stock Plan” has the meaning set forth in Section 2.10(a). “Stockholder Representative” has the meaning set forth in the Preamble. “Stockholder Representative Expense Amount” means an amount in cash equal to $100,000. “Straddle Period” has the meaning set forth in Section 5.14(b). “Subsequent Effective Time” has the meaning set forth in Section 1.4. “Subsequent Merger” has the meaning set forth in the Recitals. “Subsequent Surviving Company” has the meaning set forth in the Recitals. “Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries. “Support Agreement” has the meaning set forth in the Recitals. “Takeover Statute” has the meaning set forth in Section 3.12. “Tax” or “Taxes” means taxes including all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value-added, occupancy, escheat, unclaimed property, and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions. “Tax Proceeding” means any inquiry, claim, audit, action, suit, Proceeding, examination, contest, litigation or investigation by any Tax authority in respect of Taxes. “Tax Return” means any returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) supplied or required to be supplied to a Tax authority relating to Taxes. “Third Party Claim” has the meaning set forth in Section 8.3(b). “Trade Secrets” has the meaning set forth in the definition of “Intellectual Property Rights.” “Transaction Deductions” means all items of loss or deduction for U.S. federal income and state and local Tax purposes resulting from or attributable to: (i) Company Transaction Expenses or any compensatory payments made in connection with the Mergers and the transactions contemplated by this

Agreement and (ii) any fees, expenses, premiums and penalties with respect to the prepayment of debt and the write-off or acceleration of the amortization of deferred financing; provided that, to the extent applicable, the parties to this Agreement agree to make the safe harbor election set forth in IRS Revenue Procedure 2011-29 to determine the amount of deductions attributable to the payment of any success- based fees within the scope of such revenue procedure. “Transactions” has the meaning set forth in the Recitals. “Transfer Taxes” means all U.S. federal, state and local sales, use, value added, transfer (including real property transfer), stamp, documentary, filing, recordation and other similar taxes and fees that may be imposed or assessed with respect to the transactions undertaken pursuant to this Agreement, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties. For the avoidance of doubt, Transfer Taxes shall not include any Taxes measured, in whole or in part, by reference to income or gain. “Underwater Option” has the meaning set forth in Section 2.10(a)(ii). “Undisclosed Information” has the meaning set forth in Section 3.29. “Unpaid Pre-Closing Income Tax Amount” means the amount, if any, of income Taxes of the Company and its Subsidiaries described in clause (i) of the definition of “Seller Indemnified Taxes” for the current Pre-Closing Tax Period that are not yet paid (including such Taxes that are accrued but not yet due and payable) as of immediately prior to the Closing and that are not paid by the Company concurrently with the Closing, determined (a) in the case of the pre-closing portion of any Straddle Period, in accordance with Section 5.14(b), (b) except as otherwise provided in this definition, in accordance with the past practices (including reporting positions, elections and accounting methods) of the Company and its Subsidiaries in preparing its Tax Returns, (c) by including as deductions against taxable income in the Pre-Closing Tax Period, all Transaction Deductions to the extent deductible at a “more likely than not” (or higher) level of comfort in such Pre-Closing Tax Period, (d) by taking into account, to the extent applicable, any estimated or other Tax payments for any Pre-Closing Tax Period as a reduction of the liability for Taxes for such period, (e) by excluding any liabilities, accruals or reserves for contingent Taxes or uncertain Tax positions and (f) by excluding any Taxes attributable to any election under Section 338 of the Code made in connection with the Mergers or attributable to actions of the DK Parties, their Affiliates, the Initial Surviving Company, or the Subsequent Surviving Company on the Closing Date after the occurrence of the Initial Effective Time that occur outside the Ordinary Course, other than as explicitly contemplated by this Agreement. “Unvested Company Option” means any Company Option that is outstanding and unexercised immediately prior to the Initial Effective Time that is not a Vested Company Option. “UPE” has the meaning set forth in Section 5.2(a). “Vested Company Option” means any vested and exercisable Company Option that is outstanding and unexercised immediately prior to the Initial Effective Time. For purposes of clarification, for any outstanding award of Company Options that is partially vested immediately prior to the Initial Effective Time, only the vested portion of such award shall be considered a Vested Company Option, and the unvested portion of such award shall be considered an Unvested Company Option. “Willful Breach” means an intentional and willful material breach, or an intentional and willful material failure to perform, in each case that is the consequence of an act or omission by a Party with the actual knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement. “Written Consent” has the meaning set forth in the Recitals.